SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): December 31, 2000



                            APPLIED FILMS CORPORATION
             (Exact name of Registrant as specified in its charter)


          Colorado                     000-23103                 84-1311581
 (State or other Jurisdiction     (Commission File No.)         (IRS Employer
      of Incorporation)                                      Identification No.)


     9586 I-25 Frontage Road, Longmont, CO                        80504
    (Address of Principal Executive Offices)                    (Zip Code)

                                 (303) 774-3200
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Item 2.   Acquisition or Disposition of Assets.

     Effective December 31, 2000, Applied Films Corporation ("Applied Films"), through its indirect wholly owned subsidiary AFCO GmbH & Co. KG, acquired Leybold Coating GmbH & Co. KG. ("Leybold KG"). Leybold KG was immediately prior to the closing an indirect subsidiary of Unaxis Holding AG of Zurich, Switzerland. Following the closing, Applied Films intends to liquidate Leybold KG into AFCO GmbH & Co. KG.

     Immediately prior to the closing of Applied Films' acquisition of Leybold KG, Unaxis contributed to Leybold KG its Large Area Coating ("LAC") Division. The LAC Division includes the former Display Coatings Division of Balzers Process Systems GmbH and the Web Coating, Architectural and Container Barrier Coatings groups of Leybold GmbH. Leybold KG is headquartered in Alzenau, Germany, and manufactures thin film deposition equipment for four markets: flat panel display, PET bottles, web coaters and architectural glass coaters. Applied Films intends to continue to use the assets and business acquired for the same purposes as such assets were used by Leybold KG.

     The acquisition was effected pursuant to a Share Purchase and Exchange Agreement dated as of October 18, 2000, as amended by an Amendment Agreement dated December 29, 2000, by and among Applied Films Corporation, AFCO GmbH & Co. KG, Balzers Process Systems GmbH and Unaxis Holding AG.

     Pursuant to the Share Purchase and Exchange Agreement, as amended, the purchase price to Unaxis was US$60 million in cash and 673,353 shares of Applied Films' common stock, subject to certain post-closing adjustments based upon a final closing balance sheet for Leybold KG. At the December 31, 2000 closing, Applied Films paid Unaxis US$50 million in cash and delivered the 673,353 shares of Applied Films' common stock. In addition, Applied Films paid US$4 million into an escrow account pending resolution of the final closing balance sheet for Leybold KG, with an obligation to make subsequent payments into the escrow account pending the determination of the post-closing adjustments.

     The sources of funds used to complete the acquisition included cash and cash equivalents of Applied Films for the cash portion of the purchase price and newly issued shares of Applied Films common stock for the stock portion of the purchase price.

     Pursuant to the Share Purchase and Exchange Agreement, as amended, Applied Films has agreed to appoint a designee of Unaxis to Applied Films' board of directors. In addition, Applied Films and Balzers Process Systems GmbH, a subsidiary of Unaxis, have entered into a Registration Rights Agreement with respect to the shares of the common stock of Applied Films received by Balzers Process Systems GmbH as part of the purchase price.

     The terms of the acquisition and the purchase price were arrived at as a result of arm's length negotiations between the management of Applied Films and the management of Unaxis. Prior to the

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
consummation of the acquisition, there were no material relationships between Applied Films and Unaxis or any of their respective affiliates, directors, officers or associates of any such directors or officers.


Item 7.  Financial Statements and Exhibits.

     (a) Financial Statements of Business Acquired. The required financial statements for the business acquired will be filed as an amendment to this Form 8-K Report, as soon as practicable and not later than March 15, 2001.

     (b) Pro Forma Financial Information. At the time of this report, it is not practicable to provide the required pro forma financial information for the transaction that is the subject of this Report. Such information will be filed as an amendment to this Form 8-K Report, as soon as practicable and not later than March 15, 2001.

     (c) Exhibits.

         2.1 Share Purchase and Exchange Agreement dated as of October 18, 2000, by and among Applied Films Corporation, AFCO GmbH & Co. KG, Balzers Process Systems GmbH and Unaxis Holding AG.

         2.2 Amendment Agreement dated December 29, 2000, by and among Applied Films Corporation, AFCO GmbH & Co. KG, Balzers Process Systems GmbH and Unaxis Holding AG.

         2.3 Contribution Agreement dated December 29, 2000, by and between Balzers Process Systems GmbH and Leybold Coating GmbH & Co. KG.

         2.4 Bravo Intellectual Property License Agreement dated December 29, 2000, by and between Balzers Process Systems GmbH and Leybold Coating GmbH & Co. KG.

         2.5 Newco Intellectual Property License Agreement dated December 29, 2000, by and between Balzers Process Systems GmbH and Leybold Coating GmbH & Co. KG.

         2.6 Registration Rights Agreement dated December 31, 2000, by and between Applied Films Corporation and Balzers Process Systems GmbH.

         99.1 Press Release dated January 2, 2001, announcing the closing of Applied Film Corporation's acquisition of the Large Area Coating Division of Unaxis Holding AG.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            APPLIED FILMS CORPORATION


                                            By  /s/ Lawrence D. Firestone
                                                    Lawrence D. Firestone
                                                    Chief Financial Officer


Date: January 5, 2001




::ODMA\PCDOCS\GRR\500007\2

                                  EXHIBIT INDEX


     (c) Exhibits.

         2.1 Share Purchase and Exchange Agreement dated as of October 18, 2000, by and among Applied Films Corporation, AFCO GmbH & Co. KG, Balzers Process Systems GmbH and Unaxis Holding AG.

         2.2 Amendment Agreement dated December 29, 2000, by and among Applied Films Corporation, AFCO GmbH & Co. KG, Balzers Process Systems GmbH and Unaxis Holding AG.

         2.3 Contribution Agreement dated December 29, 2000, by and between Balzers Process Systems GmbH and Leybold Coating GmbH & Co. KG.

         2.4 Bravo Intellectual Property License Agreement dated December 29, 2000, by and between Balzers Process Systems GmbH and Leybold Coating GmbH & Co. KG.

         2.5 Newco Intellectual Property License Agreement dated December 29, 2000, by and between Balzers Process Systems GmbH and Leybold Coating GmbH & Co. KG.

         2.6 Registration Rights Agreement dated December 31, 2000, by and between Applied Films Corporation and Balzers Process Systems GmbH.

        99.1 Press Release dated January 2, 2001, announcing the closing of Applied Film Corporation's acquisition of the Large Area Coating Division of Unaxis Holding AG.

                                                                      EXHIBT 2.1


                                  NOTARIAL DEED



                      SHARE PURCHASE AND EXCHANGE AGREEMENT



Negotiated at Basel/Switzerland this 18th (eighteenth) day of October 2000 (two thousand).

Before me, the undersigned Notary Public



                                  STEPHAN CUENI

at Basel/Switzerland appeared today:


1. Mr. Thomas T. Edman, born May 20, 1962, US-citizen, with private domicile at 4376 Park Ct., Boulder, CO 80301, USA identified by his US-passport,

2. Mr. Lawrence D. Firestone, born March 24, 1958, US-citizen, with private domicile at 325 Roxbury Circle, CO Springs, Colorado 80906, USA, identified by his US-passport,

     Messrs. Edman and Firestone according to their declarations not acting in their own names but

     a) jointly as President and CEO (Mr. Edman) and CFO (Mr. Firestone) respectively in the name and on behalf of

          Applied  Films   Corporation,   a  Colorado   Corporation  having  its
          registered office at 9586 I-25 Frontage Rd., Longmont, CO 80504, USA,

                                            - hereinafter referred to as "AFC" -

     b) Mr. Firestone as appointed but not yet registered managing director (Geschaftsfuhrer) with sole representation power in the name and on behalf of

          Isartor Holding  Einundzwanzigste GmbH (to be renamed AFCO Verwaltungs
          GmbH), with registered head office at D-80331 Munchen, c/o Wessing, Isartorplatz 8, registered with the Commercial Register at the Local Court of Munich under HRB 133554, acting not for itself, but as representative of

          AFCO GmbH & Co. KG, a newly formed and not yet registered limited partnership under German law, with business address at D-80331 Munchen, Isartorplatz 8, to be registered in the Commercial Register at the Local Court of Munich in Section A,

                               - hereinafter referred to as "Alpha Subsidiary" -

3.   Mr. Volker Grafe, born July 5, 1950, German citizen,  with private domicile
     at  D-52525  Heinsberg,   Rembrandtstrasse  6,  identified  by  his  German
     passport,

     according to his declarations not acting in his own name but in the name and on behalf of

     Balzers Process Systems GmbH, a German limited liability company having its registered seat at D-63450 Hanau, Wilhelm-Rohn-Strasse 25, registered with the Commercial Register at the Local Court of Hanau under HRB 5392, presenting the attached certified copy of a registration application,

                                            - hereinafter referred to as "BPS" -

4. Dr. Thomas Emch, born June 11, 1950, Swiss citizen, with private domicile at CH-8914 Aeugst a.A., Im Uerenberg 10, identified by his Swiss passport,

     according to his declarations not acting in his own name but in the name and on behalf of

     Unaxis Holding AG, a Swiss stock corporation having its registered office at CH-8047 Zurich, Hofwiesenstrasse 135, registered with the Commercial Register of Zurich, Switzerland, under No. CH-020.3.919.027-3, presenting the attached written power of attorney and presenting a certified extract from the Commercial Register, a copy of which is attached hereto,

                                         - hereinafter referred to as "Unaxis" -

The persons appeared requested that this Deed including its Annexes and Exhibits be recorded in English. The acting notary public who is in sufficient command of the English language and ascertained that the persons appeared are also in command of the English language. After having been instructed by the notary public, the persons appeared waived the right to obtain the assistance of a certified interpreter; or a certified translation.

The acting notary explained to the persons appeared the contents of ss. 3 para. 1 (7) of the German Notarization Act (Beurkundungsgesetz). The persons appeared confirmed to the notary that he has not been involved in the transaction within the meaning of ss. 3 para. 1 (7) of the German Notarization Act.

The persons appeared, acting as indicated, asked for the Notarization of the following:


                      SHARE PURCHASE AND EXCHANGE AGREEMENT



                                    PREAMBLE

A. The Unaxis group is a diversified industrial group having its headquarters in Zurich, Switzerland. The ultimate parent company of the group is Unaxis whose shares are listed at the Zurich Stock Exchange (SWX). One of the group's business divisions is the large area coating business consisting of the following segments: Display Coatings, Web Coating for capacitors and decorative and packaging applications, Architectural and Automotive Inline Glass Coating and Diffusion Barrier for beverage bottle coating as well as Customer Service (the "LAD Business"). The LAD Business is described in more detail in Annex A 1. The LAD Business is presently operated by certain Unaxis subsidiaries listed in Annex A 2 which also conduct other business activities.

B. The Unaxis group is in the process of a major reorganization of all of its activities in order to focus on certain defined core businesses. In this process, Unaxis intends to sell the LAD Business. Prior to such sale, the LAD Business will be reorganized in order to establish a group of entities exclusively owning and operating the LAD Business. For this purpose, all assets and certain liabilities of the LAD Business except for the activities in Shanghai, China, and in Singapore, if any, will be transferred to new entities (the "New LAD Entities") as described in more detail in the memorandum attached as Annex B (the "Reorganization Memorandum"). The portion of the LAD Business operated in Germany will be transferred to a newly established German KG ("NewCo KG"). BPS will be the sole limited partner of NewCo KG and NewCo GmbH, a wholly-owned subsidiary of BPS, will be the general partner of NewCo KG.

C. AFC is a corporation incorporated under the laws of the State of Colorado. AFC operates a business in the area of the production of thin film coating equipment and the production of thin film coated glass (the "AFC Business"). AFC is the sole limited partner of Alpha Subsidiary and Alpha Subsidiary GmbH, a wholly-owned German subsidiary of AFC, is the general partner of Alpha Subsidiary.

D. AFC and BPS have agreed on a transaction in which Alpha Subsidiary will acquire all shares and limited partnership interests in the New LAD Entities and AFC or another designated subsidiary of AFC will take over the assets and liabilities (including employments) of the LAD activities in Shanghai, China, and in Singapore, if any. BPS will as consideration receive a cash payment and AFC shares representing approximately 10% of AFC's common voting stock.


NOW, THEREFORE, the Parties agree as follows:

                                   Article 1
                  Corporate Reorganization of the LAD Business

1.1 Subject to the following provisions, BPS shall ensure that the LAD Business will be reorganized as set forth in the Reorganization Memorandum (the "LAD Reorganization") on or prior to December 31, 2000. The LAD Reorganization will be carried out with economic effect as of December 31, 2000 or any other date prior to December 31, 2000 approved by AFC and BPS. A preliminary contribution balance sheet of the portion of the LAD Business operated in Germany as of June 30, 2000 is attached hereto as Annex 1.1.1, a draft contribution agreement (Einbringungsvertrag) is attached as Annex 1.1.2 and preliminary lists of assets, intellectual property rights and contracts and agreements to be transferred to NewCo KG are attached hereto as Annex 1.1.3. A preliminary list of the employments which will be transferred to the New LAD Entities is attached as Annex 1.1.4. The preliminary contribution balance sheet and the draft contribution agreement (including exhibits) (collectively the "Reorganization Documentation") as well as Schedules 1(b), 1(d), 3(c)1, 3(c)2, 3(c)3 and 15 (Part I) of the BPS Disclosure Memorandum referred to in Article 5 hereof (the "Preliminary Schedules") will be further developed, completed and updated by BPS in consultation with AFC after the signing of this Agreement in order to properly reflect the scope of the LAD Business as operated as of the date of the effectiveness of the LAD Reorganization, provided that prior to the consummation of the LAD Reorganization the finalized Reorganization Documentation and any changes of the Preliminary Schedules shall be submitted by BPS to AFC for approval, such approval not to be unreasonably (nicht ohne wichtigen Grund) withheld. The preliminary list of employments to be transferred to the New LAD Entities will be updated as agreed between BPS and AFC from time to time.

1.2 As of the Closing Date as defined in Sec. 2.4 hereof, the New LAD Entities shall only have the following liabilities, obligations and other legal commitments of any kind and based on whatever legal reason, whether absolute or contingent, mature or immature, liquidated or unliquidated, known or unknown, disclosed or undisclosed (collectively the "Liabilities")

          (a) all Liabilities to be transferred to, or to be assumed by, the New LAD Entities in the LAD Reorganization, including, but not limited to, Liabilities arising from any contracts or agreements to be transferred to, or to be assumed by, the New LAD Entities, or incurred after the LAD Reorganization by any of the New LAD En-tities (i) as expressly provided for in this Agreement, (ii) with AFC's prior consent or (iii) in the ordinary course of business on or before the Closing Date which have not been discharged; and

          (b) any Liabilities other than the Liabilities referred to in sub-para. (a) above if they are reflected as liabilities or are of the type and within the amount of any of the provisions established in the Final Closing Balance Sheets as defined in Sec. 3.5 hereof.

               (the above Liabilities hereinafter "Assumed Liabilities")

          On or after the Closing Date, the New LAD Entities shall not have any Liabilities arising out of the operation of the LAD Business prior to the Closing Date or arising out of the LAD Reorganization other than the Assumed Liabilities.

1.3 BPS hereby agrees to indemnify from and after the Closing Date AFC, Alpha Subsidiary and the New LAD Entities against any and all Liabilities, including reasonable attorney's fees and disbursements of AFC, Alpha Subsidiary or any of the New LAD Entities, as the case may be, incurred in connection with any such Liability including, but not limited to, Liabilities relating to tax or environmental matters, arising out of the operation of the LAD Business prior to the Closing Date or arising out of the LAD Reorganization, other than the Assumed Liabilities.

          Notwithstanding the foregoing provisions, BPS shall not be obligated to indemnify AFC, Alpha Subsidiary or any of the New LAD Entities, as the case may be, to the extent that:

          (a) the aggregate claims for indemnity under the foregoing provisions are equal to or less than US $ 100,000 (in words: one hundred thousand), provided that if the above threshold is exceeded the entire amount of the claim shall be indemnified (Freigrenze), or

          (b) AFC fails to give notice pursuant to the provisions of Sec. 1.5 hereof of (i) claims for indemnity under the foregoing provisions regarding tax matters within six (6) months after the relevant administrative or court decision has become final, (ii) claims for indemnity under the foregoing provisions regarding environmental matters within six (6) months after the relevant administrative or court decision has become final, however on or before December 31, 2005 at the latest, or (iii) any other claims for indemnity under the foregoing provisions on or before September 30, 2002, or

          (c) AFC, Alpha Subsidiary or the respective New LAD Entity receives payment from an insurer or any other third party for any of such claims, losses, damages, costs, expenses, attorney fees or disbursements suffered by AFC, Alpha Subsidiary or any of the New LAD Entities that are otherwise subject to indemnification under the foregoing provisions, or

          (d) the Liabilities to be indemnified hereunder have resulted in a reduction of the Purchase Price pursuant to Article 3, or

          (e) the increase of a tax liability of any of the New LAD Entities to be indemnified hereunder would result in a decrease of the taxable income of the respective New LAD Entity in future fiscal years, provided that such decrease shall be discounted as per the Closing Date at a rate of 5.5% p.a.

1.4 AFC hereby agrees to indemnify from and after the Closing Date BPS and all affiliates of BPS as defined in ss.ss. 15 et seq. of the German Stock Corporation Law (Aktiengesetz) against any and all Assumed Liabilities or any Liabilities arising out of the operation of the LAD Business after the Closing Date other than Liabilities the existence of which constitutes a breach of any of the BPS Representations as defined in Article 5 hereof to be compensated pursuant to Article 6 hereof, including reasonable attorney's fees and disbursements incurred in connection with such Liabilities.

          Notwithstanding the foregoing provisions, AFC shall not be obligated to indemnify BPS or any of the affiliates of BPS, as the case may be, to the extent that:

          (a) the aggregate claims for indemnity under the foregoing provisions are equal to or less than US $ 100,000 (in words: one hundred thousand), provided that if the above threshold is exceeded the entire amount of the claim shall be indemnified (Freigrenze), or

          (b) BPS fails to give notice pursuant to the provisions of Sec. 1.5 hereof of claims for an indemnity against any of the Assumed Liabilities under the foregoing provisions on or before September 30, 2002, it being understood that for claims for an indemnity against any of the Liabilities arising out of the operation of the LAD Business after the Closing Date no time limitation shall apply, or

          (c) BPS or the respective BPS affiliate receives payment from an insurer or any other third party for any of such claims, losses, damages, costs, expenses, attorney fees or disbursements suffered by BPS or the respective BPS affiliate that are otherwise subject to indemnification under the foregoing provisions.

1.5 A party against which a claim for indemnification is made pursuant to Sec. 1.3 or 1.4 (an "Indemnifying Party") shall not be liable under such provisions unless the following procedural rules have been complied with:

1.5.1     Third-Party Claims

          (a) Promptly and without undue delay after receipt by an entity entitled to be indemnified under Sec. 1.3 or 1.4 (an "Indemnified Party") of notice of the assertion of any claim or demand with respect to any of the Liabilities referred to in Sec. 1.3 or 1.4, such Indemnified Party will give written notice to the
               Indemnifying Party of such assertion of a claim or demand and reject the fulfillment unless otherwise agreed between the Indemnifying and the Indemnified Party.

          (b) Promptly and without undue delay after receipt by an Indemnified Party of notice of the commencement of any legal proceedings relating to any of the Liabilities referred to in Sec. 1.3 or 1.4 against it, such Indemnified Party will give written notice to the Indemnifying Party of the commencement of such proceeding.

          (c) If any legal proceedings are brought against an Indemnified Party, the Indemnifying Party will, unless the claim involves taxes (para. 1.5.2 below), be entitled to participate in such proceeding and, to the extent that it wishes (unless (i) the Indemnifying Party is also a party to such proceeding and the
               Indemnified Party determines in good faith that joint representation would be inappropriate or (ii) the Indemnifying Party fails to provide reasonable assurances to the Indemnified Party of its financial capacity to defend such proceeding and provide indemnification with respect to such proceeding), to assume the defense of such proceeding on behalf of the Indemnified Party with counsel satisfactory to the In-
               demnified Party. If the Indemnifying Party assumes the defense of a proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that proceeding are within the scope of and subject to indemnification by the Indemnifying Party; and (ii) no compromise or settlement of such claims may be effected by the Indemnifying Party without the Indemnified Party's consent (such consent not to be unreasonably withheld) unless the sole relief provided is monetary damages that are paid in full by the Indemnifying Party concurrently with the compromise or settlement. If notice is given to an Indemnifying Party of the commencement of any proceeding and the Indemnifying Party does not within ten (10) days give notice to the Indemnified Party of its election to assume the defense of such proceeding, the Indemnifying Party will be bound by any determination made in such proceeding or any compromise or settlement effected by the Indemnified Party with its consent (such consent not to be unreasonably withheld), provided that the Indemnified Party shall pursue such proceeding with the care and diligence of a prudent businessman (Sorgfalt eines ordentlichen Kaufmanns) with counsel reasonably satisfactory to the Indemnifying Party.

1.5.2     Tax Matters

          If, in connection with the audit of any return of any of the New LAD Entities or any predecessors with respect to the LAD Business or any tax assessments for a period on or before Closing Date, a proposed adjustment is asserted in writing with respect to any taxes asserted against any of the New LAD Entities for which BPS is required to indemnify the respective New LAD Entity pursuant to Sec. 1.3 hereof, AFC shall notify BPS in writing of such proposed adjustment within 5
          (five) business days after receipt thereof. Upon notice to BPS within 5 (five) business days after receipt of a notice of such proposed adjustment from AFC, BPS may assume (at its own cost and expense) on behalf of the respective New LAD Entity control of the contestation of such proposed adjustment. Otherwise, the respective New LAD Entity shall pursue the contestation of such proposed adjustment with the care and diligence of a prudent businessman.

1.5.3 The parties will make available to each other and each other's personnel, agents, accountants and other professional advisors all of the relevant documents, books and records and provide all necessary information relating to any matters for which an indemnity is claimed under Sec. 1.3, 1.4 or

          1.5 and each party will render to the other assistance as may be reasonably required in order to insure the proper and adequate defense in such matters.

1.6 After the Closing, NewCo KG will implement the transfer of the LAD facilities currently located in Hanau to the new site in Alzenau as described in detail in Annex 1.6 (the "Restructuring Program") in its own name and for its own account.

          BPS shall reimburse NewCo KG for the costs and expenses incurred in the implementation of the Restructuring Program in accordance with the following provisions provided that Alpha Subsidiary shall cause NewCo KG to comply with the following requirements:

1.6.1 Any contracts to perform any of the work to be conducted by third-party contractors as specified in Part II of Annex 1.6 ("Restructuring Contracts") which NewCo KG intends to conclude with any third party contractors regarding the implementation of the Restructuring Program must be submitted by NewCo KG to BPS at least four (4) weeks prior to their execution for review and approval, such approval not to be unreasonably withheld. If BPS does not respond to NewCo KG within four (4) weeks after it has received the full documentation of the Restructuring Contracts, BPS shall be deemed to give such approval, provided that NewCo KG shall immediately provide to BPS any additional information regarding the Restructuring Contracts as reasonably requested by BPS from time to time.

          NewCo KG shall submit to BPS monthly accounts showing all payments to be made by NewCo KG in the respective period under the Restructuring Contracts executed in accordance with the foregoing provisions including invoices issued by the respective contractors, acceptance protocols (Abnahmeprotokolle), if any, and other auditable evidence for review and approval, such approval not to be unreasonably withheld. If BPS does not respond to NewCo within two (2) weeks after it has received the full documentation, BPS shall be deemed to give such approval, provided that NewCo KG shall immediately provide to BPS any additional information regarding such payments as reasonably requested by BPS from time to time. Any payments shall only be made by NewCo KG upon review and approval by BPS, such approval not to be unreasonably withheld (the "Approved Restructuring Payments"). NewCo KG shall submit to BPS appropriate proof of payment for any Approved Restructuring Payments which have been made.

1.6.2 NewCo KG shall submit to BPS at least two (2) weeks prior to the commencement of the implementation of the restructuring measures to be carried out by NewCo KG employees as specified in Part II of Annex 1.6 ("Restructuring Measures") a schedule for the implementation of such Restructuring Measures setting out the nature of such Restructuring Measures, the employees assigned to the implementation of the Restructuring Measures, their hourly salary rates and pro-rata fringe benefits according to their employment contracts, the number of hours projected for such assignments and the dates for which the Restructuring Measures are scheduled ("Measure Schedule") for review and approval, such approval not to be unreasonably withheld. If BPS does not respond to NewCo KG within two (2) weeks after it has received the Measure Schedule, BPS shall be deemed to give such approval, provided that NewCo KG shall immediately provide to BPS any additional information as reasonably requested by BPS from time to time.

          NewCo KG shall ensure that the Restructuring Measures are implemented in accordance with the Measure Schedule and submit to BPS monthly accounts showing the status of the implementation of the Restructuring Measures, the amount of hours actually spent by the assigned employees in such period and the amount of the accrued internal employee cost (hourly salary rates and pro-rata fringe benefits) for review and approval, such approval not to be unreasonably withheld (the labor cost shown in the monthly accounts as approved by BPS is referred to as "Approved Labor Cost"). If the amount of hours and/or the internal labor cost projected in the Measures Schedule are exceeded by more than ten percent (10 %), NewCo KG shall give detailed explanations on the reasons to allow BPS to make a proper evaluation of the situation and take the appropriate measures to comply with the Measure Schedule.

1.6.3 In the implementation of the Restructuring Program, NewCo KG shall act with the care and diligence of a prudent businessman (Sorgfalt eines ordentlichen Kaufmanns).

          NewCo KG shall instruct NewCo KG's auditors to audit and confirm to BPS all details given by NewCo KG to BPS regarding the implementation of the Restructuring Program, the Restructuring Contracts, the Approved Restructuring Payments, the Restructuring Measures and the Approved Labor Cost.

          BPS is entitled to review the status of the implementation of the Restructuring Program at any time and participate in the acceptance (Abnahme) of all measures from the respective contractors. For the purpose of such review, NewCo KG shall give BPS and its personnel, agents, accountants and other professional advisors access to all relevant business sites, allow the inspection of all relevant documents, books and records and provide all relevant information.

1.6.4 Upon completion of the Restructuring Program in accordance with the provisions of this Sec. 1.6, BPS shall reimburse to NewCo KG any Approved Restructuring Payments and Approved Labor Costs incurred in the implementation of the Restructuring Program to the extent that they exceed the reserve for the implementation of the Restructuring Program established in the Final Closing Balance Sheets against submission of appropriate proof of payment.



                                   Article 2
               Purchase and Sale of the Shares, the Foreign Shares
                     and the Foreign Assets and Liabilities

2.1 BPS sells to Alpha Subsidiary with effect as of the Closing, which accepts such sale

          (a) the limited partnership interest in the amount of EURO 100,000 (in words: one hundred thousand) in NewCo KG (the "KG Interest"), and

          (b) the share in the nominal amount of EURO 25,000 (in words: twenty-five thousand) in NewCo GmbH (the "GmbH Share") (the KG Interest and the GmbH Share hereinafter collectively referred to as the "Shares").

2.2 Subject to the conditions precedent set forth in Article 8 and subject to the further condition that the cash payments pursuant to Sec. 3.2 para. 3.2.1 and 3.2.3, the delivery of shares of AFC voting common stock pursuant to Sec. 3.2 para. 3.2.2 and the repayment of the IKB Loan, if required pursuant to Sec. 4.2, are made in accordance with such provisions, BPS hereby assigns the KG Interest (subject to registration in the Commercial Register) and the GmbH Share as of the Closing Date to Alpha Subsidiary which accepts such assignment (such assignment hereinafter the "Closing").

2.3 Alpha Subsidiary hereby agrees to indemnify from and after the Closing BPS against any liability as limited partner of NewCo KG (Kommanditistenhaftung)
          resulting from any repayments of limited partnership capital (Einlagenruckgewahr) after the Closing.

2.4 The last day of the month during which all of the conditions precedent set forth in Article 8 have been satisfied or waived in accordance with Article 8 shall be the "Closing Date" as referred to herein, or such other date as the parties may mutually agree.

2.5 Unaxis and AFC agree that the shares in the New LAD Entities other than NewCo KG and NewCo GmbH (the "Foreign Shares") as well as the assets and liabilities (including employments) of the LAD Business located in Shanghai, China, and in Singapore, if any, (the "Foreign Assets and Liabilities") shall be sold to AFC or its designated subsidiary and, subject to the conditions referred to in Sec. 2.2 above, transferred to AFC or its designated subsidiary on the Closing Date. Such sales and transfers shall be made on the basis of separate agreements and/or transfer documents to be executed in due form as required in the respective jurisdictions by the respective subsidiaries of Unaxis holding the Foreign Shares and the Foreign Assets and Liabilities on the one hand and AFC or its designated subsidiary on the other hand without undue delay after the signing of this Agreement, it being understood that any sellers' representations and warranties, indemnities or covenants relating to the Foreign Shares and the Foreign Assets and Liabilities shall be exclusively stipulated in this Agreement.


                                   Article 3
                                  Consideration

3.1 Subject to the adjustments set forth in Sec. 3.4 below, the aggregate consideration owed by Alpha Subsidiary for the acquisition of the Shares and by AFC or its designated subsidiary for the Foreign Shares and the Foreign Assets and Liabilities shall be equal to (a) US $ 60,000,000 (in words: sixty million) (the "Cash Component") and (b) 673,353 (in words: six hundred seventy-three thousand three hundred fifty-three) no par value shares of AFC voting common stock (the "Stock Component"). The Cash Component and the Stock Component, subject to adjustment pursuant to this Agreement, are collectively referred to herein as the purchase price (the "Purchase Price").

3.2 The Purchase Price shall be paid by AFC (also on behalf of Alpha Subsidiary for the Shares and its designated subsidiary, if any, for the Foreign Shares and the Foreign Assets and Liabilities) as follows:

3.2.1 A cash payment of US $ 50,000,000 (in words: fifty million) shall be paid by Alpha Subsidiary on the Closing Date by wire transfer of immediately available funds at AFC's expense to such account(s) as BPS may specify in writing to AFC at least three business days prior to the Closing Date.

3.2.2 673,353 shares of AFC voting common stock shall be delivered by Alpha Subsidiary on the Closing Date to BPS.

3.2.3 A cash payment in EURO in the amount of US $ 10,000,000 (in words: ten million), converted into EURO at the average exchange rate as officially quoted by the Frankfurt Foreign Currency Exchange (amtlicher Mittelkurs) on the last business day immediately preceding the Closing Date, (the "Adjustment Escrow Cash Amount") will be paid by Alpha Subsidiary on the Closing Date to a joint bank account of BPS and Alpha Subsidiary to be opened with Deutsche Bank, Frankfurt, prior to the Closing Date.

3.3 The Adjustment Escrow Cash Amount plus interest thereon as accrued shall be released by Deutsche Bank only in accordance with joint written instructions of BPS and AFC upon final resolution of the post-closing adjustments pursuant to Sec. 3.5.

3.4 The Purchase Price owed by Alpha Subsidiary and AFC or its designated subsidiary pursuant to Sec. 3.1 shall be subject to a post-closing adjustment determined in accordance with the following provisions and BPS and AFC shall give joint written instructions to Deutsche Bank to disburse the Adjustment Escrow Amount plus interest thereon as accrued as follows:

3.4.1 If the aggregate sum of net equity (bilanzielles Reinvermogen) of the New LAD Entities and of the operations of the LAD Business in Shanghai, China and in Singapore, if any, as of the Closing Date as defined for each of the New LAD Entities in Annex 3.4.1 and determined on a non-consolidated basis on the basis of the Final Closing Balance Sheets in accordance with the provisions of Sec. 3.5 ("LAD Net Equity") is equal to, or in excess of, zero, then Deutsche Bank shall disburse the entire Adjustment Escrow Cash Amount plus interest thereon as accrued to BPS within five (5) business days after determination of the Final Closing Balance Sheets pursuant to Sec.
          3.5. In addition, Alpha Subsidiary shall pay by wire transfer of immediately available funds at AFC's expense within such five (5) business-day period to BPS's account referred to in para. 3.2.1 the EURO amount by which the LAD Net Equity exceeds zero plus interest thereon as from the Closing Date in the amount of 6.0% p.a.

3.4.2 If the LAD Net Equity is lower than zero, then the Purchase Price shall be reduced by the "Adjustment Amount" where the "Adjustment Amount" is a positive number equal to the amount in EURO by which the LAD Net Equity is lower than zero. The Adjustment Amount, if any, shall be paid to Alpha Subsidiary within five (5) business days after determination of the Final Closing Balance Sheet pursuant to Sec. 3.5 as follows:

          (a) If the Adjustment Amount reduced by the Assignment Consideration as defined in Sec. 4.1, if any, is equal to or less than the Adjustment Escrow Cash Amount, then Deutsche Bank shall pay to Alpha Subsidiary that portion of the Adjustment Escrow Cash Amount equal to the Adjustment Amount reduced by the Assignment Consideration as defined in Sec. 4.1, if any, plus interest thereon as accrued and disburse the remaining portion of the Adjustment Escrow Cash Amount, if any, plus interest thereon as accrued to BPS.

          (b) If the Adjustment Amount reduced by the Assignment Consideration as defined in Sec. 4.1, if any, exceeds the Adjustment Escrow Cash Amount, then Deutsche Bank shall pay to AFC the entire Adjustment Escrow Cash Amount plus interest thereon as accrued and, in addition, BPS shall pay to Alpha Subsidiary by wire transfer within five (5) business days after demand by Alpha Subsidiary the EURO amount by which the Adjustment Amount reduced by the Assignment Consideration as defined in Sec. 4.1, if any, exceeds the Adjustment Escrow Cash Amount plus interest thereon as from the Closing Date at a rate of 6.0 % p.a.

3.4.3 Any payments made by Alpha Subsidiary or Deutsche Bank to BPS in accordance with the provisions of Sec. 3.2 and 3.4 (including any set-off of the Assignment Consideration, if any, pursuant to para.
          3.4.2 (a) or (b)) are made with full release effect (schuldbefreiende Wirkung) for Alpha Subsidiary and AFC or its designated subsidiary vis-a-vis Unaxis, BPS and the Unaxis subsidiaries selling the Foreign Shares and the Foreign Assets and Liabilities and BPS will receive the payments also on behalf of Unaxis and/or such Unaxis subsidiaries and be responsible for the disbursement of the received amounts as internally agreed. Any payments made by BPS or Deutsche Bank to Alpha Subsidiary in accordance with the provisions of Sec. 3.2 and 3.4 are made with full release effect for BPS vis-a-vis Alpha Subsidiary and AFC or its designated subsidiary and Alpha Subsidiary will receive the payments also on behalf of AFC and its designated subsidiary, if any, and be responsible for the disbursement of the received amounts as internally agreed.

3.5 The Final Closing Balance Sheets, the LAD Net Equity and the Adjustment Amount, if any, will be determined as follows:

          (a) Within sixty (60) days after the Closing Date, AFC shall ensure the preparation of (i) balance sheets of each of the New LAD Entities and of the operations of the LAD Business in Shanghai, China and Singapore, if any, (pro-forma), as of the Closing Date (the "Proposed Closing Balance Sheets"), denominated in Deutsche Mark and prepared in accordance with IAS accounting principles and the principles of the Unaxis Reporting Manual as applicable as of the date hereof and the principles set forth in Annex 3.5 (a), and (ii) a report (the "AFC Report") calculating the LAD Net Equity and the Adjustment Amount, if any, and provide a copy of the Proposed Closing Balance Sheets and the AFC Report to BPS. At all times during the preparation of the Proposed Closing Balance Sheets and the AFC Report, AFC and its personnel, agents, accountants and other professional advisors involved in the preparation thereof shall, and AFC shall cause NewCo KG and its personnel, agents, accountants and other professional advisors involved to cooperate with and permit BPS and its personnel, agents, auditors, accountants and other professional advisors and allow them to observe such preparation.

          (b) BPS shall have thirty (30) days after receipt of the Proposed Closing Balance Sheets and the AFC Report to review such documents and determine whether it agrees with AFC's Proposed Closing Balance Sheets and determination of the Adjustment Amount. During such period of time and in order to further enable BPS to conduct such review, AFC shall make available to BPS and its personnel, agents, accountants and other professional advisors (i) the books and records (including relevant workpapers) used in the preparation of the Proposed Closing Balance Sheets and (ii) AFC's personnel, agents, auditors or accountants responsible for the preparation of the Proposed Closing Balance Sheets and the AFC Report. In the event that BPS disagrees with the Proposed Closing Balance Sheet or the AFC Report as to the determination of the

                    Adjustment Amount, BPS shall notify AFC in writing of such disagreement within such 30 day period.

          (c) If BPS and AFC disagree on the Proposed Closing Balance Sheets or the AFC Report, then BPS and AFC shall attempt to resolve such disagreement by meeting and conferring in good faith during the 15-day period following BPS's written notification to AFC of its disagreement.

                    If BPS and AFC are unable to resolve their disagreement within such 15-day period, BPS and AFC agree to retain the Frankfurt office of KPMG Deutsche Treuhandgesellschaft Aktiengesellschaft Wirtschaftsprufungsgesellschaft (the
                    "Accounting Mediator") to mediate the dispute. The Accounting Mediator shall conduct such mediation as expert arbitrator (Schiedsgutachter). The Accounting Mediator shall render a decision, if possible within a three months period, regarding the disputed Adjustment Amount, which decision shall be final and binding, and judgment upon the decision rendered by the Accounting Mediator may be entered by any court of competent jurisdiction. The Accounting Mediator shall also decide on the allocation of the costs of the mediation procedure in accordance with ss.ss. 91 et seq. of the German Civil Procedure Rules (Zivilprozessordnung).

          (d) The Proposed Closing Balance Sheets shall be the "Final Closing Balance Sheets" unless BPS notifies AFC of its disagreement in accordance with sub-para. (b). If BPS timely notifies AFC of its disagreement, the Proposed Closing Balance Sheets as adjusted as a result of the foregoing dispute resolution process set forth in sub-para. (c) shall be the "Final Closing Balance Sheets".


                                    Article 4
                        Assignment of Intercompany Loans;
                              Repayment of IKB Loan

4.1 On the date on which the payments set forth in Para. 3.4.1 or 3.4.2 are made, Unaxis shall assign to Alpha Subsidiary which shall accept such assignment all claims of Unaxis against NewCo KG for repayment of any intercompany loans owed by NewCo KG to Unaxis as of the Closing Date as reflected in the Final Closing Balance Sheets plus any interest accrued thereon after the Closing Date against payment of an amount equal to the principal amount of such intercompany loans and any interest accrued thereon (the "Assignment Consideration"). To the extent that the Assignment Consideration is not fully discharged by a set-off pursuant to Sec. 3.4.2(a) or (b), if any, it shall be paid by Alpha Subsidiary by wire transfer of immediately available funds at Alpha Subsidiary's expense on the date of assignment to an account of Unaxis as specified at least three business days in advance.

4.2 On the Closing Date, Alpha Subsidiary shall repay, on behalf and for the account of NewCo KG, the loan granted by IKB Deutsche Industrie Bank AG ("IKB") to BPS on the basis of the credit facility dated November 3, 1998 and transferred to NewCo KG in the LAD Reorganization in the amount outstanding as of the Closing Date plus any interest accrued thereon (the "Outstanding IKB Loan"), provided that such repayment shall be made as a loan granted by Alpha Subsidiary to NewCo KG. The Outstanding IKB Loan shall be reflected as liability of NewCo KG in the Final Closing Balance Sheets. Alpha Subsidiary is not obligated to repay the Outstanding IKB Loan if IKB has effectively waived and released the mortgage on the Hanau site securing the Outstanding IKB Loan by written declaration on or before the Closing Date.

                                   Article 5
                         Representations and Warranties

          Except as disclosed in the BPS Disclosure Memorandum (Annex 5 A) as updated in accordance with Article 1 hereof, BPS represents and warrants in the form of an independent guarantee that the statements set forth in Annex 5 A are true and correct as of the date hereof and as of the Closing Date or such other date as expressly provided in Annex 5 A ("BPS Representations"), provided that the BPS Representations are made to AFC or the designated AFC subsidiary (Section 2.5) to the extent that they relate to the Foreign Shares and Foreign Assets and Liabilities and to Alpha Subsidiary in all other respects. Except as disclosed in the AFC Disclosure Memorandum (Annex 5 B), AFC represents and warrants in the form of an independent guarantee to BPS that the statements set forth in Annex 5 B are true and correct as of the date hereof and as of the Closing Date or such other date as expressly provided in Annex 5 B ("AFC Representations") (each AFC the designated AFC subsidiary or Alpha Subsidiary as the case may be and BPS with respect to the representations and warranties given by it hereinafter referred to as the "Representing Party" and with re-spect to the representations and warranties given by the respective other party hereinafter referred to as "Claimant").

          Except as set forth in Annex 5 B or Annex 5 A, any representations and warranties of BPS or AFC, respectively, shall be excluded.


                                   Article 6
                    Breach of Representations and Warranties

6.1 In case of a breach of any of the representations and warranties set forth in Article 5 which has not been cured on or prior to the Closing Date, the Representing Party shall attempt to remedy the breach. If the Representing Party fails to remedy the breach within a reasonable period, such period not to exceed two (2) months after the Representing Party has received written notification of the breach by the Claimant, the following provisions shall apply.

6.2 In case of a breach of any of the representations and warranties set forth in Article 5 which has not been cured on or before the Closing Date, the Representing Party shall, subject to the provisions in sub-para. (a) or (b), respectively, and the limitations set forth in Sec. 6.3 below, be obligated to compensate the Claimant (i) in case of a breach of the BPS Representations in an amount equal to the damages suffered by AFC Subsidiary or the damages suffered by any of the New LAD Entities as a result of the breach or (ii) in case of a breach of the AFC Representations in an amount equal to the damages suffered by BPS. In case of a breach of any of the AFC Representations set forth in Sec. 3 of Annex 5 A, damages owed by AFC to BPS shall be calculated according to the measure of damages for misrepresentations and omissions determined pursuant to Rule 10b-5 of the United States Securities Exchange Act of 1934, as amended, as determined pursuant to the laws of the United States. In case of a breach of any of the other AFC Representations or any of the BPS Representations, any liability for loss of profit, any value reductions due to lost earnings or damages not directly relating to the ownership of the Shares, the Foreign Shares or the AFC voting common shares issued pursuant to
          Article 3 hereof, respectively, or to the LAD Business or the AFC Business, respectively shall be excluded and the legal principles as to the calculation of damages, mitigation of damages and offsetting of losses by advantages due to the damaging event (Schadensberechnung, Schadensminderung, Vorteilsausgleichung) pursuant toss.ss. 249 et seq. of the German Civil Code shall apply.

          The compensation owed by the Representing Party pursuant to the foregoing provisions shall be made as follows:

          (a) In case of a breach of any of the BPS Representations, BPS shall make a cash payment equal to the compensation owed by BPS pursuant to the above provisions to Alpha Subsidiary

          (b) In case of a breach of any of the AFC Representations, AFC shall make a cash payment equal to the compensation owed by AFC pursuant to the above provisions to BPS.

6.3 Any liability of the Representing Party hereunder shall be excluded to the extent that the claims of the Claimant or the underlying circumstances are (i) covered by payments received from insurance companies or any other third parties, or (ii) covered by any other indemnity provisions under this Agreement. Any liability of BPS hereunder shall be further excluded to the extent (i) that the claims of AFC or the underlying circumstances are reflected as liabilities or of the type and within the amount of any of the provisions (reserves) in any of the Final Closing Balance Sheets or have otherwise resulted in a reduction of the Purchase Price pursuant to Article 3, or (ii) that any liability is fully discharged or satisfied below the amount at which it is reflected in any of the Final Closing Balance Sheets, or (iii) that any provisions in any of the Final Closing Balance Sheets have become unnecessary or excessive, or (iv) of any amount recovered in respect of any accounts receivable written off in any of the Final Closing Balance Sheets.

          Any claims of the Representing Party shall be excluded to the extent that such claims or the underlying circumstances have been disclosed to the Claimant or any of its officers, directors, employees, agents, accountants or other professional advisors in any of the documents listed in Annex 6.3. A complete set of copies of the documents listed in Annex 6.3 is deposited with the certifying notary and will be kept by the notary until AFC and BPS jointly instruct him to release the documents, but at the latest after ten years after the signing.

          The Claimant may assert any claims for breach of any of the representations and warranties given in Article 5 only if (i) the value of each claim exceeds an amount of US $ 5,000 (in words: US $ five thousand) and (ii) the value of the aggregate of all claims exceeds an amount of US $ 100,000 (in words: one hundred thousand) (Freigrenze). All claims of AFC, Alpha Subsidiary and the New LAD Entities for a breach of any of the BPS Representations are limited to a maximum aggregate amount of US $ 15,000,000 (in words: fifteen million) (the

          "BPS Overall Liability Limitation"), provided that BPS's liability for the compensation of any Failed Expenses as defined hereinafter shall, within the BPS Overall Liability Limitation, be limited to an amount of US $ 7,500,000 (in words: seven million five hundred thousand). Failed Expenses shall mean any specific costs and expenses of any of the New LAD Entities actually incurred for which no value has been received due to an interruption of the business operations resulting from a breach of any of the BPS Representations. All claims of BPS for a breach of any of the AFC Representations are limited to a maximum amount of US $ 2,500,000 (in words: two million five hundred thousand).

6.4 In case of a breach of the representation and warranty set forth in Sec. 1b of Annex 5 A or Sec. 2 of Annex 5 B relating to the transfer of unrestricted ownership of the Shares or the AFC voting common shares, respectively, and if the Claimant would be entitled to a compensation pursuant to Sec. 6.1-6.3 above, the Claimant has the option to rescind this Agreement prior to the Closing in lieu of asserting a claim for compensation. If the rescission right is exercised,ss.ss. 346 et seq. of the German Civil Code shall apply. The rescission right may only be exercised prior to the Closing within one month after the Claimant has obtained knowledge of its rescission right, however, at the latest until the end of the respective limitation period set forth in Sec. 6.6 below.

6.5 Any liability of the Representing Party for a breach of any of the representations and warranties given in Article 5 other than as set forth in Sec. 6.1-6.4 above shall be excluded. Furthermore, any other rights or claims of a party based on any legal grounds other than a breach of any of the representations and warranties given in Article 5 (whether or not relating to factual circumstances covered by any of the representations and warranties given in Article 5), including claims for damages, reduction of purchase price (Minderung), cancellation (Wandlung), rescission (Rucktritt) or challenge (Anfechtung) of this Agreement or any other release from this
          Agreement, be it based on contract, tort, negligence in the pre-signing phase (culpa in contrahendo) or after signing (positive Vertragsverletzung) or otherwise, shall be excluded unless based on fraudulent, willful or grossly negligent conduct (Arglist, Vorsatz, grobe Fahrlassigkeit) of the respective other party or in case of a breach of covenants expressly provided for in this Agreement.

6.6 Any claims under this Article 6 relating to the breach of any representations and warranties set forth in Sec. 1b of Annex 5 A or Sec. 2 of Annex 5 B shall be time-barred five (5) years after the Closing Date and any claims under this Arti-cle 6 relating to the breach of any of the other representations and warranties set forth in Annex 5 A and Annex 5 B shall be time-barred on September 30, 2002.

6.7 In the event that a party asserts claims against the other party for compensation, damages or otherwise, the other party will ensure that the party asserting the claim and its personnel, agents, accountants and other professional advisors are given access to the relevant business sites and are allowed to inspect all relevant documents, books and records and obtain all relevant information from the officers, directors, personnel, agents, accountants and other professional advisors of the other party or the respective subsidiary of the other party.


                                   Article 7
                             Covenants prior Closing

7.1 Prior to the Closing Date, BPS shall, and shall cause its affiliates to, ensure the following:

7.1.1 The LAD Business will be conducted and the properties related to the LAD Business will be maintained in the usual and ordinary course in accordance with past practice except as otherwise expressly contemplated by this Agreement or with the prior written consent of AFC, such consent not to be unreasonably withheld, and all reasonable efforts shall be taken to maintain its rights and preserve its relationships with customers, suppliers and others having business dealings with it;

7.1.2 BPS will promptly (once any officer or director or any other employee of BPS has knowledge thereof) inform AFC in writing if BPS shall discover any breach of any of the BPS Representations and Warranties or of any covenant hereunder by BPS;

7.1.3 BPS will, and will cause its affiliates to, cooperate with AFC and Alpha Subsidiary and use their best efforts to give all notices and to obtain all governmental, third party, or other consents, transfers, approvals, orders, qualifications and waivers necessary for the consummation of the transactions contemplated hereby, and to cause the other conditions to AFC's obligation to close to be satisfied (including, without limitation, the execution and delivery of all agreements contemplated hereunder to be so executed and delivered). BPS will promptly complete and file any required document and information required in connection with any governmental or agency filings for any pre-merger approvals required by the EU Commission, the German Federal Cartel Office, the Federal Trade Commission or, if mandatory, any other authority and will pay, without attorneys' fees, one-half of all filing fees associated with such filings for approval of the transactions contemplated in this Agreement;

7.1.4 BPS will confer on a regular and frequent reasonable basis with representatives of AFC to report on operational matters and the general status of ongoing operations and will use reasonable best efforts to take all actions necessary, and to cause its Affiliates to take all actions necessary to consummate the transactions contemplated in this Agreement;

7.1.5 BPS shall (i) preserve intact the business organization and good will of the LAD Business, keep available the services of its officers and employees as a group and maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it, (ii) not take any action which would render, or which reasonably may be expected to render, any of the BPS Representations and Warranties untrue, and (iii) notify AFC of any emergency or other change in the normal course of the LAD Business or in the operation of the properties of the LAD Business and of any governmental or third party complaints, investigations or hearings (or communications indicating that the same may be contemplated) if such emergency, change, complaint, investigation or hearing would be material, individually or in the aggregate, to the business, operations or financial condition of the New LAD Entities and the LAD Business or to BPS's or AFC's ability to consummate the transactions contemplated by this Agreement;

7.1.6 BPS shall maintain commercially reasonable and appropriate insurance coverage for the LAD Business consistent with past practice;

7.1.7 BPS shall give AFC the opportunity to meet with BPS's customers together with representatives of BPS.

7.1.8 BPS and NewCo KG shall, subject to the prior approval of Alpha Subsidiary, such approval not to be unreasonably withheld, enter into intercompany service agreements relating to the use of the Hanau casino by LAD employees and the joint use of certain facilities in Japan, Hongkong, South Korea, USA and Taiwan on commercially reasonable terms and conditions.

7.2 Prior to the Closing Date, BPS will not, and ensure that the entities operating the LAD Business from time to time will not, except as otherwise expressly contemplated by this Agreement:

7.2.1 take any action that would materially adversely affect the ability of any party to this Agreement to consummate the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement;

7.2.2 incur any additional debt or other obligation for borrowed money relating to the LAD Business except in the ordinary course of business;

7.2.3 sell, merge or consolidate any material portion of the LAD Business to or with a third party or agree to do any of the foregoing or have any discussions or negotiations regarding the foregoing or provide any information to anyone in connection with the foregoing;

7.2.4 grant any increase in compensation or benefits to the employees belonging to the LAD Business, or pay any severance, termination or bonus payment except in the ordinary course of business consistent with past practice, or as required by usual business practice (betriebliche Ubung), law or contracts in effect prior to the date of this Agreement;

7.2.5 except in the ordinary course of business and consistent with past practice or with the prior written consent of AFC, such consent not to be unreasonably withheld (i) enter into, modify, amend or terminate any material contract regarding the LAD Business, (ii) waive, release, or compromise or assign any material rights or claims regarding the LAD Business, or (iii) incur or contract for any material capital expenditures, obligations or liabilities regarding the LAD Business.

7.3 Prior to the Closing Date, AFC and Alpha Subsidiary will ensure the following:

7.3.1 The AFC Business will be conducted and the properties related to the AFC Business will be maintained in the usual and ordinary course in accordance with past practice except as otherwise expressly contemplated by this Agreement and all reasonable efforts shall be taken to maintain its rights and preserve its relationships with customers, suppliers and other having business dealings with it;

7.3.2 AFC and Alpha Subsidiary will promptly (once any officer or director or any other employee has knowledge thereof) inform BPS in writing if AFC or Alpha Subsidiary shall discover any breach of any of the AFC
          Representations and Warranties or of any breach of any covenant hereunder by AFC;

7.3.3 AFC and Alpha Subsidiary will cooperate with BPS and use their reasonable best efforts to give all notices and to obtain all governmental, third party or other consents, transfers, approvals, orders, qualifications and waivers necessary for the consummation of the transactions contemplated hereby and to cause the other conditions to BPS's obligations to close to be satisfied (including, without limitation, the execution and delivery of all agreements contemplated hereunder to be so executed and delivered). AFC will promptly complete and file any required document and information required in connection with any governmental or agency filings for any pre-merger approvals required by the EU Merger Control Commission, the German Cartel Office or the Hart-Scott-Rodino Act, and will pay one-half of all filing fees associated with such filings for approval of the transactions contemplated in this Agreement without attorneys' fees;

7.3.4 AFC and Alpha Subsidiary will use reasonable best efforts to take all actions necessary to consummate the transactions contemplated by this Agreement;

7.3.5 AFC and Alpha Subsidiary will (i) use their best efforts to preserve intact their business organization and good will, keep available the services of their officers and employees as a group and maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with them; (ii) not take any action which would render, or which reasonably may be expected to render, any of the AFC Representations and Warranties untrue and (iii) notify BPS of any emergency or other change in the normal course of its business or in the operation of its properties and of any governmental or third party complaints, investigations or hearings (or communications indicating that the same may be contemplated) if such emergency, change, complaint, investigation or hearing would be material, individually or in the aggregate, to the business, operations or financial condition of AFC or to BPS's or AFC's ability to consummate the transactions contemplated by this Agreement; and

7.3.6 AFC will execute an agreement with BPS regarding the registration of the AFC common voting stock received by BPS as Stock Component in the form attached hereto as Annex 7.3.6 (the "Registration Rights Agreement").

7.3.7 As promptly as practicable after the signing of this Agreement, AFC shall prepare and file with the United States Securities and Exchange Commission (the "SEC") a proxy statement and any amendment or supplement thereto (the "Proxy Statement") to be sent to the stockholders of AFC in connection with the meeting of AFC's stockholders to consider the transactions contemplated herein (the "AFC Stockholders' Meeting"). Copies of the Proxy Statement shall be provided to NASDAQ in accordance with its rules. AFC shall use all reasonable efforts to cause the Proxy Statement to be delivered to the AFC's stockholders as soon as it becomes definitive. AFC or BPS, as the case may be, shall furnish all information concerning AFC or the LAD Business as the other party may reasonably request in connection with such actions and the preparation of the Proxy Statement. AFC shall cause the Proxy Statement and all other documents that AFC is responsible for filing with the SEC in connection with the transactions contemplated herein to comply as to form and substance in all material respects with the applicable requirements of (i) the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) the rules and regulations of the NASDAQ National Market, (iii) the Securities Act and (iv) the Colorado General Corporation Law (the "CGCL").

          The Proxy Statement shall include the approval and the declaration of advisability of this Agreement and the transactions contemplated herein and the recommendation of the Board of Directors of AFC to AFC's stockholders that they vote in favor of the adoption of this Agreement.

7.3.8 Subject to the receipt of a letter from Broadview International LLC dated not more than five days prior to the date of the Proxy Statement (the "Updated Fairness Opinion"), updating its fairness opinion issued prior to the date hereof that, in its opinion, the Purchase Price is fair from a financial point of view to the shareholders of AFC, AFC shall call and hold the AFC Stockholders' Meeting as promptly as practicable, for the purpose of voting upon the approval of this Agreement and the transactions contemplated hereby. AFC shall use all reasonable efforts to solicit from its shareholders proxies in favor of the adoption of this Agreement pursuant to the Proxy Statement and shall take all other action necessary or advisable to secure the vote or consent of shareholders required by the CGCL or applicable stock exchange requirements to obtain such approval.

7.3.9 At the signing of this Agreement, AFC shall submit to BPS a written confirmation by one or more banks to the effect that as per the signing funds of at least US $ 55,000,000 (in words: fifty-five million) in form of free deposits, credit facilities or commitment letters are immediately available to AFC and could be used for payment of the Cash Portion. In the period between the signing of this Agreement and the Closing, AFC shall submit to BPS at the end of each month further written confirmations by one or more banks to the effect that as per such dates funds of at least US $ 60,000,000 (in words sixty million) in form of free deposits, credit facilities or commitment letters are immediately available to AFC and could be used for payment of the Cash Portion.

7.4 Prior to the Closing, AFC and Alpha Subsidiary will not, except as otherwise expressly contemplated by this Agreement:

7.4.1 take any actions that would materially adversely affect the ability of any Party to this Agreement to consummate the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement;

7.4.2 sell, merge or consolidate any material portion of the AFC Business to or with a third party or acquire by purchase, merger or otherwise any material assets or business or agree to any of the foregoing;

7.4.3 call a shareholders' meeting for the purpose of adopting shareholders' resolutions regarding capital increases or capital reductions, any changes of the Articles of Incorporation or the distribution of profits except as contemplated by this Agreement; or

7.4.4 issue any shares or other securities including, but not limited to, convertible bonds or stock options or create any rights or claims for the issuance of any such shares or other securities or redeem or cancel any shares or other securities of AFC except in connection with financing this transaction or in connection with AFC's stock option and stock purchase plans in place at the time of the signing of this Agreement.

7.5 Each of the parties hereto will use all reasonable efforts and will take all actions necessary to consummate the transactions contemplated by this Agreement and to cause all the conditions to the transactions set forth in Article 8 to be satisfied.

7.6 AFC, Alpha Subsidiary and BPS shall cooperate in good faith and use their best efforts to obtain as promptly as possible the consents to the transfer of the con-tracts listed in Annex 7.6 to NewCo KG in the LAD Reorganization from the respective contractual parties. AFC and Alpha Subsidiary shall provide all necessary assurances to such contractual parties as reasonably requested by them as a precondition for granting their consent.



                                   Article 7A
                           General Condition Precedent

This Agreement is entered into subject to the condition precedent, that the parties hereto will agree on the Annexes referred to herein and on the Schedules referred to in Annexes 5A and 5B hereto in accordance with Section 12.6. hereof. This Agreement shall not be deemed executed and is not complete unless the execution of one or more additional Notarial Deeds containing all the Annexes and Schedules.


                                   Article 8
                      Conditions Precedent for Consummation

The consummation (Vollzug) of this Agreement is subject to the satisfaction of each of the following conditions precedent:

8.1 all consents of, filings and registrations with, and notifications to, all regulatory authorities required by EU Merger Control, German cartel law or the U.S. Antitrust Improvement Act shall have been obtained or made and shall be in full force and effect and all waiting periods required by applicable law shall have expired. In case the release of any of the transactions contemplated hereby shall be granted by any of the merger control authorities only subject to the fulfillment of conditions, the parties hereto shall be obliged to fulfill such conditions if this is economically acceptable for the parties.

8.2       The respective  contractual  parties to the contracts  listed in Annex
          7.6 have given their written consent to the transfer of such contracts to NewCo KG.

8.3 No court or governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, order or injunction (whether temporary, preliminary or permanent) or taken any other action that prohibits, restricts or makes illegal the consummation of the transactions contemplated by this Agreement or cause such transactions to be rescinded on or prior to the day immediately preceding the day which will otherwise be the Closing Date.

8.4 NewCo KG has a valid lease agreement with BuL Vermietungsgesellschaft mbH regarding the Hanau site substantially in the form as attached hereto as Annex 8.4.1, but providing for monthly rent reductions commensurate with the reduced use of space by NewCo at the end of the respective months, and a valid lease agreement with Victoria Mathias Verwaltungsgesellschaft/Lahmeyer Grundbesitz GmbH & Co. KG regarding the Alzenau site substantially in the form as attached hereto as Annex 8.4.2

8.5 The shareholders of AFC shall have approved this Agreement and the transactions contemplated by this Agreement in the AFC Stockholders' Meeting.

8.6 NewCo KG has a valid commercialization agreement with The Coca-Cola Company, Atlanta and with Krones AG, Neutraubling, substantially in the form as attached hereto as Annex 8.6.

8.7 The LAD Reorganization shall have become effective in accordance with the LAD Reorganization Memorandum.

8.8       AFC and BPS shall have executed the Registration Rights Agreement.

          The conditions specified in Sec. 8.1 and 8.3 may be waived by BPS and AFC, the conditions specified in Sec. 8.2, 8.4, 8.5, 8.6 and 8.7 may be waived by AFC and the condition specified in Sec. 8.8 may be waived by BPS, provided that no such waiver will be effective unless it is set forth in writing by the respective parties. If the condition set forth in Sec. 8.5 is waived by AFC in accordance with the preceding provision, Sec. 7.3.7, 7.3.8, 9.1(d) (ii) and 11.6 shall be unapplicable


                                    Article 9
                                   Termination

9.1 Notwithstanding any other termination or rescission pursuant to applicable law, this Agreement may be terminated at any time prior to the Closing:

          (a) by mutual written consent of AFC (also on behalf of Alpha Subsidiary) and BPS (also on behalf of Unaxis);

          (b) by either AFC (also on behalf of Alpha Subsidiary) or BPS (also on behalf of Unaxis) if there has been a material breach on the part of the other party of the representations and warranties or covenants or obligations set forth in this Agreement, which is not cured within thirty (30) days of a notice to the breaching party except when such breach cannot be expected to have, individually or in the aggregate, a material adverse effect on the economic, financial or earnings position (Vermogens-, Finanz-oder Ertragslage) of the LAD Business or the AFC Business, respectively, taken as a whole; or

          (c) by either AFC (also on behalf of Alpha Subsidiary) or BPS (also on behalf of Unaxis) if there has been a material adverse change in the economic, financial or earnings position (Vermogens-, Finanz-oder Ertragslage) of the LAD Business or the AFC Business, respectively, taken as a whole which has occurred after the signing of this Agreement; or

          (d) by either AFC (also on behalf of Alpha Subsidiary) or BPS (also on behalf of Unaxis) if (i) events (other than referred to in sub-para (ii) hereof) have occurred which have made it impossible to satisfy a condition precedent under Article 8 which has not been waived in accordance with Article 8, or (ii) the AFC Stockholders' Meeting is not held (unless AFC waives the condition set forth in Sec. 8.5 in accordance with Article 8 and proceeds towards Closing as contemplated by this Agreement), in particular due to the failure of Broadview International LLC to give the Updated Fairness Opinion, or the shareholders of AFC do not give their approval to this Agreement and the transactions contemplated herein in the AFC Stockholders' Meeting, provided that AFC may not terminate the Agreement pursuant to this Sec.
               9.1 para. (d) without paying the Termination Fee (as defined in Sec. 11.6) concurrently with such termination, or (iii) the Closing has not occurred on or prior to July 1, 2001 by reason of the failure of any other condition precedent under Article 8 which has not been waived in accordance with Article 8; provided that neither AFC nor BPS will be entitled to terminate this Agreement pursuant to this Sec. 9.1(d) if such party's breach of this Agreement has prevented satisfaction of the conditions or the consummation of the transactions contemplated hereby;

          (e) by BPS, if AFC fails to submit after the signing of this Agreement any of the written bank confirmations required pursuant to Sec. 7.3 para. 7.3.9 and such failure remains uncured for five
               (5) days after notice to AFC by BPS. If BPS terminates this Agreement pursuant to this Sec. 9.1 (e), AFC shall pay to BPS an amount of US $ 2,000,000 (in words: two million).

9.2 The termination rights set forth hereunder must be exercised by the respective party by written declaration to the other party or parties within a period of fifteen (15) days after the respective party has obtained knowledge of its right to terminate this Agreement.

9.3 In the event of termination of this Agreement by either AFC or BPS as provided above, this Agreement will forthwith become void and there will be no liability on the part of any party to this Agreement to any other party, except for the obligation of the parties in Sec. 9.1(d)
          (ii), 9.1 (e), 11.6 and Article 12, and except that nothing herein will relieve any party from any breach of this Agreement prior to such termination.


                                   Article 10
                                 Non-competition

For a period of two (2) years after the Closing Date, BPS and Unaxis agree

10.1 without the prior written consent of AFC not to engage, directly or indirectly, in any business anywhere in the world that develops, manufactures or supplies products of the kind developed, manufactured or supplied by the business as described in Annex 10.1, it being understood that the scope of this non-compete obligation is exclusively determined on the basis of Annex 10.1 and the contents of Annex A.1 are not relevant for the determination of the scope of this non-compete obligation, and

10.2 not to own an interest in, manage, operate, control or participate in or be connected with, any person that competes with AFC in the LAD Business, without the prior written consent of AFC, provided, however, that, for the purposes of this Sec. 10.2, ownership of securities having not more than five (5) percent of the outstanding voting power of any competitor which is a listed company on any stock exchange or traded actively on any over-the-counter market shall not be deemed to be in violation of this Sec. 10.2, so long as BPS has no other connection or relationship with such competitor,

10.3 not to negotiate or start collaboration with The Coca-Cola Company or Krones AG regarding diffusion barriers for beverage bottles.

          (the obligations contained in Sec. 10.1 and 10.2 and 10.3 above referred to as the "BPS Non-Competition Obligation"),

          Unaxis shall ensure and guarantees that the BPS Non-Competition Obligation will be observed and complied with also by its subsidiaries in the meaning of Sec. 15 et seq. German Stock Corporation Law.


                                   Article 11
                              Additional Agreements

11.1 No press releases related to this Agreement and the transactions contemplated herein, or other announcements to the employees, customers or suppliers of the AFC Business or the LAD Business will be issued without the mutual approval of all parties hereto, except any public disclosure which any party in good faith believes, based upon the written opinion of counsel, is required by law or regulation (in which case the disclosing party shall notify the other parties of the form of the release and discuss changes thereto in good faith at least three business days prior to such disclosure).

11.2 AFC shall ensure that immediately after the Closing Date a person nominated by BPS is appointed to AFC's Board of Directors. For the period during which BPS continues to own 10 % or more of AFC's outstanding voting common stock or purchases additional shares pursuant to sub-para. (a) below, a person nominated by BPS for the Board of Directors of AFC will be proposed to AFC Stockholders' Meeting for election. If BPS sells any of its AFC shares and subsequently owns less than ten percent (10 %) of AFC's outstanding stock for any reason, including because of additional shares issued by AFC before or after its sale of stock, its right to a board seat will be lost immediately. If BPS has not sold any of the AFC shares and falls below ten percent (10 %) of the total outstanding shares of AFC common stock because AFC issues additional shares or takes other corporate actions:

          (a) BPS will be permitted to purchase additional shares either from AFC (pursuant to Sec. 11.3 or otherwise) or in the open market to keep its ownership at or above 10%.

          (b) If BPS does not purchase enough shares to restore its ownership of AFC common stock to 10 % or more of the total outstanding common stock, it will lose its right to board seat immediately, subject to paragraph (c) below

          (c) If BPS has spent U.S. $2 million to purchase AFC common stock pursuant to paragraph (a) above, and still owns less than 10 % of AFC's outstanding common stock, BPS will nonetheless retain its right to an AFC board seat until one year after the date of Closing.

          At such time as BPS loses its right to a board seat of AFC, BPS will cause the director nominated by it to resign within ten (10) days. Thereafter, AFC shall have no further obligation to nominate BPS's designee to AFC's Board of Directors, even if BPS's ownership of AFC common stock later increases above 10% of AFC's total outstanding common stock.

11.3 If after Closing, AFC issues any common stock for cash in a public offering or private placement and BPS is entitled to purchase additional shares pursuant to Sec. 11.2(a) above, BPS shall have the right to purchase in such offering that number of shares of AFC common voting stock which is required to maintain the percentage ownership of AFC common voting stock that BPS had immediately prior to such offering. Any purchase by BPS of AFC common voting stock pursuant to this provision shall be at the same price and on the same terms offered to other investors in such offering. AFC shall notify BPS in writing at least thirty (30) days prior to an issuance of AFC common stock for cash in a public offering or private placement (the "AFC Offering Notice"). The AFC Offering Notice shall contain a description of the type of offering and the expected price per share. If BPS desires to participate in such offering, then BPS shall provide to AFC written notice of such election within twenty (20) days of receiving the AFC Offering Notice and such election shall specify the number of shares that BPS elects to purchase pursuant to this provision.

11.4 BPS agrees not to sell, transfer or otherwise dispose of the AFC common stock which it has acquired as part of the Stock Component as defined in Sec. 3.1 for a period of nine (9) months following the Closing Date.

11.5 Until this Agreement is terminated by its terms, BPS will not (and BPS will not cause or permit any director, officer, employee or agent of BPS, the New LAD Entities or their affiliates) to, (a) solicit, initiate or encourage the submission of any proposal or offer from any person or entity (including any of them) relating to any (i) liquidation, dissolution or re-capitalization of, (ii) merger or consolidation with or into, (iii) acquisition or purchase of assets of any equity interest in, or (iv) similar transaction or business combination involving the LAD Entities or any part of the LAD Business, or (b) participate in any negotiations regarding, furnish any information with respect to, assist or participate in any other manner any effort or attempt by any other person to do or seek any of the foregoing. Until this Agreement is terminated by its terms, BPS, the LAD Entities and their affiliates shall notify AFC immediately if any person makes any proposal, offer, inquiry or contact with respect to any of the foregoing without disclosing such person's identity.

11.6 If the AFC Stockholders' Meeting is not held or if the shareholders of AFC do not give their approval to this Agreement and the transactions contemplated herein at the AFC Stockholders' Meeting and this Agreement is terminated as a result thereof, AFC shall pay to BPS an amount of US $ 2,000,000 (in words: two million) (the "Termination Fee") promptly following such termination or concurrent with termination by AFC under the terms of Sec. 9.1(d).

11.7 BPS agrees that, except for shares of AFC common voting stock to be acquired pursuant to the terms of this Agreement, BPS will not and will cause its affiliates not to acquire additional shares of AFC common voting stock before the Closing and after the Closing for so long as a nominee of BPS is a member of the board of AFC and a period of six months after the BPS nominee has resigned pursuant to Sec. 11.2, however at least for a period of two (2) years after the Closing, in open market transactions or otherwise, without the prior written consent of AFC.

11.8 Unaxis hereby irrevocably and unconditionally guarantees (as an independent guarantee) to AFC the due and punctual performance of all of BPS's obligations arising out of, or in connection with, this Agreement. In case of a default by BPS with regard to any of such obligations, Unaxis shall, upon demand by AFC, indemnify AFC or the New LAD Entities, as applicable, against all losses, damages, costs and expenses arising out of such default and will perform such obligations as if Unaxis were substituted for BPS as primary debtor under such obligation.

11.9 AFC hereby irrevocably and unconditionally guarantees (as an independent guarantee) to BPS the due and punctual performance of all of Alpha Subsidiary's obligations arising out of, or in connection with, this Agreement. In case of a default by Alpha Subsidiary with regard to any of such obligations, AFC shall, upon demand by BPS, indemnify BPS against all losses, damages, costs and expenses arising out of such default and will perform such obligations as if AFC were substituted for Alpha Subsidiary as primary debtor under such obligation.

          AFC shall ensure that Alpha Subsidiary shall immediately after the date hereof take all additional steps necessary for a valid entry into this Agreement by Alpha Subsidiary, if any, and submit to the certifiing Notary proper evidence thereof. AFC and BPS agree that if and as long as Alpha Subsidiary has not become a party to this agreement AFC will assume the position of Alpha Subsidiary under this Agreement in all respects.


                                   Article 12
                                  Miscellaneous

12.1      Costs

          Each of the parties shall pay all of its expenses (including fees and expenses of legal counsel, financial advisors or other representatives or consultants) incurred by it in connection with the preparation, negotiation, execution and implementation of this Agreement except as otherwise provided herein. The costs of the notarization of this Deed shall be born by BPS and AFC to equal shares.

12.2      Amendment of Agreement

          This Agreement may be amended by the parties at any time provided that any such amendments will be binding only if set forth in writing executed by each of the parties unless notarization is required by law.

12.3      Notices

          All notices, demands and other communications given or delivered under this Agreement will be in writing and will be deemed to have been given when personally delivered or delivered by express courier service or telecopied. Notices, demands and communications to the Parties will, unless another address is specified in writing, be sent to the address indicated below:

          Notices to Unaxis:

          Unaxis-Management Ltd
          Hofwiesenstrasse 135
          P.O. Box 2409
          8021 Zurich
          Switzerland
          Attn.: Thomas Emch, General Counsel
          Facsimile: (+41) 1-360 96 94


          Notices to BPS:

          Balzers Process System GmbH
          Wilhelm-Rohn-Strasse 25
          63450 Hanau
          Germany
          Attn.: Rechtsabteilung
          Facsimile: (+49) 6181 34 11 06

          with a copy to

          Unaxis

          and in both cases

          with a copy to

          Shearman & Sterling
          Mainzer Landstrasse 16
          60325 Frankfurt am Main
          Germany
          Attn.: Dr. Thomas Konig
          Facsimile: (+49) 69-9711 1100

          Notices to AFC or Alpha Subsidiary:

          Applied Films Corporation
          9586 I-25 East Frontage Road Longmont, CO
          80504 U.S.A.
          Attn.: Lawrence Firestone
          Facsimile: (+1) 303-774 3251


          with a copy to:

          Varnum, Riddering, Schmidt & Howlett LLP
          333 Bridge Street, N.W,
          P.O. Box 352
          Grand Rapids,
          Michigan 49501-0352
          Attn.: Daniel C. Molhoek
          Facsimile: (+1) 616-336 7000


12.4      Binding Agreement; Assignment

          This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assignees. This Agreement or any rights or obligations hereunder shall not be assignable by either party except with the prior written consent of the other party, except that AFC may assign all of its rights hereunder to a direct or indirect subsidiary of AFC, it being understood that in such case AFC shall remain fully liable for all of AFC's obligations arising out of, or in connection with, this Agreement.

12.5      Invalid or Unenforceable Provisions

          If any of the provisions of this Agreement is or becomes invalid or unenforceable, the remaining provisions of this Agreement shall remain unaffected. The invalid or unenforceable provision shall be replaced by the parties by a valid or enforceable provision which comes as close as possible to the commercial purpose of the invalid or unenforceable provision.

12.6      Entire Agreement, Exhibits, Annexes and Schedules

12.6.1 This Agreement and its Annexes and Exhibits contain the entire agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

12.6.2 The Annexes as well as the Schedules to Annexex 5A and 5B, which are not contained in this present Notarial Deed shall be agreed upon in one or more separate Notarial Deeds. These separate Notarial Deeds shall refer to this present Deed and shall form part of this Agreement (and any references to this Agreement shall also include the Notarial Deeds containing the Annexes and Schedules) and the Agreement shall be deemed executed only and when the separate Notarial Deeds are executed and the parties hereto confirm in the last of such additional Notarial Deeds that the parties have agreed on all the Annexes and Schedules and that therefore the Agreement shall be complete. The Notary is hereby instructed to execute and deliver any Authentic Copy ("Ausfertigungen") of this present Deed only together with Authentic Copies of the other Deeds forming part of the Agreement.

12.6.3    Each of the parties hereto hereby grants power of attorney to

          -    Dr. Astrid Boos-Hersberger, CH-8057 Zurich, In der Hub 26,

          -    lic.iur. Alexandra Schwank, CH-4102 Binningen, Oberwilerstr. 100,

          -    Dr. Jennifer Wetterwald, CH-4056 Basel, Klingelbergstrasse 93,

          -    lic.iur. Nadja Lifschitz, CH-4055 Basel, Spalenring 71,

          -    lic.iur. Reto Kuhne, CH-4102 Binningen, Ob dem Hugliacker 83,

          -    Dr.iur. Christoph Meyer, CH-4001 Basel, Gerbergasse 45,


          each of them individually, each of them released from the restrictions imposed by ss. 181 of the German Civil Code or similar restrictions under other applicable jurisdictions, and each of them with the right to grant substitute power of attorney, to set forth and to agree upon the content of the Annexes and Schedules and to confirm that the Annexes and Schedules so set forth are all the Annexes and Schedules and that therefore the Agreement will be completed, and hereby instruct the above persons to proceed in such manner promptly after the present Notarial Deed has been signed.

12.7      Choice of Law

          This Agreement, its interpretation and all questions arising out of, or in connection with, this Agreement, shall be governed by German law, except the UN Convention on Contracts for the Sale of Goods, without giving effect to any choice of law or conflict of law provisions or rules, provided that all corporate actions to be conducted pursuant to this Agreement by AFC with respect to the issuance and delivery of the shares constituting the Stock Component shall be governed by the law of the State of Colorado.

12.8      Settlement of Disputes

          Any differences, questions or disputes arising out of or in connection with this Agreement shall be attempted to be settled by an amicable effort on the part of the Parties. Such effort shall be referred to the Chief Executive Officers of the Parties if no agreement has been achieved within three weeks from the date the first request for an amicable settlement is raised by one of the Parties. The effort shall be considered to have failed, if within two weeks after reference to the Chief Executive Officers they have not resolved the matter amicably.

          If an attempt for a settlement has failed, the differences, questions or disputes arising out of or in connection with the Agreement, including those regarding the breach, termination or validity of the Agreement, shall be finally settled by arbitration in accordance with ICC rules with three arbitrators, the place of arbitration in Brussels, Belgium, and the language being English, without recourse to the ordinary courts of law. The appointing authority shall be the International Chamber of Commerce, Paris (ICC).

12.9 Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties and their respective successors and assigns any rights or remedies under or by virtue of this Agreement.


                                                        (continued on next page)
                                       39
::ODMA\PCDOCS\GRR\520856\1

IN WITNESS THEREOF this Notarial Deed has been read aloud to the persons appearing and was confirmed and approved by the persons appearing. The persons appearing then signed this Deed. All this was done at the day herebelow written in the presence of me, the Notary Public, who also signed this Deed and affixed my official Seal.

Basel, this 18th (eighteenth) day of October 2000 (two thousand)

                                                                       ANNEX 5 A

1.   Corporate Status

     (a) Each of the New LAD Entities is duly incorporated and validly existing under the laws of the relevant jurisdiction. Each of the New LAD Entities has the power to own its properties and to carry on the LAD Business. Except as described in Schedule 1 (a) of the BPS Disclosure Memorandum, the character of the property owned or leased by the New LAD Entities and the nature of the LAD Business transacted or to be transacted by them does not require that either be qualified to do business in any other jurisdiction.

     (b) The New LAD Entities have a limited partnership capital or share capital (including the number of the shares and the respective nominal value of each share) as shown in Schedule 1 (b) of the BPS Disclosure Memorandum as updated pursuant to Sec. 1.1 of this Agreement and the KG Interest, the GmbH Share and the Foreign Shares are validly issued, fully paid, not repaid and non-assessable. The KG Interest, the GmbH Share and the Foreign Shares are owned by BPS or the other Unaxis subsidiaries as reflected in Schedule 1 (b) of the Disclosure Memorandum as updated pursuant to Sec. 1.1 of this Agreement free and clear of any security interests, claims, liens, pledges, options, encumbrances, charges, voting trusts or other restrictions or limitations of any kind, except as provided in the respective articles of association of the New LAD Entities. There are no outstanding subscriptions, options, warrants or rights to acquire any capital stock of any of the New LAD Entities or any agreements to which any of the New LAD Entities is a party or by which it is bound to issue any interests or shares of its capital stock. The KG Interest, the GmbH Share and the Foreign Shares are the only outstanding securities of the New LAD Entities.

     (c) BPS has furnished AFC with drafts of the articles of association of each of the New LAD Entities being complete and correct, in all material respects, as of the Closing Date.

     (d) The execution, delivery and performance of this Agreement by BPS and Unaxis and the consummation of the transactions contemplated hereby have been, as of signing of this Agreement and will be so as of Closing Date, duly and validly authorized and approved by all necessary corporate action and, when executed and delivered, this Agreement shall be legally binding on and enforceable against BPS and Unaxis in accordance with its terms. The execution and delivery of this Agreement and the consummation of the transactions contemplated in this Agreement do not violate the articles of association of BPS or Unaxis or of any of the New LAD Entities nor will the consummation of the transactions contemplated in this Agreement result in any breach, violation, default or acceleration of the performance (" Interfering Event") of any obligations of any of the New LAD Entities existing as of the Closing Date under any material judgment, decree, mortgage, agreement, indenture or other instrument applicable to any of the New LAD Entities as of the Closing Date or to which BPS or any of the New LAD Entities is a party or to which any of their properties are subject as of the Closing Date. Except as described in Schedule 1 (d) of the BPS Disclosure Memorandum as updated pursuant to Sec. 1.1 of this Agreement, no material consent, approval or authorization of any third party or government authority is required for the consummation of the transactions contemplated by this Agreement.

     (e) Except as set forth in Schedule 1 (e) of the BPS Disclosure Memorandum, neither of the New LAD Entities owns any interest in any corporation, partnership, joint venture or other business entity.

2.   Financial Information

     Schedule 2 (a) of the BPS Disclosure Memorandum includes reviewed pro-forma balance sheets as of December 31, 1998 and December 31, 1999 of the LAD Business and the reviewed combined income statements (to EBIT only) of the LAD Business for the years ended December 31, 1998 and December 31, 1999 (collectively the "Reviewed Financial Statements"). Schedule 2 (a) of the BPS Disclosure Memorandum also includes copies of the reviewed pro-forma balance sheets of the LAD Business as of June 30, 2000 and the reviewed combined income statement (to EBIT only) for the six months' period ended June 30, 2000 (collectively the "Reviewed Interim Financial Statements"). The Reviewed Financial Statements and the Reviewed Interim Financial Statements are consistent with the information contained in the books and records of the LAD Business and have been prepared in accordance with the IAS accounting principles throughout the periods indicated (except as indicated in the notes thereto) and, based on the actual knowledge of the individuals listed in Schedule 2 (b) and the knowledge of a prudent businessman and the definition of the LAD Business as of the date of review and taking into account lAS accounting principles, fairly present the financial condition of the LAD Business as of the dates thereof and the results of operations (to EBIT only) of the LAD Business for the periods referred to therein.

3.   Assets and Business

     (a) As of each respective day on which the LAD Reorganization becomes legally effective in each of the jurisdictions ("Reorganization
          Effective Date") and at the Closing Date, the LAD Business to be transferred to the New LAD Entities pursuant to this Agreement and the Reorganization Memorandum comprises and will comprise the fixed assets that will be reflected in the respective contribution balance sheets as updated pursuant to Article 1 of this Agreement or acquired by them after the respective balance sheet date, except for fixed assets (i) which are subject to the retention of title (Eigentumsvorbehalt) (a) granted in the ordinary course of business or (b) relating to liabilities which are reflected in any of the Final Closing Balance Sheets, (ii) which have been disposed of in the ordinary course of business, or (iii) which have been disposed of outside the ordinary course of business with AFC's prior written consent, such consent not to be unreasonably withheld ("LAD Assets"). As of the Reorganization Effective Date and the Closing Date, the LAD Assets are free of any liens, pledges or other encumbrances or any other third party rights except (a) granted in the ordinary course of business or (b) granted with respect to liabilities or reserves which are reflected in any of the Final Closing Balance Sheets. No real property are owned by any of the New LAD Entities and rights equivalent to real property (grundstucksgleiche Rechte);

     (b) As of the Reorganization Effective Date and the Closing Date, Schedule 3 (b) of the BPS Disclosure Memorandum contains a list of all leases for real property comprised in the LAD Business and such leases are in full force and effect.

     (c) As of the Reorganization Effective Date and the Closing Date, the New LAD Entities are the owners of all patents, trade and service marks and all applications for any of the foregoing ("Assigned Intellectual Property Rights") identified in Schedule 3 (c) 1 of the BPS Disclosure Memorandum as updated pursuant to Article 1 of this Agreement and all registrations, other filings or fees payable for such Assigned Intellectual Property Rights have been made, filed or paid when due; all such Assigned Intellectual Property Rights are valid and enforceable. As of the Reorganization Effective Date and the Closing Date, the Assigned Intellectual Property Rights identified in Schedule 3 (c) 1 of the BPS Disclosure Memorandum as updated pursuant to Article 1 of this Agreement are owned by NewCo KG free of security rights, pledges, beneficial interest or other encumbrances or licenses, rights to use or option rights of third parties except as set out in Schedule 3 (c) 2 of the BPS Disclosure Memorandum as updated pursuant to Article I of this Agreement.

          With regard to the patents, trade and service marks and all applications for any of the foregoing identified in Schedule 3 (c) 3 of the BPS Disclosure Memorandum as updated pursuant to Article 1 of this Agreement (the "Licensed Intellectual Property Rights"), BPS owns such rights and the licenses thereof to the LAD Business are valid license agreements.

          To the best knowledge of BPS as of the signing of this Agreement and as of the Relevant Date as defined hereinafter;"(i)'the use of the Assigned and Licensed Intellectual Property Rights in the LAD Business does not infringe, nor is claimed to infringe, the rights of any third party, and (ii) no party infringes upon any of such Assigned and Licensed Intellectual Property Rights. "Relevant Date" shall be the Closing Date or, if the Closing Date is delayed after January 31, 2001 solely as a result of the non-occurrence of the condition set forth in Sec. 8.5 of this Agreement on or prior to January 31, 2001, January 31, 2001.

4.   Litigation and Other Proceedings

     As of the signing of this Agreement, in the LAD Business no proceedings, except proceedings reflected in Schedule 4 of the BPS Disclosure Memorandum, before any courts, authorities or arbitration bodies with a value in dispute in excess of US $ 10,000 (in words: US Dollar ten thousand) are pending and, to the best knowledge of BPS, such proceedings are not threatened. The LAD Business is not affected by any judgment, decree or settlement in any legal or administrative proceeding that materially restricts or impairs it in certain business measures, in the acquisition or disposition of assets, in competition or in its operation.

5.   Contracts and Agreements

     As of the Reorganization Effective Date, all agreements and contracts transferred to the New LAD Entities in the course of the LAD Reorganization are in full force and effect and have been economically or legally transferred to the New LAD Entities in accordance with the provisions in the respective contribution agreements and as of the Closing Date, such agreements and contracts are in full force and effect (except for contracts which have expired or been terminated by the respective parties in accordance with their terms or have been agreed to be terminated by the parties with the prior consent of AFC, such consent not be unreasonably withheld) and the New LAD Entities are not in default of any material contractual obligations arising thereunder.

6.   Employment Matters

     (a) Schedule 6 (a) of the BPS Disclosure Memorandum contains a list of all works agreements (Betriebsvereinbarungen) (including social plans) and tariff agreements (Tarifvertrage) that are allocated to the LAD Business or which are relevant for the LAD Business Closing, and neither BPS nor the New LAD Entities are in material breach of or in default under any of such agreements.

     (b) Schedule 6 (b) of the BPS Disclosure Memorandum contains a list of all individual pension commitments and pension schemes (Betriebliche
          Altersversorgung) for officers and employees comprised in the LAD Business, and neither BPS nor the New LAD Entities are in material breach of or in default under any such pension commitments or pension schemes, and BPS and the New LAD Entities have complied in all material respects with all laws, rules and regulations applicable to such pension commitments and pension schemes.

     (c) Provisions for all existing pension commitments and pension schemes for officers and employees comprised in the LAD Business have been made in the accounts of the New LAD Entities on the basis of actuarial opinions (versicherungsmathematische Gutachten) in the amount equal to the maximum amounts permitted pursuant to ss. 6 a EStG (in Germany) or such amounts as required under the relevant other jurisdictions.

     (d) BPS and the New LAD Entities have complied in all material respects with all applicable labor, employment and immigration laws, rules and regulations applicable to the employees comprised in the LAD Business.

     (e) All wages, bonuses, commissions, benefits and other monies owed to all employees comprised in the LAD Business transferred to the New LAD Entities in the LAD Reorganization have been paid when due.

7.   Tax

     All tax returns with respect to the LAD Business to be filed on or before the Closing Date have been duly filed in time and all due taxes, tax pre-payments, social security contributions and other public dues owed by any of the New LAD Entities with respect to the operation of the LAD Business on or before the Closing Date have been paid and/or withheld when due or are reflected as provisions in the Final Closing Balance Sheets.

8.   Insurance

     As of the Reorganization Effective Date, the insurance contracts transferred to the New LAD Entities according to the LAD Reorganization are in full force and effect, all premiums due up to the Reorganization Effective Date have been paid and the insurance contracts transferred to the New LAD Entities according to the LAD Reorganization have been economically and legally transferred to the New LAD Entities in accordance with the provisions in the respective contribution agreements.

9.   Permits and Licenses

     As of the Reorganization Effective Date and as of the Relevant Date, to the best knowledge of BPS, the New LAD Entities have all material public permits and licenses required for the LAD Business as operated as of the Reorganization Effective Date, and, to the best knowledge of BPS, as of the signing of this Agreement there are no indications for a withdrawal, revocation, restriction or amendment of these permits and licenses.

10.  Adverse Changes

     In the period between July 1, 2000 and the Signing Date, the LAD Business has been operated in the ordinary course and consistent with past practice and no events have occurred which would have a material adverse effect on the economic, financial and earning situation ( Vermogens-, Finanz- und Ertragslage) of the LAD Business taken as a whole except as disclosed in
     Schedule 10 of the BPS Disclosure Memorandum or as contemplated in this Agreement.

11.  Accounts Receivable

     The overall portion of the accounts receivable reflected in the Final Closing Balance Sheets which is not collectible for reasons other than an agreed settlement with, or waiver by, the respective New LAD Entity (the "Uncollectible Portion") will not
     exceed     the     aggregate     amount    of     individual     write-offs
     (Einzelwertbericbtigungen)          and         lump-sum         write-offs
     (Pauschalwertberichtigungen) made with respect to such accounts receivables in the Final Closing Balance Sheets or as identified in the underlying notes or working papers, provided that BPS shall only be liable for a breach of this representation to the extent that the Uncollectible Portion and all rights and claims relating thereto are assigned to BPS.

12.  Customers

     As of the signing of this Agreement, no customer of the LAD Business has cancelled or terminated, or to the knowledge of the New LAD Entities, threatened to cancel or otherwise terminate, any purchases that customer is contractually obligated to make. As of the signing of this Agreement, the New LAD Entities have not received notice that any such material customer intends to cancel or otherwise modify in any material adverse manner its relationship with the New LAD Entities.

13.  Affiliate Transactions

     Schedule 13 of the BPS Disclosure Memorandum discloses all purchasing, selling and other relationships between the New LAD Entities and Unaxis (or Unaxis' affiliates), except for such relationships established after the signing of this Agreement with the prior written consent of AFC, such consent not to be unreasonably withheld.

14.  Adequacy

     The New LAD Entities have all assets (including inventory), rights, intellectual property, contracts and permits necessary to continue to operate the LAD Business described in Annex A.1 and Schedule 14 consistent with past practice.

15.  Warranty

     Part I of Schedule 15 of the BPS Disclosure Memorandum as updated pursuant to Sec. 1.1 of this Agreement or, if executed after the signing of this Agreement, prior to the Closing Date discloses the term of all product warranties issued by BPS and the New LAD Entities in connection with the LAD Business which are not expired or time-barred as of the Closing Date. True and complete copies of the contracts listed in Part I of Schedule 15 as updated pursuant to Sec. 1.1 of this Agreement have been made available to AFC for review prior to the signing of this Agreement or, if executed after the signing of this Agreement, prior to the Closing Date. Except as described in Part II of Schedule 15 of the BPS Disclosure Memorandum, as of the signing of this Agreement, there (a) have been no material product or service warranty claims asserted against BPS, the New LAD Entities or their affiliates since January 1, 1997 related to the LAD Business, and (b) there have been no product recalls by BPS, the New LAD Entities or their affiliates related to the LAD Business.

     With respect to the projects identified in Part III of Schedule 15, any claims for damages of the respective customers against NewCo KG based on a breach of warranty or non-fulfillment (Nichterfullung) ("Customer Warranty Claims") are not in excess of the reserves established with regard thereto in the Final Closing Balance Sheets ("Specific Warranty Reserves"), provided that

     (a) BPS shall not be liable for a breach of this representation unless the procedural rules set forth in Sec. 1.5 para. 1.5.1 (as applied mutatis mutandis) have been complied with by NewCo KG; and

     (b) Alpha Subsidiary shall refund to BPS the amount by which the Specific Warranty Reserves exceed the aggregate amount of the Customer Warranty Claims as finally settled and/or adjudicated.

16.  Compliance with Laws

     BPS (with respect to the operation of the LAD Business) and the New LAD Entities are in compliance in all material respects with all laws, rules and regulations applicable to the LAD Business, including, but not limited to, labor, employment and pension laws and regulations and laws and regulations related to the protection of the environment.

17.  Environmental Matters

     Except as described in Schedule 17 of the BPS Disclosure Memorandum:

     (a) BPS and the New LAD Entities have complied in all material respects and are in compliance in all material respects with all such Environmental and Safety Requirements applicable to the LAD Business which would in case of noncompliance impose a material environmental liability of any of the New LAD Entities.

     (b) BPS and the New LAD Entities have obtained and complied in all material respects with and are in compliance in all material respects with all material permits, licenses and other authorizations that are required pursuant to Environmental and Safety Requirements for the occupation and operation of the facilities comprised in the LAD Business and the operation of the LAD Business.

     (c) As of the signing of this Agreement, neither BPS nor the New LAD Entities has received any notice or report regarding any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, arising under Environmental and Safety Requirements.

     As used in this Agreement, the term "Environmental and Safety Requirements" shall mean all federal, state, and local statutes, regulations, ordinances and similar provisions having the force of effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment in effect at or prior to the Closing Date, including without limitation all those relating to the presence use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation.

18.  Knowledge

     For the purpose of this Agreement, only the knowledge of the individuals listed in Schedule 18 of the BPS Disclosure Memorandum shall be deemed to be of knowledge of BPS or any of the New LAD Entities.

19.  Accredited Investor

     BPS is an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act. BPS is experienced in financial and business matters and is capable of evaluating the risks associated with the acquisition by it of the AFC Common Stock comprising the Stock Component. BPS is capable of bearing the economic risks of its investment in the Stock Component, including a complete loss of its investment. The Stock Component is being acquired for BPS's own account, and BPS has no present intention to sell or distribute AFC Common Stock.

                                                                        Annex 5B

                       AFC Representations and Disclosures

                                                                       ANNEX 5 B

                       AFC Representations and Warranties


1.   Corporate Status

     (a) As of Closing Date, each of AFC and Alpha Subsidiary will be duly incorporated and validly existing under the laws of the relevant jurisdiction. As of Closing Date, each of AFC and Alpha Subsidiary will have the power to own its respective properties and to carry on their respective businesses. As of Closing Date the character of the property owned or leased by AFC and Alpha Subsidiary and the nature of their respective businesses will not require that either be qualified to do business in any other jurisdiction.

     (b) As of Closing Date, AFC and Alpha Subsidiary have a capitalization as shown in Schedule 1 (b) of the AFC Disclosure Memorandum and their respective outstanding shares are validly issued, fully paid and non-assessable.

     (c) The execution, delivery and performance of this Agreement by AFC and Alpha Subsidiary and the consummation of the transactions contemplated hereby have been, as of the signing of this Agreement and will be as of Closing Date, duly and validly authorized and approved by all necessary corporate action and, when executed and delivered, this Agreement shall be legally binding on and enforceable against AFC and Alpha Subsidiary in accordance with its terms. As of the signing of this Agreement the execution and delivery of this Agreement do not and as of Closing Date will not, and the consummation of the transactions contemplated in this Agreement will not, violate the governing documents of AFC or Alpha Subsidiary nor will the consummation of the transactions contemplated in this Agreement result in any breach, violation, default or acceleration of the performance ("Interfering Event") of any obligations of AFC or Alpha Subsidiary under any judgment, decree, mortgage, agreement, indenture or other instrument applicable to AFC or Alpha Subsidiary or to which AFC or Alpha Subsidiary is a party or to which any of their properties are subject as of the Closing Date. Except as described in Schedule 1(c) of the AFC Disclosure Memorandum, no consent, approval or authorization of any third party or government authority is required for the consummation of the transactions contemplated by this Agreement.

     (d)  Except as set forth in Schedule 1(d) of the AFC Disclosure Memorandum,
          neither  of  AFC  or  Alpha   Subsidiary  owns  any  interest  in  any
          corporation, partnership, joint venture or other business entity.

2. The shares of AFC common stock comprising the Stock Component will be, when issued according to the terms of this Agreement, duly authorized, fully paid, validly issued and non-assessable and will be free and clear of any security interests, claims, liens, pledges, options, encumbrances, charges, voting trusts or other restrictions or limitations of any kind, except as provided in the respective governing documents of AFC and Alpha Subsidiary.

3.   SEC Filings and Financial Statements.


     (a) AFC has filed all forms, reports, statements and documents required to be filed with the United States Securities and Exchange Commission (the "SEC") since the date of its initial public offering of AFC common stock (collectively, the "AFC SEC Reports"). The AFC SEC Reports, as well as all forms, reports and documents to be filed by AFC, as the case may be, with the SEC after the date hereof and prior to the Closing, (i) were or will be prepared in accordance with the requirements of the US Securities Act of 1933, as amended, and the US Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations thereunder, (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and (iii) did not at the time they were filed, or will not at the time they are filed, omit any documents required to be filed as exhibits thereto. No subsidiary of AFC is subject to the periodic reporting requirements of the Exchange Act.

     (b) All of the financial statements included in the AFC SEC Reports and each of the financial statements to be filed by AFC with the SEC after the date hereof and prior to the Closing, in each case including any related notes thereto, as filed with the SEC (collectively, the "AFC Financial Statements"), have been or will be prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and subject, in the case of the unaudited statements, to normal, recurring audit adjustments) and each fairly present the consolidated financial position of AFC and its subsidiaries at the respective date thereof and the consolidated results of its operations and changes in cash flows for the periods indicated in accordance with U.S. GAAP.


4.   Litigation and Other Proceedings

     As of the signing of this Agreement, in the AFC Business no proceedings, except proceedings reflected in Schedule 4 of the AFC Disclosure
     Memorandum, before any courts, authorities or arbitration bodies are pending that, if determined adversely to AFC, would have a material adverse effect on the economic, financial and earning situation of the AFC Business taken as a whole and, to the best knowledge of AFC, such proceedings are not threatened. The AFC Business is not affected by any judgment, decree or settlement in any legal or administrative proceeding that materially restricts or impairs it in certain business measures, in the acquisition or disposition of assets, in competition or in its operation.


5.   Adverse Changes

     In the period between July 1, 2000 and the signing of this Agreement, the AFC Business has been operated in the ordinary course and consistent with past practice and no events have occurred which would have a material adverse effect on the economic, financial and earning situation (Vermogens-, Finanz- und Ertragslage) of the AFC Business taken as a whole except as contemplated in this Agreement.

::ODMA\PCDOCS\GRR\521650\1

                                                                     EXHIBIT 2.2
                                  NOTARIAL DEED



                                   Negotiated
                                       at
                                      Hanau
                                       on
                              December 29th, 2000.

                        Before me, the undersigned notary

                                Dr. Frank Bansch

       in the district of the higher regional court of Frankfurt (Germany)


appeared today the following persons:


1. Mr. Lawrence D. Firestone, born March 24, 1958, US-citizen, with private domicile at 325 Roxbury Circle, CO Springs, Colorado 80906, USA, identified by his US-passport, according to his declarations not acting in his own name, but as authorized representative of

     a) Applied Films Corporation ("AFC"), a Colorado Corporation having its registered office in Longmont, Colorado, on the basis of a power of at-

                                                                              /2
          torney dated December 20th, 2000, a certified copy of which is attached to this Deed, and

     b) AFCO Verwaltungs GmbH, a German limited liability company having its registered seat in Munich, Germany (County Court Munich, HRB 133554), acting not for itself, but as general partner of AFCO GmbH & Co. KG ("Alpha Subsidiary"), a newly formed and not yet registered German limited partnership having its seat in Munchen, Germany,

2. Dr. Thomas Emch, born June 11, 1950, Swiss citizen, with private domicile at CH-8914 Aeugst a. A., Im Uerenberg 10, personally known, according to his declarations not acting in his own name, but as authorized representative of

     a) Balzers Process Systems GmbH ("BPS"), a German limited liability company having its registered seat in Hanau, Germany (County Court Hanau, HRB 5392), on the basis of a power of attorney dated december 20th, 2000, a certified copy of which is attached to this Deed;

     b) Unaxis Holding AG ("Unaxis"), a Swiss stock corporation having its registered office in Zurich, Switzerland, on the basis of a power of attorney dated december 20th, 2000, a certified copy of which is attached to this Deed.

The persons appeared requested that this Deed including its Annexes and Exhibits be recorded in English. The acting notary who is in sufficient command of the English language and ascertained that the persons appeared are also in command of the English language. After having been instructed by the notary, the persons appeared waived the right to obtain the assistance of a certified interpreter.

The acting notary explained to the persons appeared the contents of ss. 3 para. 1 (7) of the German Notarization Act (Beurkundungsgesetz). The persons appeared confirmed to the notary that he has not been involved in the transaction within the meaning of ss. 3 para. 1(7) of the German Notarization Act.

The persons appeared, acting as stated above, requested the notarization of the following:

                                                                              /3

                               AMENDMENT AGREEMENT

           TO THE SHARE PURCHASE AND EXCHANGE AGREEMENT (NOTARIAL DEED
          DATED AS OF OCTOBER 18, 2000, A. PROT. 2000/308 OF THE NOTARY
                              STEPHEN CUENI, BASEL)

                                    Preamble

A. On October 18, 2000, the Parties entered into a Share Purchase and Exchange Agreement (Notarial Deed A. Prot. 2000/308 of the notary Stephan Cueni, Basel, Switzerland) attached hereto (without appendices) as Appendix A (the "Share Purchase and Exchange Agreement") providing for the sale and transfer of the LAD Business of the Unaxis group to AFC and certain of its subsidiaries subject to a reorganization of the LAD group as described in detail in a Reorganization Memorandum attached to the Share Purchase and Exchange Agreement.

B. Sec. 1.1 of the Share Purchase and Exchange Agreement provides that the LAD Reorganization will be carried out on the basis of a reorganization Documentation as defined therein which is attached in a preliminary form to the Share Purchase and Exchange Agreement and which is to be further developed, completed and updated by BPS in consultation with AFC.

     Furthermore, Sec. 1.1 of the Share Purchase and Exchange Agreement provides that certain disclosure schedules attached in a preliminary form to the Share Purchase and Exchange Agreement will also be further developed, completed and updated by BPS in consultation with AFC.

C. The Parties have agreed upon certain amendments to the Share Purchase and Exchange Agreement, including certain modifications in the LAD Reorganization, and have completed the Reorganization Documentation and the Preliminary Schedules.

NOW, THEREFORE, the Parties agree as follows:

                                                                              /4

                                    Article 1

Appendix 1 hereto contains updated and completed versions of all parts of the Reorganization Documentation as well as the completed list of employments as agreed between the Parties.


                                    Article 2

Appendix 2 hereto contains updated and completed versions of the Preliminary Schedules as agreed between the Parties.


                                    Article 3

3.1 Annex B to the Share Purchase and Exchange Agreement shall be replaced by a modified Reorganization Memorandum attached hereto as Appendix 3.

3.2 Sec. B, 3rd sentence of the Preamble of the Share Purchase and Exchange Agreement shall be deleted and replaced by the following provision:

               "For this purpose, all assets and certain liabilities (including employments) of the LAD Business operated in Germany, Belgium and Korea will be transferred to new entities (the "New LAD Entities") as described in more detail in the memorandum attached as Annex B (the "Reorganization Memorandum")."

3.3 Sec. D, first sentence of the Preamble of the Share Purchase and Exchange Agreement shall be deleted and replaced by the following provision:

               "AFC and BPS have agreed on a transaction in which Alpha Subsidiary will acquire all shares and limited partnership interests in the New LAD Entities in Germany, and AFC or other designated subsidiaries of AFC will acquire all shares in the other New LAD Entities, and take over the assets and liabilities (including employments) of the LAD activities in USA, Hongkong, China, Japan and Taiwan (the "Foreign Assets and Liabilities").

                                                                              /5

                                    Article 4

Sec. 1.1, fourth sentence of the Share Purchase and Exchange Agreement shall be deleted and replaced by the following provision:

                "A preliminary list of the employments which will be transferred to the New LAD Entities or to AFC or its designated subsidiary is attached as Annex 1.1.4."



                                    Article 5

5.1 Sec. 2.2 of the Share Purchase and Exchange Agreement shall be deleted and replaced by the following provision:

                "Subject to the conditions precedent set forth in Article 8 and subject to the further condition that the cash payment pursuant to Sec. 3.3 para. 3.3.1, the delivery of shares of AFC voting common stock pursuant to Sec. 3.3 para. 3.3.2, the repayment of the IKB Loan, if required pursuant to Sec. 4.4, and the cash payment in the amount of US $ 4,000,000 (in words: four million) pursuant to Sec. 4A.1, first sentence is made in accordance with such provisions, BPS hereby assigns the KG Interest (subject to registration in the Commercial Register) and the GmbH Share as of the Closing Date to Alpha Subsidiary which accepts such assignment (such assignment hereinafter the "Closing")."

5.2 Sec. 2.5 first sentence of the Share Purchase and Exchange Agreement shall be deleted and replaced by the following provision:

                "Unaxis and AFC agree that the shares in the New LAD Entities other than NewCo KG and NewCo GmbH (the "Foreign Shares") as well as the Foreign Assets and Liabilities shall be sold to AFC or its designated subsidiaries and, subject to the conditions referred to in Sec. 2.2 above, transferred to AFC or its designated subsidiaries on (and with

                                                                              -6
               respect to Taiwan and China as soon as legally permissible after) the Closing Date."


                                    Article 6

Article 3 of the Share Purchase and Exchange Agreement shall be deleted in its entirety and replaced by the following provision:

                                   "Article 3
                                  Consideration

3.1 Subject to the adjustments set forth in Sec. 3.2 below, the aggregate consideration owed by (i) Alpha Subsidiary for the acquisition of the Shares and (ii) AFC or its designated subsidiary for the acquisition of the Foreign Shares and the Foreign Assets and Liabilities shall be equal to (a) US $ 60,000,000 (in words: sixty million) adjusted as set forth below (the "Cash Component") and (b) 673,353 (in words: six hundred seventy-three thousand three hundred fifty-three) no par value shares of AFC voting common stock (the "Stock Component"). The Cash Component, subject to the adjustment pursuant to Sec. 3.2, and the Stock Component are collectively referred to herein as the purchase price (the "Purchase Price").

3.2       The Cash Component shall be adjusted as follows:

          If the aggregate sum of net equity (bilanzielles Reinvermogen) of the New LAD Entities and of the Foreign Assets and Liabilities as of the Closing Date as defined in Annex 3.4.1 and determined on a non-consolidated basis on the basis of the Final Closing Balance Sheets in accordance with the provisions of Sec. 3.5 (the "LAD Net Equity") is in excess of zero, then the Cash Component shall be increased by the amount of such excess (the "Excess Amount") and if the LAD Net Equity is lower than zero, then the Cash Component shall be reduced by the amount of such shortfall (the "Shortfall Amount").

                                                                              /7

3.3 The Purchase Price shall be paid by AFC (also on behalf of Alpha Subsidiary for the Shares and its designated subsidiaries, if any, for the Foreign Shares and the Foreign Assets and Liabilities) as follows:

3.3.1 A cash payment of US $ 50,000,000 (in words: fifty million) shall be made by AFC on the Closing Date by wire transfer of immediately available funds at AFC's expense to such account(s) as BPS may specify in writing to AFC at least three business days prior to the Closing Date.

3.3.2 673,353 shares of AFC voting common stock shall be delivered by Alpha Subsidiary on the Closing Date to BPS.

3.3.3 The portion of the Cash Component as adjusted pursuant to Sec. 3.2 exceeding an mount of US $ 50,000,000 (in words: fifty million), if any, plus interest thereon in the amount of 6.0 % p.a. as from the Closing Date ("Deferred Payment") less the amount of any disbursements by Deutsche Bank to BPS pursuant to Sec. 4A.2.1 or 4A2.2 shall be paid by AFC within five (5) business days after the determination of the Final Closing Balance Sheets pursuant to Sec. 3.5 (the "Determination Date") in the same manner as set forth in Sec. 3.3.1. If the Cash Component as adjusted pursuant to Sec. 3.2 is lower than US $ 50,000,000 (in words: fifty million) an amount equal to such shortfall plus interest thereon in the amount of 6.0 % p.a. as from the Closing Date less the amount of the Assignment Consideration, if any, the Transfer Consideration and any Indemnification Claims which are not covered by disbursements by Deutsche Bank to BPS pursuant to Sec. 4A.2.3 (a) shall be paid by BPS within five (5) business days after the Determination Date by wire transfer of immediately available funds at BPS's expense to such account(s) as AFC may specify in writing to BPS within two (2) business days after the Determination Date.

                                                                              /8

3.4 Any payments made by AFC to BPS in accordance with the foregoing provisions or on behalf of AFC in accordance with Art. 4A are made with full release effect (schuldbefreiende Wirkung) for Alpha Subsidiary and AFC or its designated subsidiaries vis-a-vis Unaxis, BPS and the Unaxis subsidiaries selling the Foreign Shares and the Foreign Assets and Liabilities and BPS will receive the payments also on behalf of Unaxis and/or such Unaxis subsidiaries and be responsible for the disbursement of the received amounts as internally agreed. Any payments made by BPS to AFC in accordance with the foregoing provisions or on behalf of BPS in accordance with Art. 4A are made with full release effect for BPS vis-a-vis Alpha Subsidiary and AFC or its designated subsidiaries and AFC will receive the payments also on behalf of Alpha Subsidiary and the designated subsidiaries of AFC, if any, and be responsible for the disbursement of the received amounts as internally agreed.

3.5 The Final Closing Balance Sheets, the LAD Net Equity and the Excess Amount or the Shortfall Amount, if any, will be determined as follows:

          (a) Within sixty (60) days after the Closing Date, AFC shall ensure the preparation of (i) balance sheets of each of the New LAD Entities and the Foreign Assets and Liabilities (pro-forma) as of the Closing Date (the" Proposed Closing Balance Sheets"), denominated in Deutsche Mark and prepared in accordance with IAS accounting principles and the principles of the Unaxis Reporting Manual as applicable as of the date hereof and the principles set forth in Annex 3.5 (a), and (ii) a report (the "AFC Report") calculating the LAD Net Equity and the Excess Amount or the Shortfall Amount, if any, and provide a copy of the Proposed Closing Balance Sheets and the AFC Report to BPS. At all times during the preparation of the Proposed Closing Balance Sheets and the AFC Report, AFC and its personnel, agents, accountants and other professional advisors involved in the preparation thereof shall, and AFC shall cause NewCo KG and

                                                                              /9
               its  personnel,   agents,   accountants  and  other  professional
               advisors involved to cooperate with and permit BPS and its personnel, agents, auditors, accountants and other professional advisors and allow them to observe such preparation.

          (b) BPS shall have thirty (30) days after receipt of the Proposed Closing Balance Sheets and the AFC Report to review such documents and determine whether it agrees with AFC's Proposed Closing Balance Sheets and determination of the Excess Amount or the Shortfall Amount, if any. During such period of time and in order to further enable BPS to conduct such review, AFC shall make available to BPS and its personnel, agents, accountants and other professional advisors (i) the books and record (including relevant workpapers) used in the preparation of the Proposed Closing Balance Sheets and (ii) AFC's personnel, agents, auditors or accountants responsible for the preparation of the Proposed Closing Balance Sheets and the AFC Report. In the event that BPS disagrees with the Proposed Closing Balance Sheet or the AFC Report as to the determination of the Excess Amount or the Shortfall Amount, if any, BPS shall notify AFC in writing of such disagreement within such 30 day period.

          (c) If BPS and AFC disagree on the Proposed Closing Balance Sheets or the AFC Report, then BPS and AFC shall attempt to resolve such disagreement by meeting and conferring in good faith during the 15-day period following BPS's written notification to AFC of its disagreement.

               If BPS and AFC are unable to resolve their disagreement within such 15-day period, BPS and AFC agree to retain the Frankfurt office of KPMG Deutsche Treuhandgesellschaft Aktiengesellschaft Wirtschaftsprufungsgesellschaft (the "Accounting Mediator") to mediate the dispute. The Accounting Mediator shall conduct such mediation as ex-

                                                                             /10
               pert arbitrator (Schiedsgutachter). The Accounting Mediator shall render a decision, if possible within a three months period, regarding the disputed Adjustment Amount, which decision shall be final and binding, and judgment upon the decision rendered by the Accounting Mediator may be entered by any court of competent jurisdiction. The Accounting Mediator shall also decide on the allocation of the costs of the mediation procedure in accordance with ss.ss. 91 et seq. of the German Civil Procedure Rules (Zivilprozessordnung).

          (d) The Proposed Closing Balance Sheets shall be the "Final Closing Balance Sheets" unless BPS notifies AFC of its disagreement in accordance with sub-para. (b). If BPS timely notifies AFC of its disagreement, the Proposed Closing Balance Sheets as adjusted as a result of the foregoing dispute resolution process set forth in sub-para. (c) shall be the "Final Closing Balance Sheets".


                                    Article 7

7.1 In Sec. 4.1 first sentence, the words "On the date on which the payments set forth in para. 3.4.1 or 3.4.2 are made" shall be deleted and replaced by the words "Within five (5) days after the Determination Date".

          The last sentence of Sec. 4.1 of the Share Purchase and Exchange Agreement shall be deleted and replaced by the following provision:

          "Subject to Sec. 4.3, the Assignment Consideration shall be paid by Alpha Subsidiary by wire transfer of immediately available funds at Alpha Subsidiary's expense on the date of assignment to an account of Unaxis as specified at least three business days in advance".

7.2 The following new Sec. 4.2 shall be added in Article 4 of the Share Purchase and Exchange Agreement after Sec. 4.1:

                                                                             /11

          "4.2 Within five (5) days after the Determination Date, Alpha Subsidiary shall pay to BPS the purchase prices owed by the New LAD Entities in Korea and Belgium for the acquisition of the assets and liabilities related to the LAD Business in their respective countries in the LAD Reorganization in accordance with the asset purchase agreements to be entered into by such New LAD Entities and the respective subsidiaries of Unaxis plus interest thereon in an amount of 6 % p.a. as from the Closing Date (the "Transfer Consideration"). Such payment shall be made subject to Sec. 4.3 in the same manner as set forth in Sec. 4.1, last sentence. The payment shall be made on behalf of, and with full release effect for, the New LAD Entities in Korea and Belgium and BPS will receive such payment on behalf of the respective Unaxis subsidiaries and be responsible for the disbursement of the received amount as internally agreed."

7.3 The following new Sec. 4.3 shall be added in Article 4 of the Share Purchase and Exchange Agreement after Sec. 4.2:

          "4.3 The aggregate amount of payments to be made by Alpha Subsidiary pursuant to Sec. 4.1 and 4.2 shall be reduced by the amount of any disbursements by Deutsche Bank to BPS pursuant to Sec. 4A.2.3 (a) or by the reduction of BPS's payment obligation pursuant to Sec. 3.3.3, second sentence, if any."

7.4       The old Sec. 4.2 shall become Sec. 4.4.

                                                                             /12

                                    Article 8

After Art. 4, the following new Article 4A shall be inserted:

                                   "Article 4A
                             Security for BPS Claims

The Parties agree that BPS's claims to collect (i) the Deferred Payment referred to in Sec. 3.3.3, if any, (ii) the Assignment Consideration referred to in Sec. 4.1, if any, (iii) the Transfer Consideration referred to in Sec. 4.2 and (iv) any indemnification payments from AFC, Alpha Subsidiary or NewCo KG in the event that any of the outstanding payment guarantees and sureties issued by certain banks to LAD customers or other beneficiaries with regard to existing performance obligations to be transferred to NewCo KG in the LAD Reorganization as listed in Annex 4A.1 are called by the respective beneficiaries (the "Indemnification Claims") shall be secured as follows:

4A.1 On the Closing Date, AFC shall make a cash payment in EURO in the amount of US $ 4,000,000 (in words: four million) converted into EURO at the average exchange rate as officially quoted by the Frankfurt Foreign Currency Exchange (amtlicher Mittelkurs) on the last business day immediately preceding the Closing Date (the "Conversion Rate") to a joint bank account of BPS and Alpha Subsidiary (the "Joint Bank Account") to be opened with Deutsche Bank, Frankfurt, prior to the Closing Date. Furthermore, two additional cash payments in EURO, each in the amount of US $ 2.000.000.-- (in words: Two million) converted into EURO at the Conversion Rate, shall be made by AFC on January 31, 2001 and February 28, 2001, respectively, to the Joint Bank Account. The sum of all cash payments made by AFC into the Joint Bank Account pursuant to the following provisions is referred to herein as "Adjustment Escrow Cash Amount".

4A.2 The Adjustment Escrow Cash Amount plus interest thereon as accrued shall be released by Deutsche Bank only in accordance with joint written instructions of BPS and AFC. BPS and AFC shall give the following instructions to Deutsche Bank:

                                                                             /13

4A.2.1 If the Deferred Payment (converted into EURO at the Conversion Rate) is equal to, or in excess of, the Adjustment Escrow Cash Amount plus interest thereon as accrued, then Deutsche Bank shall disburse to BPS the entire Adjustment Escrow Cash Amount plus interest thereon as accrued within five (5) business days after the Determination Date and AFC's obligation pursuant to Sec. 3.3.3 shall be deemed fulfilled to the extent that such disbursement is made. Any excess obligation of AFC pursuant to Sec. 3.3.3 shall remain unaffected.

4A.2.2 If the Deferred Payment (converted into EURO at the Conversion Rate) is lower than the Adjustment Escrow Cash Amount plus interest thereon as accrued, then Deutsche Bank shall disburse to BPS that portion of the Adjustment Escrow Cash Amount plus interest thereon as accrued equal to the Deferred Payment (converted into EURO at the Conversion
          Rate) within five (5) business days after the Determination Date and AFC's obligation pursuant to Sec. 3.3.3 shall be deemed fulfilled to the extent that such disbursement is made.

4A.2.3 Any portion of the Adjustment Escrow Cash Amount plus interest thereon as accrued remaining on the Joint Bank Account after the disbursement pursuant to Sec. 4A.2.2 (the "Remaining Escrow Cash Amount") shall be disbursed by Deutsche Bank as follows:

          (a) To the extent that the Assignment Consideration, if any, the Transfer Consideration or any Indemnification Claims are not paid by AFC, Alpha Subsidiary or NewCo KG, respectively, as and when due, Deutsche Bank shall disburse to BPS that portion of the Remaining Escrow Cash Amount plus interest thereon as accrued equal to such unpaid amounts plus interest thereon in an amount of 6 % p.a. as from the respective due dates reduced by any Shortfall Payment Amount payment due from BPS pursuant to Sec.
               3.3.3 (the "Not Outstanding Amount"), provided that BPS's obligation pursuant to Sec. 3.3.3 shall be deemed fulfilled to the extent that such deduction is made. If the Remaining Escrow Cash Amount is lower than the Not Outstanding Amount, BPS shall be enti-

                                                                             /14
               tled to allocate the disbursement actually received to the Assignment Consideration, the Transfer Consideration or the Indemnification Claims. The obligations of AFC, Alpha Subsidiary or NewCo KG regarding the Assignment Consideration, the Transfer Consideration or Indemnification Claim shall be deemed fulfilled to the extent that such disbursement (as allocated by BPS) is made and any excess obligations shall remain unaffected.

          (b) Any portion of the Remaining Escrow Cash Amount plus interest thereon as accrued not disbursed to BPS pursuant to para. (a) shall be disbursed by Deutsche Bank to AFC as soon as the performance obligations covered by payment guarantees and sureties listed in Annex 4A.1 have been validly transferred to NewCo KG.


                                    Article 9

9.1 Sec. 7.1.6 of the Share Purchase and Exchange Agreement shall be deleted and replaced by the following provision:

          "BPS shall maintain commercially reasonable and appropriate insurance coverage for the LAD Business consistent with past practice, provided that BPS and Alpha Subsidiary will attempt to have such insurances transferred to the New LAD Entities, AFC or its designated subsidiaries with effect as from the Closing."

9.2 Sec. 7.1.8 of the Share Purchase and Exchange Agreement shall be deleted and replaced by the following provision:

          "7.1.8 The New LAD Entities, AFC or its designated subsidiaries, as the case may be, on the one hand, and BPS or any other company of the Unaxis Group currently operating the LAD
                    Business  on the other  hand,  shall,  subject  to the prior approval of AFC, such approval not to be unreasonably withheld, enter into intercompany service agreements relating to the joint use of certain facilities on commercially reasonable

                                                                             /15
                    terms and conditions. BPS shall ensure that the employees of NewCo KG which will be working at the Hanau site until the completion of the Restructuring Program as defined in Sec.
                    1.6 will be allowed to use the Hanau casino on the same terms and conditions as applicable as of the Closing Date. Alpha Subsidiary shall reimburse to BPS on a pro rata basis the portion of the payment made by BPS to the caterer operating the Hanau casino corresponding to the number of NewCo KG's employees working at the Hanau site as compared to the overall number of employees working at the Hanau site and entitled to use the Hanau casino from time to time."


9.3 The following new provision shall be added in Article 7 of the Share Purchase and Exchange Agreement as new Sec. 7.1.9:

                "With respect to letters of credit issued in favor of BPS which are to be transferred to NewCo KG as part of the LAD Business in the LAD Reorganization and which are not amended or reissued in favor of NewCo KG on or prior to the Closing, BPS shall use its best efforts to enable NewCo KG to obtain all payments covered by such letters of credit in accordance with the terms and conditions of such letters of credit."

9.4 Sec. 7.6, first sentence, of the Share Purchase and Exchange Agreement shall be deleted and replaced by the following provision:

                "AFC, Alpha Subsidiary and BPS shall cooperate in good faith and use their best efforts to obtain as promptly as possible the consents to the transfer of the contracts and other legal relationships to be transferred to NewCo KG or the other New LAD Entities in the LAD Reorganization and to AFC or its designated subsidiaries, if any, as part of the Foreign Assets and Liabilities, from the respective contractual parties."

9.5 The following new provision shall be added in Article 7 of the Share Purchase and Exchange Agreement as new Sec. 7.7:

          "7.7 The Parties shall cooperate in good faith and use their best efforts to transfer the activities of the LAD Business located in Taiwan ("LAD Taiwan") and the LAD Business located in China

                                                                             /16

                    ("LAD China") as promptly as permitted by law after the Closing to AFC or its designated subsidiaries. Until such transfers become effective, AFC or its designated subsidiaries shall in all respects be put into a position as if LAD Taiwan and LAD China had already been transferred and, in particular, bear the economic burden and receive the economic benefit of LAD Taiwan and LAD China.



                                   Article 10

10.1      Sec. 8.2 of the Share Purchase and Exchange Agreement  including Annex
          7.6 shall be deleted.

10.2 Sec. 8.4 of the Share Purchase and Exchange Agreement shall be amended to read as follows:


          "8.4 NewCo KG has a valid lease agreement with BuL Vermietungs-gesellschaft mbH & Co. KG regarding the Hanau site substantially in the form as attached hereto as Annex 8.4.1, but providing for monthly rent reductions commensurate with the reduced use of space by NewCo KG at the end of the respective months."

10.3 Sec. 8.7 of the Share Purchase and Exchange Agreement shall be amended to read as follows:

          "8.7 The LAD Reorganization with respect to the LAD Business in Germany shall have become effective in accordance with Sec. 1 of the Reorganization Memorandum."

                                                                             /17

                                   Article 11

Annex 10.1 of the Share Purchase and Exchange Agreement shall be replaced by a new version of Annex 10.1 attached hereto as Appendix 4.



                                   Article 12

Sec. 3 (c) third sentence of Annex 5 A to the Share Purchase and Exchange Agreement shall be deleted and replaced by the following sentence:

       "With regard to the patents, trade and service marks and all applications for any of the foregoing identified in Schedule 3 (c) 3 of the BPS Disclosure Memorandum as updated pursuant to Article 1 of this Agreement (the "Licensed Intellectual Property Rights"), BPS owns such rights or has a valid license or sublicenses thereof and the licenses and sublicenses thereof to the LAD Business are valid license agreements."



                                   Article 13

Alpha Subsidiary shall procure that NewCo KG obtains as soon as possible the approval of the competent authorities or the relevant third parties to the transfer of public subsidy relationships which are to be transferred to NewCo KG as part of the LAD Business. Furthermore, Alpha Subsidiary shall ensure that NewCo KG complies with the terms and conditions applicable to the granting of such subsidies until such approval has been given and AFC and Alpha Subsidiary shall provide all necessary assurances as reasonably requested by the competent authorities or relevant third parties for giving their approval.



                                   Article 14

Neither AFC, Alpha Subsidiary, nor any of the New LAD Entities shall be entitled to use the name "Leybold" as a company name or as trademark or as part thereof or in any other way, provided that Alpha Subsidiary shall ensure that NewCo KG and NewCo GmbH delete "Leybold" from their company names as promptly as possible

                                                                             /18
after the Closing and NewCo KG and NewCo GmbH are entitled to use the name "Leybold" as company name for such interim period after the Closing Date and shall discontinue to use the name "Leybold" in any respect thereafter.



                                   Article 15



15.1 All capitalized terms not otherwise defined herein shall have the same meaning in this Agreement as assigned thereto in the Share Purchase and Exchange Agreement.



15.2      Costs

          Each of the parties shall pay all of its expenses (including fees and expenses of legal counsel, financial advisors or other representatives or consultants) incurred by it in connection with the preparation, negotiation, execution and implementation of this Agreement except as otherwise provided herein. The costs of the notarization of this Deed shall be borne by BPS and AFC to equal shares. The costs of the establishment of branch offices or representative offices of ACF or any of its subsidiaries, as the case may be, in China, Taiwan and Japan in connection with the transfer of the LAD Business pursuant to the Share Purchase and Exchange Agreement, as amended, shall be borne by BPS.

15.3      Amendment of Agreement

          This Agreement may be amended by the parties at any time provided that any such amendments will be binding only if set forth in writing executed by each of the parties unless notarization is required by law.


15.4      Notices

          All notices, demands and other communications given or delivered under this Agreement will be in writing and will be deemed to have been given when personally delivered or delivered by express courier service or telecopied. No-

                                                                             /19
          tices, demands and communications to the Parties will, unless another address is specified in writing, be sent to the address indicated below:

Notices to Unaxis:

         Unaxis-Management Ltd
         Hofwiesenstrasse 135
         P.O. Box 2409
         8021 Zurich
         Switzerland
         Attn.: Thomas Emch, General Counsel
         Facsimile: +41-1-360 9694

Notices to BPS:

         Balzers Process Systems GmbH
         Wilhem-Rohn-Strasse 25
         63450 Hanau
         Germany
         Attn.: Rechtsabteilung
         Facsimile: +49-6181 34 1106

         with a copy to Unaxis and in both cases with a copy to:

         Shearman & Sterling
         Mainzer Landstrasse 16
         60325 Frankfurt am Main
         Germany
         Attn.: Dr. Thomas Konig
         Facsimile: (+49) 69-9711 1100

         Notices to AFC or Alpha Subsidiary:
         Applied Films Corporation
         9586 I-25 East Frontage Road
         Longmont, CO 80504
         U.S.A.
         Attn.: Lawrence Firestone
         Facsimile: (+1) 303-774 3251

                                                                             /20
         with a copy to:
         Varnum, Riddering, Schmidt & Howlett LLP
         333 Bridge Street, N.W,
         P.O. Box 352
         Grand Rapids,
         Michigan 49501-0352
         Attn.: Daniel C. Molhoek
         Facsimile: (+1) 616-336 7000


15.5     Invalid or Unenforceable Provisions

          If any of the provisions of this Agreement is or becomes invalid or unenforceable, the remaining provisions of this Agreement shall remain unaffected. The invalid or unenforceable provision shall be replaced by the parties by a valid or enforceable provision which comes as close as possible to the commercial purpose of the invalid or unenforceable provision.

15.6      Choice of Law

          This Agreement, its interpretation and all questions arising out of, or in connection with, this Agreement, shall be governed by German law, except the UN Convention on Contracts for the Sale of Goods, without giving effect to any choice of law or conflict of law provisions or rules, provided that all corporate actions to be conducted pursuant to this Agreement by AFC with respect to the issuance and delivery of the shares constituting the Stock Component shall be governed by the law of the State of Colorado.

15.7      Each of the Parties hereto hereby grants power of attorney to

- Doris Schott with office domicile at Nu(beta)allee 24, 63450 Hanau, Germany,
- Marion Klemm-Dombrowski, with office domicile at Nu(beta)allee 24, 63450 Hanau, Germany
- Melanie Joh, with office  domicile at  Nu(beta)allee  24, 63450 Hanau,
  Germany

                                                                             /21
          each of them individually, each of them released from the restrictions imposed by ss. 181 of the German Civil Code or similar restrictions under other applicable jurisdictions, and each of them with the right to grant substitute power of attorney to notarice, to set forth and to agree upon the content of the Annexes Appendices and Schedules and to confirm that the Annexes, Appendices and Schedules so set forth are all the Annexes, Appendices and Schedules and that therefore the Agreement will be completed, and and/or to sign them hereby instruct the above persons to proceed in such manner promptly after the present Notarial Deed has been signed.

15.8 Any provisions of the Share Purchase and Exchange Agreement not especially amended herein shall remain unaffected.


The above Deed has been read to the persons appeared in the presence of the notary, approved by them and signed by them and by the notary as follows.

The other Annexes, Appendices and Exhibits were presented to the Parties and but not signed by them, but by Miss Melanie Joh instead of them. On this behalf the notary informed the Parties that the Annexes, Appendices and Schedules that consist of an inventory of things, rights or legal relationships which are already in existence do not have to be read to the Parties according to ss. 14 of the German Notarization Act (Beurkundungsgesetz) but are nevertheless part of the notarial deed and this part of the agreement. After the Parties were instructed accordingly they waived the reading of the above mentioned documents but not the attachment of the alone mentioned documents to this notarial record.

sign. Thomas Emch
sign. Lawrence D. Firestone
sign. Dr. Frank Bansch, Notar       L. S.



::ODMA\PCDOCS\GRR\521315\1

                                                                     EXHIBIT 2.3

                             CONTRIBUTION AGREEMENT



                                     between

                          Balzers Process Systems GmbH

                            Registered Office: Hanau

                                            - hereinafter referred to as "BPS" -


                                       and



                          Leybold Coating GmbH & Co. KG

                           Registered Office: Alzenau

                                - hereinafter referred to as "Leybold Coating" -



                             dated December 29, 2000

                                    Preamble


A. BPS, an indirect subsidiary of Unaxis Holding AG having its registered office in Zurich ("Unaxis"), is the sole limited partner of Leybold Coating, formed as of 22.11.2000, registered in the Commercial Register of the local court of Aschaffenburg under HRA 3707 with a capital interest subject to liability registered in the Commercial Register to EUR 90,000. Leybold Coating GmbH having its registered office in Hanau and registered in the Commercial Register of the local court of Hanau under HRB 6605 is sole general partner of Leybold Coating without capital interest.

B. Unaxis and BPS on the one hand and Applied Films Corporation, Longmount, Colorado ("AFC") and a German subsidiary of AFC ("Alpha Subsidiary"), on the other hand, entered into a Share Purchase and Exchange Agreement dated Oktober 18, 2000 (notarial deed A.Prot. 2000/308 of the public notary Stephan Cueni in Basel) ("Main Agreement") providing for the sale of the business area Large Area Coating (defined therein as LAD Business) of Unaxis to AFC Subsidiary.

     In the Main Agreement BPS undertook, inter alia, to spin-off the German activities of the LAD Business to Leybold Coating; subsequently, the shares in Leybold Coating GmbH and the limited partnership interests in Leybold Coating shall be transferred to Alpha Subsidiary. For the transfer of the non-German parts of the LAD Business to AFC or its designated subsidiary individual sale agreements - upon implementation of an internal
     reorganization   -  shall  be   concluded.   The  parties  agree  that  all
     indemnifications, all representations and warranties, covenants and liability regarding the sold business division are exclusively stipulated in the Main Agreement.

C. By resolution of December 27, 2000 attached as Appendix C.1, the partners of Leybold Coating resolved upon the contribution by BPS of the portion of the LAD Business, which is operated by BPS as a legally non-autonomous business division as described in Appendix C.2 (" German LAD Business"), against increase of the compulsory contribution in the amount of EUR 90,000 by EUR 10,000 to EUR 100,000. In implementation of BPS' contributory obligation the parties hereby agree the following:

                                   Article 1
                    Contribution of the subsidiary operation

1.1 Subject to the provisions of this agreement, BPS shall transfer the German LAD Business to Leybold Coating with commercial and legal effect as of December 31, 2000, 23.00 o'clock, (hereinafter referred to as "Transfer Date") as contribution in kind, with exception of the lease agreement between Lahmeyer Grundbesitz GmbH & Co. KG/Victoria Mathias Verwaltungsgesellschaft mbH and BPS dated May 25/June 5, 2000 (the "Lease Agreement") which shall be transferred on signing of this Agreement. The parties agree that BPS shall have the right to temporarily store goods on the business premises in Alzenau after the transfer of the Lease Agreement to Leybold Coating.

1.2 A preliminary pro-forma balance sheet according to IAS of the German LAD-Business as of June 30, 2000 is attached as Appendix 1.2.

1.3 Leybold Coating shall take over the assets and liabilities comprised in the German LAD Business at current book values according to German GAAP. Any positive net book value amount shall be credited to the reserve account of BPS.

                                   Article 2
                        Scope of the Contribution in Kind

2.1 All assets that form part of the German LAD Business as of the Transfer Date shall be contributed, in particular the following assets:

2.1.1 Machines, technical plants and equipment (including plants under construction), furnitures and fixtures, vehicles, assets of small value, accessories and spare parts, situated on the properties and in the premises specified in Appendix 2.1.1.1 as of the Transfer Date, in particular the items specified in Appendix 2.1.1.2, unless disposed off or eliminated in the ordinary course of business;

2.1.2 Intangible assets (patents and patent applications, trademarks), domain names as well as know-how related to the German LAD Business listed in Appendix 2.1.2.1, unless disposed off or eliminated in the ordinary course of business; the intangible assets listed in Appendix
          5.2.2 shall not be contributed;

2.1.3 Inventories (raw materials, auxiliary materials, operating supplies, finished and unfinished products as well as finished product services and in progress) that are situated on the properties or in the premises specified in Appendix 2.1.1.1 as of the

          Transfer Date, in particular the inventories listed in Appendix 2.1.3, unless disposed off or eliminated in the ordinary course of business;

2.1.4 Receivables for deliveries and services and other receivables as specified in Appendix 2.1.4, unless disposed off or eliminated in the ordinary course of business; the .1 receivables specified in Appendix
          2.1.4.2 shall not be contributed (the "Retained Receivables");

2.1.5 Cheques, cash balances, Bundesbank and postal giro credit balances and credit balances on accounts with credit institutions as specified in Appendix 2.1.5, unless disposed off or eliminated in the ordinary course of business;

2.1.6 Contracts (including all rights and obligations) and binding contractual offers with suppliers and customers as specified in Appendix 2.1.6.1, rental and lease contracts and binding contractual offers as specified in Appendix 2.1.6.2, licensing agreements and binding contractual offers as specified in Appendix 2.1.6.3 and other contracts and binding contractual offers as specified in Appendix 2.1.6.4, but, however, without the Retained Receivables;

2.1.7 Books of account, business documents and other documents used exclusively in connection with the German LAD Business. Leybold Coating may inspect any books of account, business documents and other documents used, inter alia, in connection with the German LAD Business at any time upon prior notice to BPS, and these may be copied at BPS at Leybold Coating's expense.

2.2 In addition, the liabilities, obligations and other legal commitments (hereinafter referred to as "Liabilities") as specified in Appendix
          2.2 shall be contributed; Liabilities not listed shall not be contributed, unless transferred to Leybold Coating or to be assumed by Leybold Coating pursuant to the provisions of this Agreement.

                                   Article 3
                              Transfer of Ownership

BPS and Leybold Coating agree that title to the assets  contributed  pursuant to
Article 2, para. 2.1, will be transferred to Leybold Coating with effect from the Transfer Date. On the Transfer Date, BPS shall grant Leybold Coating effective control (unmittelbaren Besitz) to the movable assets specified in
Article 2, para. 2.1. If it is not possible to grant effective control, BPS shall, from the Transfer Date, exercise its possession of such movable assets on behalf of Leybold Coating on an indirect ownership basis in accordance with Leybold Coating's instructions. In case such assets are, on the Transfer Date, in the possession of third parties, BPS hereby assigns its claims for return of such assets to Leybold Coating with effect from the Transfer Date; Leybold Coating hereby accepts such assignment. In case of existing retention rights or pledged property rights on the Transfer Date, BPS hereby transfers its reversionary claims to Leybold Coating with effect from the Transfer Date.

The intangible assets described in Article 2 para. 2.1.2 shall be assigned by BPS to Leybold Coating pursuant to the form of assignment attached hereto as Appendix 3.

                                   Article 4
              Transfer of Contracts/Accounts receivable/Liabilities

4.1 With effect from the Transfer Date, Leybold Coating shall enter into the contracts and binding contract offers contributed pursuant to
          Article 2, para. 2.1.6 with releasing effect for BPS assume with releasing effect the Liabilities contributed pursuant to Article 2, para. 2.2.

4.2 BPS shall endeavour to immediately obtain the approval of its contractual partners to the transfer of the contracts and binding contract offers with all rights and duties and to obtain the approval of creditors to the transfer of the Liabilities, both with full releasing effect for BPS. Art. 7.6 of the Main Agreement remains unaffected.

4.3 If approval has not been obtained from individual contractual partners or creditors at the Transfer Date, Leybold Coating and BPS shall act as if approval had been given and the contract, the binding contractual offer or the Liability was fully transferred to Leybold Coating. To the extent any contractual rights and obligations or any Liabilities externally remain with BPS, BPS shall honour these rights and obligations and Liabilities for the account and on behalf of Leybold Coating. In particular, Leybold Coating shall indemnify BPS from all obligations arising out of the contracts and binding contractual offers contributed pursuant to Article 2, para. 2.1.6, any liabilities vis-a-vis third parties which have granted securities with respect to such obligations and from the Liabilities.

                                   Article 5
                              Granting of Licenses

5.1 Leybold Coating hereby agrees to grant BPS a license according to the specimen attached in Appendix 5.1 for the use of the intangible assets transferred pursuant to Article 2, para. 2.1.2 (including the right to grant sublicenses).

5.2 BPS hereby agrees to grant Leybold Coating a license according to the specimen attached in Appendix 5.2.1 for the use of the intangible assets listed in Appendix 5.2.2 (including the right to grant sublicenses).

                                   Article 6
               Transfer of Employments and Company Pension Schemes

6.1 The staff members employed in the German LAD Business on the Transfer Date are listed in Appendix 6.1. According to Sec. 613 lit. a) German Civil Code (BGB), Leybold Coating will enter into the existing employment contracts for the employees involved in the German LAD Business as their new employer, i.e. the rights and obligations arising  out of these  employment  contracts  will be  transferred  to
          Leybold Coating as the new employer unless employees oppose to the transfer of operations. This also applies to the associated obligations arising out of pension commitments. Furthermore, Liabilities resulting from employee-inventions shall be assumed.

6.2 BPS shall indemnify Leybold Coating with respect to the fulfillment of claims (except for pension claims) of employees listed in Appendix 6.1 covering the period before the "Closing Date" as defined in Sec. 2.4 of the Main Agreement, in particular of wage and salary claims (including X-mas bonuses and vacation pays), leave claims, severance pays and other payments in addition to the regular salary, unless reflected in reserves in the "Final Closing Balance Sheets" as defined in Sec. 3.5 (d) of the Main Agreement.

          Pension rights of the employees listed on Appendix 6.1, relating to the time period prior to the Closing Date shall be taken into account by adequate reserves in the Final Closing Balance Sheet.

          In addition, BPS shall release Leybold Coating from all taxes, social security contributions and industry accident insurance fund contributions payable for the employees listed in Appendix 6.1 for the time prior to the Closing Date unless reflected in reserves in the Final Closing Balance Sheet.

          To the extent BPS effected payments to the employees listed on Appendix 6.1 prior to the Closing Date to satisfy obligations of the kind set out in the foregoing provisions, which also cover periods of time after the Closing Date, Leybold Coating shall refund such payments to BPS to the extent they are allocable to the time period after the Closing Date. In case reserves on the Final Closing Balance Sheet for obligations vis-a-vis employees listed on Appendix 6.1 exceed the actually due amounts, Leybold Coating shall refund the exceeding amounts to BPS.

6.3 BPS shall release Leybold Coating from the fulfillment of all claims of employees transferred to Leybold Coating at the Transfer Date according to Sec. 613 lit. a) BGB, and not listed on Appendix 6.1, provided that Leybold Coating terminates the employments with these employees at the earliest possible date in compliance with the applicable formal and time requirements as well as the requirements under material law.

          Furthermore, BPS releases Leybold Coating from all taxes, social security contributions and contributions to the industry accident insurance fund for employees transferred to Leybold Coating at the Transfer Date according to Sec. 613 lit. a) BGB and not listed on Appendix 6.1.

          For the sake of clarity, BPS and Leybold Coating agree that obligations arising out of pension commitments relating to employees not transferred in accordance with Sec. 613 lit. a) German Civil Code
          (BGB) or to former BPS employees shall remain with BPS, and shall not be transferred.

6.4 It is contemplated to reduce the workforce listed in Appendix 6.1 within three months after the Closing by up to 9 employees for operational reasons. BPS shall reimburse Leybold Coating the incurred labour costs according to the following provisions against ordinary account render and evidence:

          (a) The refunded labour costs as defined in lit. (b) shall be reimbursed subject to the condition that Leybold Coating terminates the employments of the employees concerned (in aggregate no more than 9 employees) for operational reasons immediately after the Closing in compliance with all formal and time requirements as well as the requirements under material law. Leybold Coating shall take adequate legal remedies against possible suits for protection against dismissal and shall pursue the legal proceedings with the due diligence of a prudent businessman. BPS shall reimburse Leybold Coating the costs incurred and evidenced for the legal proceedings to an adequate extent. Any settlements or termination agreements require the prior approval of BPS not to be unreasonable withheld. Approval is deemed given if BPS does not refuse approval within one (1) week from the receipt of the respective drafts.

          (b) Upon notice of termination is given according to (a) to the employees concerned (in aggregate no more than 9 persons), BPS will reimburse Leybold Coating the salaries and social insurance contributions ("Salary Payments") due for the time from the notice of termination until the end of the employment, but, however, until the expiration of the period of notice of termination at the latest as well as severance pays occurring from settlements or termination agreements concluded with the approval of BPS ("Severance Pays") (summarizing referred to as "Labour Cost Refunds"). To this extent, no reserves shall be set aside in the Final Closing Balance Sheet.

          (c) In addition, Labour Cost Refunds require that Leybold Coating releases the concerned employees from work upon receipt of the notices of termination unless a continuation of the employment is imposed by court order. If Leybold Coating continues to employ dismissed employees after the receipt of the notice of termination without court order, BPS' obligation to Labour Cost Refunds is reduced pro rata temporis to the time for the duration of the continued employment.

          (d) Any Labour Cost Refunds require evidence by presentation of the pertinent employment contracts and notices of termination as well as the wage tax cards and remittance vouchers. The refund shall fall due for payment within two (2) weeks after the presentation of the required evidence.

          (e) Leybold Coating agrees to instruct its auditors to verify the information submitted by Leybold Coating for the Labour Cost Refunds and to confirm their accuracy to BPS.

          BPS shall have the right to review the requirements for the Labour Cost Refunds and to seek assistance of auditing companies or any other consultants as the case may be. Leybold Coating has to grant BPS and its employees, auditing companies and other consultants access to its business premises and to its business documents for inspection to the extent required for an audit and give information.

6.5 The employments of eight (8) employees listed in Appendix 6.1 are currently suspended. After their return, Leybold Coating will consider the possibility to continue their employment. If there are no adequate vacancies available, the workforce can be reduced by further up to eight (8) employees subject to Labour Cost Refunds. The provisions of para. 6.4 lit. (a) to (e) shall apply mutatis mutandis.

6.6 BPS will consider all possibilities to provide all employees affected by a reduction of the workforce according to paras. 6.4 and 6.5 with an employment at adequate conditions in the Unaxis Group.

                                   Article 7
                 Collaboration following the Legal Transfer Date

7.1 Following the Transfer Date, BPS and Leybold Coating shall work together to ensure a smooth and efficient transfer of the German LAD Business from BPS to Leybold Coating. The parties shall do and organize all that is necessary to secure the implementation of this Contribution Agreement. In particular, BPS and Leybold Coating shall make all declarations and take all actions required for a legally valid transfer of the assets, Liabilities and contracts contributed pursuant to Article 2.

7.2 All rental payments, leasing installments, gas, electricity and telecommunication fees, ancillary costs and other periodic payments for the business operation shall be borne by BPS relating to the time period prior to the Transfer Date and relating to the time period following the Transfer Date by Leybold Coating. BPS shall be entitled to all periodically occurring receipts relating to the time period before the Transfer Date and Leybold Coating relating to the time period after the Transfer Date. Obligations for payment and outstanding accounts allocable to the time period beginning before the Transfer Date and ending after the Transfer Date shall be divided among BPS and Leybold Coating pro rata temporis.

          Upon the Transfer Date or shortly before or after the Transfer Date, respectively, the meters for gas, water, electricity, heating, etc. shall be read as basis for the allocation of costs stipulated above. To the extent an exact allocation is impossible, such costs shall be estimated on the basis of appropriate auxiliaries. All payments under this para. 7.2 shall be due and payable immediately.

7.3 BPS and Leybold Coating shall pass on immediately to the other party all payments received after the Transfer Date, as well as all communications, information, correspondence and inquiries relating to the German LAD Business that are owed to the other party or that relate to the other party under the terms of this agreement.

7.4 Leybold Coating shall grant BPS and its auditors access to the business premises of the German LAD Business and shall allow them to inspect the documents contributed in accordance with para. 2.1.7, to the extent required for drawing up

          BPS's annual financial statement for the fiscal year 2000 or expedient for BPS for other reasons.

          Leybold Coating undertakes to keep all documents not contributed under para. 2.1.7 situated in the business premises of the German LAD Business at the Legal Transfer Date in a suitable and organised manner, free of charge, to grant BPS access to such documents at all times, and to surrender them to BPS at any time.


                                   Article 8
                                  Caveat Emptor

In view of the Main Agreement, in particular in view of the claims of AFC and Alpha Subsidiary against BPS stipulated therein, BPS and Leybold Coating agree that apart from the claims and rights expressly set forth in this Contribution Agreement, all claims and rights of Leybold Coating against BPS, in particular warranty and liability claims, rights of indemnity, claims for non-performance and other claims, shall be excluded. The provisions of the Main Agreement shall remain unaffected.

                                   Article 9
                                Final Provisions

9.1 The costs associated with the conclusion and performance of this agreement shall be borne by Leybold Coating. Costs arising from the transfer of, or alteration in the registration of intangible assets shall be borne exclusively by Leybold Coating.

9.2 The appendices to this agreement shall be integral part of this agreement.

9.3 If any provision of this agreement is held to be or becomes legally invalid or if this agreement proves to be incomplete, the validity of the remaining provisions in this agreement shall not be affected. In this event the invalid or missing provision shall be replaced by a valid provision that is as close as possible to the purpose of the invalid provision, or that is as close as possible to what would have been agreed by the parties, had they considered the matter in question.

9.4       This agreement shall be governed by German law.

9.5 The place of venue for disputes arising out of, or in connection with this Contribution Agreement, or arising out of, or in connection with its validity, shall be Frankfurt am Main.

     For BPS:


     /s/ Dr. Joachim Manke
         Dr. Joachim Manke



     For Leybold Coating:


     /s/ Helmut Frankenburger
         Helmut Frankenburger


       ::ODMA\PCDOCS\GRR\520904\1

                                                                     EXHIBIT 2.4

                  BRAVO INTELLECTUAL PROPERTY LICENSE AGREEMENT

     This INTELLECTUAL PROPERTY LICENSE AGREEMENT is made on the 29th day of December 2000 by and between Balzers Process Systems GmbH, a German limited liability company, having its registered office in Hanau, Germany (the "Licensor"), and Leybold Coating GmbH & Co. KG, a German limited partnership, having its registered office in Alzenau, Germany (the "Licensee") (each a "Party", and collectively the "Parties").

     WHEREAS, pursuant to that certain Share Purchase and Exchange Agreement dated October 18, 2000 (the "Share Purchase and Exchange Agreement"), between, among others, Unaxis Holding AG ("Unaxis") and Applied Films Corporation ("AFC"), the parties thereto determined that it would be appropriate and desirable for Licensor to contribute, and for Licensee to receive and assume, directly or indirectly, substantially all of the assets and liabilities associated with Licensor's LAD Business and the shares, investments or similar interests currently held by Unaxis of the legal entities that conduct such business;


     WHEREAS, Licensor and Licensee are parties to a Contribution Agreement (Einbringungsvertrag) dated on the date hereof (the "Contribution Agreement"), pursuant to which Licensor agreed to contribute to Licensee its LAD Business (as defined therein), including certain intellectual property rights related to the LAD Business with effect as of December 31, 2000 (the "Effective Date").


     WHEREAS, Licensor shall, pursuant to Paragraph 2.1.2 of the Contribution Agreement, assign to Licensee such intellectual property rights, and, pursuant to Paragraph 5.2 of the Contribution Agreement, license to Licensee certain other intellectual property rights.

     NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:



                                 1. DEFINITIONS

     As used herein, the following terms shall have the meanings set forth below:

     1.1. "Affiliate" shall have the meaning as defined inss.ss.15 et seq. of the German Stock Corporation Act.

     1.2. "Improvements" shall mean any findings, discoveries, inventions, additions, modifications, formulations, variations, enhancements, refinements, derivative works, developments or changes, whether or not patentable or copyrightable, made in connection with the Licensed Intellectual Property.

     1.3. "Intellectual Property Registrations" shall mean all patents and all applications for any of the foregoing included in the Licensed Intellectual Property.

     1.4. "Licensed Intellectual Property" shall mean the patents and the patents issuing from patent applications listed in Schedule 1 hereto, any reissues, continuations, divisionals, continuations in part, reexamination or renewals thereof

     1.5. "Licensee Field" shall mean the field of use as defined in Schedule 2.

     1.6. "Licensor Field" shall mean the field of use as defined in Schedule 3.

     1.7. "Outside Field" shall mean any field of use outside of, and not including, the Licensee Field and the Licensor Field

     1.8. "Person" shall mean and include an individual, sole proprietorship, partnership, joint venture, corporation, limited liability company, trust, association, organization and government authority, or any other form of entity.

                              2. GRANT OF LICENSE

     2.1. License Grant. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee an irrevocable, royalty-free, non-transferable (except as provided hereunder), perpetual, worldwide, license (or sublicense) under the Licensed Intellectual Property to make, have made, use lease, sell and have sold products and to make Improvements in the Licensee Field and the Outside Field. For the avoidance of doubt, the license granted under this Paragraph 2.1 shall not be construed to be grant of any rights in the Licensor Field, whether by implication or otherwise during the first two (2) years after the Effective Date. The license granted under this Paragraph 2.1 shall be exclusive (even as to the Licensor) in the Licensee Field and shall be non-exclusive in the Outside Field, provided that, 2 (two) years after the Effective Date, the non-exclusive portion of the license shall be expanded to include the Licensor Field and the Outside Field, and the exclusive portion of the license shall be non-exclusive, provided that Licensor may only grant a license to the Licensed Intellectual Property in the Licensee Field to Licensor's Affiliates, subcontractors and customers.

     2.2. Right to Sublicense. Licensee shall have the right to grant sublicenses of its rights under this Agreement to its Affiliates. All other sublicenses shall require the consent of Licensor, which, except with respect to sublicenses in the Licensor Field, shall not be unreasonably withheld. Sublicensees shall agree in writing to be bound by the terms and conditions of this Agreement.


                                  3. OWNERSHIP

     3.1. Ownership. Licensee acknowledges that, as between Licensee and Licensor, Licensor owns all right, title, and interest in and to the Licensed Intellectual Property (except in the cases where Licensor has only granted Licensee a sublicense to the Licensed Intellectual Property).

     3.2. Execution of Documents. Consistent with the terms of this Agreement, each Party shall perform all lawful acts and execute such instruments as the other Party may reasonably request to confirm, evidence, maintain or protect such Party's rights to or under the Licensed Intellectual Property. If either Party refuses or fails to perform such acts or execute such instruments, the other Party may do so as attorney-in-fact for such purpose.

     3.3. Improvements. All right, title, and interest in and to Improvements made by Licensor, whether or not patentable, shall be the sole and exclusive property of Licensor or the third party which has licensed the Licensed Intellectual Property to Licensor and no license to any such Improvements shall be granted hereunder. All right, title, and interest in and to Improvements made by Licensee, whether or not patentable, shall be the sole and exclusive property of Licensee.

     3.4. No Other License. Except as expressly provided in this Agreement, nothing herein shall be construed as granting Licensee any license or other rights under any intellectual property of Licensor.


                       4. REPRESENTATIONS AND WARRANTIES

     4.1. Mutual Representations. Each Party, as of the date hereof, represents and warrants to the other that such Party has the requisite legal and corporate power and authority to execute and deliver this Agreement and to carry out and perform all of its obligations hereunder.

     4.2. Representation of Licensor. Licensor represents and warrants that it owns and has the right to license it to the Licensee or has a license, with the right to sublicense, to the Licensed Intellectual Property, provided that any claim for breach of this representation can only be made pursuant to and within the limitations of Article 6 of the Share Purchase Agreement.

     4.3. Restriction of Transfer of Licensed Intellectual Property. Licensor further warrants that it will not transfer or encumber the Licensed Intellectual Property or its license thereto to any third party throughout the term of this Agreement, unless such third party is an Affiliate of Licensor or another legal entity succeeding to all or substantially all of the assets to which this Agreement pertains, provided that such third party agrees to be bound by the terms of this Agreement.

     4.4. Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND IN THE SHARE PURCHASE AND EXCHANGE AGREEMENT, NEITHER PARTY MAKES, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS OR IMPLIED, WITH REGARD TO THE LICENSED INTELLECTUAL PROPERTY,

INCLUDING BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF THE LICENSED INTELLECTUAL PROPERTY, THAT THE LICENSED INTELLECTUAL PROPERTY CAN BE SUCCESSFULLY COMMERCIALIZED, OR THAT THE USE OF THE LICENSED INTELLECTUAL PROPERTY WILL NOT INFRINGE THE INTELLECTUAL PROPERTY OF ANY THIRD PARTY.

     4.5. Limitation of Liability. UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES (EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND REGARDLESS OF THE THEORY OF LIABILITY), ARISING FROM ANY PROVISION OF THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY REMEDY; EXCEPT THAT A CLAIM IS BASED UPON WILLFUL MISCONDUCT ("Vorsatz").

     4.6. Indemnification. Subject to the terms and conditions of this Agreement, each Party shall compensate the other Party in an amount equal to the damages suffered by it as a result of the breach of representations and warranties under this Agreement.

                         5. PROSECUTION AND MAINTENANCE

     5.1. Licensor to Control. Except as specifically hereafter provided, Licensor shall prosecute and maintain all Intellectual Property Registrations in all countries requested by Licensee. At the request of Licensor, Licensee shall provide reasonable cooperation in connection with such prosecution or maintenance. Licensee shall make available to the Licensor or its respective authorized attorneys, agents or representatives such of its employees as the Licensor in its reasonable judgment deems necessary in order to assist with the prosecution or maintenance of the Intellectual Property Registrations. Licensee shall sign or use its best efforts to have signed at no charge to the Licensor all legal documents necessary in connection with such prosecution and maintenance.

     5.2. Updates on Developments. Licensor shall advise Licensee of any substantial action or development in the prosecution and maintenance of the Intellectual Property Registrations. Periodically, but at least annually in a calendar year, Licensor shall advise Licensee in writing of all upcoming deadlines in connection with the Intellectual Property Registrations. Unless Licensor notifies Licensee as provided below with respect to taking action in a particular Intellectual Property Registration, Licensor shall take the required action. If Licensor fails to take a required action in connection with a particular Intellectual Property Registration within due time, but in any event, at least within ninety (90) business days before the non-extendable deadline for taking such action, it shall so notify Licensee within such time period, and Licensee shall have the right, but not the obligation, to take the required action which, unless Licensor (or any other owner of the Licensed Intellectual Property) has abandoned such Intellectual Property Right under Section 5.3, will be at the cost and expense of Licensor.

     5.3. Licensor Abandonment. If Licensor (or any other owner of the Licensed Intellectual Property) intends to disclaim, dedicate, or otherwise abandon any of the Licensed Intellectual Property in any country specified by Licensee, Licensor shall notify Licensee thereof in writing, and upon the written request of Licensee (to be made within thirty (30) days after receipt of Licensor's notification), Licensor (or any other owner of the Licensed Intellectual Property) shall assign such Licensed Intellectual Property in the specified countries to Licensee, provided that the Licensee shall pay all transfer costs, and Licensor (or any other owner of the Licensed Intellectual Property) shall forfeit its rights under such intellectual property in such countries. In the event that the Licensee does not make such a written request within thirty (30) days, Licensor shall be entitled to proceed at its sole discretion.


                 6. ENFORCEMENT OF INTELLECTUAL PROPERTY RIGHTS

     6.1. Infringement. In the event that either Party obtains knowledge of any infringement or misappropriation by a third party of any of the Licensed
Intellectual Property such Party shall notify the other Party promptly of such infringement and provide the other Party with any available evidence of such infringement or misappropriation.

     6.2. Enforcement. Licensor shall have the first right, but not the obligation, to commence, prosecute, and settle or otherwise compromise any dispute, action, suit, or proceeding involving or against any third party believed to have infringed or misappropriated any Licensed Intellectual Property, except that Licensor cannot, in any settlement, impair any of Licensee's rights to the Licensed Intellectual Property in the Licensee Field without approval of the Licensee; provided, however, if Licensor elects not to commence or prosecute any action, suit, or proceeding involving or against any third party believed to have infringed or misappropriated any Licensed
Intellectual Property within sixty (60) days from the notice provided under Paragraph 6.1, then the Licensee may commence such action, suit or proceeding under its own discretion and control, except that Licensee cannot, in any settlement, impair any of Licensor's rights to the Licensed Intellectual Property without the approval of the Licensor.

     6.3. Rights and Duties. All costs and expenses of any enforcement action, suit or proceeding hereunder ("Action") shall be borne by the Party commencing such Action (the "Commencing Party"). The Parties agree to cooperate with each other in any Action, in any way reasonably necessary, including being named as a party to such Action if so requested by the Commencing Party or required by law, and all reasonable out-of-pocket expenses incurred by the other party (the "Non-Commencing Party") in connection therewith shall be reimbursed by the Commencing Party. The Non-Commencing Party shall have the right to participate and be represented in any such Action by its own counsel at its own expense. The Non-Commencing Party shall have no claim of any kind against Commencing Party based on or arising out of the Commencing Party's handling of or decisions concerning any such Action, and the Non-Commencing

Party hereby irrevocably releases the Commencing Party from any such claim except to the extent the Commencing Party violates Section 6.2.

     6.4. Withdrawal of Enforcement. If either Party brings an Action under this
Section 6 and subsequently ceases to pursue or withdraws from such Action, it shall promptly notify the other Party and such Party may substitute itself for the withdrawing Party under the terms of this Section 6.

     6.5. Recoveries. All damages or other compensation of any kind recovered in such Action, or from any settlement or compromise brought under this Section 6 shall be for the benefit of the Commencing Party, or in the event of a participation of the other Party in the Action or of a withdrawal by a Party under Paragraph 6.4 hereof, shall be allocated first to each party for specific damages suffered by it and thereafter shall be apportioned between the Parties in an amount proportional to the amount paid by each Party with respect to its costs and expenses in bringing such Action.


                7. INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS

     7.1. Third Party Infringement. With respect to any charges by any third party of infringement or misappropriation by Licensor or Licensee, and/or any challenge by any third party of the ownership, validity, or enforceability of the Licensed Intellectual Property, including cross-claims or counterclaims in an action, suit or proceeding brought under Section 6, Licensor shall have the first right at its option to commence, defend, prosecute, and settle or otherwise compromise any dispute, action, suit, or proceeding involving or against any such third party concerning such alleged infringement or such challenge (the "Right to Defend"), and Licensee hereby agrees to be bound by the outcome of any such action, suit or proceeding or by any settlement or other compromise for any and all purposes, provided that no settlement shall impair any right of Licensee in the Licensee Field. All costs and expenses of such action, suit or proceeding shall be borne by Licensor. Licensee shall have the right to participate at its own cost in any defense at claims made against Licensor. Any damages or other compensation of any kind recovered in such action, suit, or proceeding or from any settlement or compromise shall be apportioned between the Parties as provided in Section 6.5. Licensee agrees to cooperate with Licensor in any such action, suit or proceeding, in any way reasonably necessary, and all reasonable out-of-pocket expenses incurred by Licensee in connection therewith shall be reimbursed by Licensor. Notwithstanding any provision herein to the contrary, neither party hereto shall be required to incur any expense of any type in connection with the defense of any Licensed Intellectual Property. Licensee shall have no claim of any kind against Licensor based on or arising out of Licensor's handling of or decisions concerning any such action, suit, proceeding, settlement, or compromise, and Licensee hereby irrevocably releases Licensor from any such claim, except to the extent Licensor breaches this
Section 7.1.

     7.2. Licensor Option. In the event that Licensor shall fail or refuse to exercise its Right to Defend within fifteen (15) calendar days of the receipt by Licensor of the written request of Licensee to do so, (i) Licensor's Right to Defend shall terminate, (ii) Licensee shall thereafter have the sole Right to Defend and Licensor agrees to cooperate in any such action, in any way reasonably necessary, including being named as party in any litigation, (iii) Licensor hereby agrees to be bound by the outcome of any proceeding where Licensee exercises such Right to Defend, except that no settlement by Licensee shall compromise the validity or enforceability of any Licensed Intellectual Property, and (iv) all costs, disbursements and expenses of such proceeding shall be borne by Licensee, and all recoveries shall be apportioned between the Parties as provided in Section 6.5.

     7.3. Settlement. Neither Party shall have the authority to settle any Action against the other Party without its consent, unless such settlement is exclusively for money damages which are paid by the Party effecting the settlement.

                                8. MISCELLANEOUS

     8.1. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by telecopier, or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses:

     (i)       If to Licensor:

               Unaxis-Management Ltd
               Hofwiesenstrasse 135
               P.O. Box 2409
               8021 Zurich
               Switzerland
               Attn.: Thomas Emch, General Counsel
               Facsimile: (+41) 1 360 96 94

               with a copy to:
               Shearman & Sterling
               Mainzer Landstrasse 16
               60325 Frankfurt am Main
               Germany
               Attn.: Dr. Thomas Konig
               Facsimile: (+49) 69-9711 1100


     (ii)      If to Licensee:

               Applied Films Corporation 9586 I-25 East Frontage
               Road Longmont, CO 80504 U.S.A.
               Attn.: Lawrence Firestone
               Facsimile: (+1) 303-774 3251
               with a copy to:

               Varnum, Riddering, Schmidt & Howlett LLP
               333 Bridge Street, N.W,
               P.O. Box 352
               Grand Rapids,
               Michigan 49501-0352
               Attn.: Daniel C. Molhoek
               Facsimile: (+1) 616-336 7000

     8.2. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     8.3. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

     8.4. Assignment. Neither Party may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other Party, provided that either Party may assign this Agreement to an Affiliate or to an entity that succeeds to all or substantially all of the assets to which this Agreement pertains, or in connection with a merger, consolidation, or reorganization, provided that any such assignees shall agree in writing to be bound by the terms and conditions of this Agreement. This Agreement shall bind and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. No assignment by the Parties permitted hereunder shall relieve the applicable Party of its obligations under this Agreement.

     8.5. Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any third party any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     8.6. Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, the Parties hereto.

     8.7. Governing Law. This Agreement shall be interpreted and governed in accordance with the laws of Germany.

     8.8. Settlement of Disputes. Any differences, questions or disputes arising out of or in connection with this Agreement shall be attempted to be settled by an amicable effort on the part of the Parties. Such effort shall be referred to the Chief Executive Officers of Unaxis and AFC if no agreement has been achieved within three weeks from the date the first request for an amicable settlement is raised by one of the Parties. The effort shall be considered to have failed, if within two weeks after reference to the Chief Executive Officers they have not resolved the matter amicably.

     8.9. If an attempt for a settlement has failed, the differences, questions or disputes arising out of or in connection with the Agreement, including those regarding the breach, termination or validity of the Agreement, shall be finally settled by arbitration in accordance with ICC rules with three arbitrators, the place of arbitration in Brussels, Belgium, and the language being English, without recourse to the ordinary courts of law. The appointing authority shall be the International Chamber of Commerce, Paris (ICC).

     8.10. Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     8.11. Waiver. The failure of either Party to enforce at any time for any period the provisions of or any rights deriving from this Agreement shall not be construed to be a waiver of such provisions or rights or the right of such Party thereafter to enforce such provisions, and no waiver shall be binding unless executed in writing by the Party making the waiver.

     8.12. Entire Agreement. This Agreement constitutes the entire agreement of the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the Parties with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be effected as of the date first written above by their respective duly authorized officers.

                                    LICENSOR


                                    By:   /s/ Dr. Joachim Manke
                                    Name:  Dr. Joachim Manke
                                    Title:


                                    LICENSEE


                                    By:   /s/ Martin Hunstein
                                    Name:  Martin Hunstein
                                    Title:

                                   SCHEDULE 1


                         Licensed Intellectual Property

                                   SCHEDULE 2


                                 Licensee Field



i.       Architectural glass coating and inline automotive glass coating

ii.      Web coating for capacitors and decorative and packaging applications

iii. Diffusion barrier for bottles or containers other than containers for IT applications

iv. Display coating systems used to coat the non-active portion of a display, including color filter and related layers, layers used in passive applications and counter electrode applications in the fields of PDP, FED, OLED and of other flat panel displays. Seller/Licensor may enter any area for the thin film transistor related layers one the active side of the substrate, layers for the emissive elements of a display or layers used to operate as switch or gate to control a light passing or emitting process plus non-active layers or displays based on APS (Advanced Plasma Source) technology.



         (It is understood that the business description attached as Annex A 1 to the Share Purchase and Exchange Agreement shall not be relevant for the Licensee Field.)

                                   SCHEDULE 3


                                 Licensor Field


i. Dry etch applications such as for Semiconductors, data Storage, Displays, Optics and ESEC applications

ii.    TFT Displays

iii.   Cluster Tools

vi.    Stationary Sputtering



::ODMA\PCDOCS\GRR\520880\1

                                                                     EXHIBIT 2.5

                  NEWCO INTELLECTUAL PROPERTY LICENSE AGREEMENT

     This INTELLECTUAL PROPERTY LICENSE AGREEMENT is made on the 29th day of December, 2000 by and between Leybold Coating GmbH & Co. KG, a German limited partnership, having its registered office in Alzenau, Germany (the "Licensor"), and Balzers Process Systems GmbH, a German limited liability company, having its registered office in Hanau, Germany (the "Licensee") (each a "Party", and collectively the "Parties").

     WHEREAS, pursuant to that certain Share Purchase and Exchange Agreement dated October 18, 2000 (the "Share Purchase and Exchange Agreement"), between, among others, Unaxis Holding AG ("Unaxis") and Applied Films Corporation ("AFC"), the parties thereto determined that it would be appropriate and desirable for Licensee to contribute, and for Licensor to receive and assume, directly or indirectly, substantially all of the assets and liabilities associated with Licensee's LAD Business and the shares, investments or similar interests currently held by Unaxis in the legal entities that conduct such business;


     WHEREAS, Licensor and Licensee are parties to a Contribution Agreement (Einbringungsvertrag) dated on the date hereof (the "Contribution Agreement"), pursuant to which Licensee agreed to contribute to Licensor its LAD Business (as defined therein), including certain intellectual property rights related to the LAD Business with effect as of December 31, 2000 (the "Effective Date").

     WHEREAS, Licensee shall, pursuant to Paragraph 2.1.2 of the Contribution Agreement, assign to Licensor certain intellectual property rights used in the LAD Business.

     WHEREAS, Leybold Coating GmbH & Co. KG desires to license such assigned intellectual property rights to Balzers Process Systems GmbH, subject to the terms and conditions of this Agreement.

     NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:


                                 1. DEFINITIONS

     As used herein, the following terms shall have the meanings set forth below:

     1.1 "Affiliate" shall have the meaning as defined inss.ss.15 et seq. of the German Stock Corporation Act.

     1.2 "Improvements" shall mean any findings, discoveries, inventions, additions, modifications, formulations, variations, enhancements, refinements, derivative works, developments or changes, whether or not patentable or copyrightable, made in connection with the Licensed Intellectual Property.

     1.3 "Intellectual Property Registrations" shall mean all patents and patent applications and all trademarks and trademark applications, included in the Licensed Intellectual Property.

     1.4   "Licensed   Intellectual   Property"   shall  mean  all  patents  and
applications for any of the foregoing listed in Schedule 1 hereto.

     1.5 "Licensor Field" shall mean the field of use defined in Schedule 2.

     1.6 "Licensee Field" shall mean the field of use as defined in Schedule 3

     1.7 "Outside Field" shall mean any field of use outside of, and not including, the Licensee Field and the Licensor Field.

     1.8 "Person" shall mean and include an individual, sole proprietorship, partnership, joint venture, corporation, limited liability company, trust, association, organization and government authority, or any other form of entity.

                               2. GRANT OF LICENSE

     2.1 License Grant. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee an irrevocable, royalty-free, non-transferable (except as provided hereunder) perpetual, worldwide, license under the Licensed Intellectual Property to make, have made, use, lease, sell and have sold products and to make Improvements in the Licensee Field and the Outside Field. For the avoidance of doubt, the license granted under this Paragraph 2.1 shall not be construed to be grant of any rights in the Licensor Field, whether by implication or otherwise during the first two (2) years after the Effective Date. The license granted under this Paragraph 2.1 shall be exclusive (even as to the Licensor) in the Licensee Field and shall be non-exclusive in the Outside Field, provided that 2 (two) years after the Effective Date, the non-exclusive portion of the license shall be expanded to include the Licensor Field and the Outside Field, and the exclusive portion of the license shall be non-exclusive, provided that Licensor may only grant a license to the Licensed Intellectual Property in the Licensee Field to Licensor's Affiliates, subcontractors and customers.

     2.2 Right to Sublicense. Licensee shall have the right to grant sublicenses of its rights under this Agreement to its Affiliates. All other sublicenses shall require the consent of Licensor, which, except with respect to sublicenses in the Licensor Field, shall not be unreasonably withheld. Sublicensees shall agree in writing to be bound by the terms and conditions of this Agreement.


                                  3. OWNERSHIP

     3.1  Ownership.   Licensee  acknowledges  that,  as  between  Licensee  and
Licensor, Licensor owns all right, title, and interest in and to the Licensed Intellectual Property.

     3.2 Execution of Documents. Consistent with the terms of this Agreement, each Party shall perform all lawful acts and execute such instruments as the other Party may reasonably request to confirm, evidence, maintain or protect such Party's rights to or under the Licensed Intellectual Property Rights. If either Party refuses or fails to perform such acts or execute such instruments, the other Party may do so as attorney-in-fact for such purpose.

     3.3 Improvements. All right, title, and interest in and to Improvements made by Licensor, whether or not patentable, shall be the sole and exclusive property of Licensor and no license to any such Improvements shall be granted hereunder. All right, title, and interest in and to Improvements made by Licensee, whether or not patentable, shall be the sole and exclusive property of Licensee.

     3.4 No Other License. Except as expressly provided in this Agreement, nothing herein shall be construed as granting Licensee any license or other rights under any intellectual property of Licensor.



                       4. REPRESENTATIONS AND WARRANTIES

     4.1 Mutual Representations. Each Party, as of the date hereof, represents and warrants to the other that such Party has the requisite legal and corporate power and authority to execute and deliver this Agreement and to carry out and perform all of its obligations hereunder.

     4.2 Representation of Licensor. Licensor represents and warrants that it owns the Licensed Intellectual Property and has the right to license it to the Licensee, provided that any claim for breach of this representation can only be made pursuant to and within the limitations of Article 6 of the Share Purchase Agreement.

     4.3 Restriction of Transfer of Licensed Intellectual Property Rights. Licensor further warrants that it will not transfer or encumber the Licensed Intellectual Property to any third party which is not an Affiliate of Licensor throughout the term of this Agreement, unless such third party is an Affiliate of Licensor or another legal entity succeeding to all or substantially all of the assets to which this Agreement pertains, provided that such third party agrees to be bound by the terms of this Agreement..

     4.4 Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND IN THE SHARE PURCHASE AND EXCHANGE AGREEMENT, NEITHER PARTY MAKES, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS OR IMPLIED, WITH REGARD TO THE LICENSED INTELLECTUAL PROPERTY, INCLUDING BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF THE LICENSED

INTELLECTUAL   PROPERTY,   THAT  THE  LICENSED   INTELLECTUAL  PROPERTY  CAN  BE
SUCCESSFULLY COMMERCIALIZED, OR THAT THE USE OF THE LICENSED INTELLECTUAL PROPERTY WILL NOT INFRINGE THE INTELLECTUAL PROPERTY OF ANY THIRD PARTY.

     4.5 Limitation of Liability. UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND REGARDLESS OF THE THEORY OF LIABILITY), ARISING FROM ANY PROVISION OF THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY REMEDY, EXCEPT THAT A CLAIM IS BASED UPON WILLFUL MISCONDUCT ("Vorsatz").

     4.6 Indemnification. Subject to the terms and conditions of this Agreement, each Party shall compensate the other Party in an amount equal to the damages suffered by it as a result of the breach of the representations and warranties under this Agreement.

                         5. PROSECUTION AND MAINTENANCE

     5.1 Licensor to Control. Except as specifically hereafter provided, Licensor shall prosecute and maintain all Intellectual Property Registrations in all countries requested by Licensee. At the request of the Licensor, the Licensee shall provide reasonable cooperation in connection with such prosecution or maintenance. Licensee shall make available to the Licensor or its respective authorized attorneys, agents or representatives such of its employees as the Licensor in its reasonable judgment deems necessary in order to assist with the prosecution or maintenance of the Intellectual Property Registrations. Licensee shall sign or use its best efforts to have signed at no charge to the Licensor all legal documents necessary in connection with such prosecution and maintenance.

     5.2 Updates on Developments. Licensor shall advise Licensee of any substantial action or development in the prosecution and maintenance of the Intellectual Property Registrations. Periodically, but at least annually in a calendar year, Licensor shall advise Licensee in writing of all upcoming deadlines in connection with the Intellectual Property Registrations. Unless Licensor notifies Licensee as provided below with respect to taking action in a particular Intellectual Property Registration, Licensor shall take the required action. If Licensor fails to take a required action in connection with a particular Intellectual Property Registration within due time, but in any event, at least within ninety
(90) business days before the non-extendable deadline for taking such action, it shall so notify Licensee within such time period, and Licensee shall have the right, but not the obligation, to take the required action which, unless Licensor has abandoned such Intellectual Property Right under Section 5.3, will be at the cost and expense Licensor.

     5.3 Licensor Abandonment. If Licensor intends to disclaim, dedicate or otherwise abandon any of the Licensed Intellectual Property in any country specified by Licensee, Licensor shall notify Licensee thereof in writing, and upon the written request of Licensee (to be made within thirty (30) days after receipt of Licensor's notification), Licensor shall assign such Licensed Intellectual Property in the specified countries to Licensee, provided that Licensee shall pay all transfer costs, and Licensor shall forfeit its rights under such intellectual property in such countries. In the event that the Licensee does not make such a written request within thirty (30) days, the Licensor shall be entitled to proceed at its sole discretion.


                 6. ENFORCEMENT OF INTELLECTUAL PROPERTY RIGHTS

     6.1 Infringement. In the event that either Party obtains knowledge of any infringement or misappropriation by a third party of any of the Licensed Intellectual Property, such Party shall notify the other Party promptly of such infringement and provide the other Party with any available evidence of such infringement or misappropriation.

     6.2 Enforcement. Licensor shall have the first right, but not the obligation, to commence, prosecute, and settle or otherwise compromise any dispute, action, suit, or proceeding involving or against any third party believed to have infringed or misappropriated any Licensed Intellectual Property except that Licensor cannot, in any settlement, impair any of Licensee's rights to the Licensed Intellectual Property in the Licensee Field without approval of the Licensee; provided, however, if Licensor elects not to commence or prosecute any action, suit, or proceeding involving or against any
third  party  believed  to  have  infringed  or  misappropriated   any  Licensed
Intellectual Property within sixty (60) days from the notice provided under Paragraph 6.1, then the Licensee may commence such action, suit or proceeding under its own discretion and control, except that Licensee cannot, in any settlement, impair any of Licensor's rights to the Licensed Intellectual Property without approval of the Licensor.

     6.3 Rights and Duties. All costs and expenses of any enforcement action, suit or proceeding hereunder ("Action") shall be borne by the Party commencing such Action (the "Commencing Party"). The Parties agree to cooperate with each other in any Action, in any way reasonably necessary, including being named as a party to such Action if so requested by the Commencing Party or required by law, and all reasonable out-of-pocket expenses incurred by the other party (the "Non-Commencing Party") in connection therewith shall be reimbursed by the Commencing Party. The Non-Commencing Party shall have the right to participate and be represented in any such Action by its own counsel at its own expense. The Non-Commencing Party shall have no claim of any kind against Commencing Party based on or arising out of the Commencing Party's handling of or decisions concerning any such Action, and the Non-Commencing Party hereby irrevocably releases the Commencing Party from any such claim except to the extent the Commencing Party violated Section 6.2.

     6.4 Withdrawal of Enforcement.  If either Party brings an Action under this
Section 6 and subsequently ceases to pursue or withdraws from such Action, it shall promptly notify the other Party and such Party may substitute itself for the withdrawing Party under the terms of this Section 6.

     6.5 Recoveries. All damages or other compensation of any kind recovered in such Action or from any settlement or compromise brought under this Section 6 shall be for the benefit of the Commencing Party, or in the event of a participation of the other Party in the Action or of a withdrawal by a Party under Paragraph 6.4 hereof, shall be allocated first to each party for specific damages suffered by it and thereafter shall be apportioned between the Parties in an amount proportional to the amount paid by each Party with respect to its costs and expenses in bringing such Action.

                 7. INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS

     7.1 Third Party Infringement. With respect to any charges by any third party of infringement or misappropriation by Licensor or Licensee, and/or any challenge by any third party of the ownership, validity, or enforceability of the Licensed Intellectual Property, including cross-claims or counterclaims in an action, suit or proceeding brought under Section 6, Licensor shall have the first right at its option to commence, defend, prosecute, and settle or otherwise compromise any dispute, action, suit, or proceeding involving or against any such third party concerning such alleged infringement or such challenge (the "Right to Defend"), and Licensee hereby agrees to be bound by the outcome of any such action, suit or proceeding or by any settlement or other compromise for any and all purposes, provided that no settlement shall impair any right of Licensee in the Licensee Field. All costs and expenses of such action, suit or proceeding shall be borne by Licensor. Licensee shall have the right to participate at its own cost in any defense at claims against Licensor. Any damages or other compensation of any kind recovered in such action, suit, or proceeding or from any settlement or compromise shall be apportioned between the Parties as provided in Section 6.5. Licensee agrees to cooperate with Licensor in any such action, suit or proceeding, in any way reasonably necessary, and all reasonable out-of-pocket expenses incurred by Licensee in connection therewith shall be reimbursed by Licensor. Notwithstanding any provision herein to the contrary, neither party hereto shall be required to incur any expense of any type in connection with the defense of any Licensed Intellectual Property. Licensee shall have no claim of any kind against Licensor based on or arising out of Licensor's handling of or decisions concerning any such action, suit, proceeding, settlement, or compromise, and Licensee hereby irrevocably releases Licensor from any such claim, except to the extent Licensor breaches this
Section 7.1.

     7.2 Licensor Option. In the event that Licensor shall fail or refuse to exercise its Right to Defend within fifteen (15) calendar days of the receipt by Licensor of the written request of Licensee to do so, (i) Licensor's Right to Defend shall terminate, (ii) Licensee shall thereafter have the sole Right to Defend and Licensor agrees to cooperate in any such action, in any way reasonably necessary, including being named as party in any litigation, (iii) Licensor hereby agrees to be bound by the outcome of any proceeding where Licensee exercises such Right to Defend, except that no settlement by Licensee shall compromise the validity and enforceability of any Licensed Intellectual Property, and (iv) all costs, disbursements and expenses of such proceeding shall be borne by Licensee, and all recoveries shall be apportioned between the parties as provided for in Section 6.5.

     7.3 Settlement. Neither Party shall have the authority to settle any Action against the other Party without its consent, unless such settlement is exclusively for money damages which are paid by the Party effecting the settlement.


                                8. MISCELLANEOUS

     8.1 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by telecopier, or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses:

     (i)       If to Licensor:
               Applied Films Corporation
               9586 I-25 East Frontage Road
               Longmont, CO 80504
               U.S.A.
               Attn.: Lawrence Firestone
               Facsimile: (+1) 303-774 3251


               with a copy to:

               Varnum, Riddering, Schmidt & Howlett LLP
               333 Bridge Street, N.W,
               P.O. Box 352
               Grand Rapids,
               Michigan 49501-0352
               Attn.: Daniel C. Molhoek
               Facsimile: (+1) 616-336 7000

    (ii)       If to Licensee:

               Unaxis-Management Ltd
               Hofwiesenstrasse 135
               P.O. Box 2409
               8021 Zurich
               Switzerland
               Attn.: Thomas Emch, General Counsel
               Facsimile: (+41) 1 360 96 94

               with a copy to:
               Shearman & Sterling
               Mainzer Landstrasse 16
               60325 Frankfurt am Main
               Germany
               Attn.: Dr. Thomas Konig
               Facsimile: (+49) 69-9711 1100

     8.2 Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     8.3 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

     8.4 Assignment. Neither Party may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other Party, provided that either Party may assign this Agreement to an Affiliate or to an entity that succeeds to all or substantially all of the assets to which this Agreement pertains, or in connection with a merger, consolidation, or reorganization, provided that any such assignees shall agree in writing to be bound by the terms and conditions of this Agreement. This Agreement shall bind and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. No assignment by the Parties permitted hereunder shall relieve the applicable Party of its obligations under this Agreement.

     8.5 Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any third party any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     8.6 Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, the Parties hereto.

     8.7 Governing Law. This Agreement shall be interpreted and governed in accordance with the laws of Germany.

     8.8 Settlement of Disputes. Any differences, questions or disputes arising out of or in connection with this Agreement shall be attempted to be settled by an amicable effort on the part of the Parties. Such effort shall be referred to the Chief Executive Officers of Unaxis and AFC if no agreement has been achieved within three weeks from the date the first request for an amicable settlement is raised by one of the Parties. The effort shall be considered to have failed, if within two weeks after reference to the Chief Executive Officers they have not resolved the matter amicably.

     If an attempt for a settlement has failed, the differences, questions or disputes arising out of or in connection with the Agreement, including those regarding the breach, termination or validity of the Agreement, shall be finally settled by arbitration in accordance with ICC rules with three arbitrators, the place of arbitration in Brussels, Belgium, and the language being English, without recourse to the ordinary courts of law. The appointing authority shall be the International Chamber of Commerce, Paris (ICC).

     8.9   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     8.10 Waiver. The failure of either Party to enforce at any time for any period the provisions of or any rights deriving from this Agreement shall not be construed to be a waiver of such provisions or rights or the right of such Party thereafter to enforce such provisions, and no waiver shall be binding unless executed in writing by the Party making the waiver.

     8.10 Entire Agreement. This Agreement constitutes the entire agreement of the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the Parties with respect to the subject matter hereof.


     IN WITNESS WHEREOF, the Parties have caused this Agreement to be effected as of the date first written above by their respective duly authorized officers.

                                    LICENSOR

                                    By:   /s/ Martin Hunstein
                                    Name:  Martin Hunstein
                                    Title:


                                    LICENSEE

                                    By:   /s/ Dr. Joachim Manke
                                    Name:  Dr. Joachim Manke
                                    Title:

                                   SCHEDULE 1


                         Licensed Intellectual Property

                                   SCHEDULE 2




                                 Licensor Field



i.       Architectural glass coating and inline automotive glass coating

ii.      Web coating for capacitors and decorative and packaging applications

iii. Diffusion barrier for bottles or containers other than containers for IT applications

iv. Display coating systems used to coat the non-active portion of a display, including color filter and related layers, layers used in passive applications and counter electrode applications in the fields of PDP, FED, OLED and of other flat panel displays. Seller/Licensor may enter any area for the thin film transistor related layers one the active side of the substrate, layers for the emissive elements of a display or layers used to operate as switch or gate to control a light passing or emitting process plus non-active layers or displays based on APS (Advanced Plasma Source) technology.




        (It is understood that the business description attached as Annex A 1 to the Share Purchase and Exchange Agreement shall not be relevant for the Licensor Field.)

                                   SCHEDULE 3


                                 Licensee Field

i. Dry etch applications such as for Semiconductors, data Storage, Displays, Optics and ESEC applications

ii.    TFT Displays

iii.   Cluster Tools

vi.    Stationary Sputtering


::ODMA\PCDOCS\GRR\520863\1

                                                                     EXHIBIT 2.6
                          REGISTRATION RIGHTS AGREEMENT


     This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of December 31, 2000 by and between APPLIED FILMS CORPORATION , a Colorado corporation (the "Company"), and BALZERS PROCESS SYSTEMS GmbH, a German limited liability company ("BPS").

                                 R E C I T A L S

     A. This Agreement has been entered into by the Company pursuant to that certain Share Purchase and Exchange Agreement dated October 18, 2000 among the Company, BPS and certain other parties thereto (the "Purchase Agreement"). In connection with the Purchase Agreement, the Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell to BPS Six Hundred Seventy-Three Thousand Three Hundred Fifty-Three (673,353) shares (the "Shares") of common stock of the Company (the "Common Stock"), subject to adjustment, as set forth therein.

     B. To induce BPS to execute and deliver the Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Securities Act"), and applicable state securities laws.

                               A G R E E M E N T S

     NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

          (a) The term "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (b) The term "Holder" means BPS and any transferees or permitted assignees who agree to become bound by the provisions of this Agreement in accordance with Article 7.10 hereof.

          (c) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and the declaration or ordering of effectiveness of such Registration Statement by the SEC.

          (d) The term "Registrable Securities" means the Shares and any shares of capital stock or other securities issued or issuable, from time to time (with any adjustments), on or in exchange for or otherwise with respect to the Shares or any other Registrable Securities.

          (e) The term "Registration Statement" means a registration statement of the Company under the Securities Act pursuant to the provisions of this Agreement.

          (f) The term "SEC" means the Securities and Exchange Commission.

          (g) The term "Selling Holder" shall mean a Holder selling Registrable Securities in accordance with the terms of this Agreement.

          (h) The term "Rule 144" means Rule 144 (including  Rule 144(k)) of the
     SEC  under  the  Securities  Act  or  any  similar  provision   promulgated
     thereunder.

     1.2 Capitalized Terms. Capitalized terms used herein and not otherwise defined in this Agreement shall have the respective meanings set forth in the Purchase Agreement.

                                   ARTICLE II

                                  REGISTRATION

     2.1 Piggyback Registrations. Holder shall have the following piggyback registration rights:

          (a) If at any time the Company proposes to file a Registration Statement under the Securities Act with respect to an offering by the
     Company for its own account or for the account of any of its securityholders of Common Stock other than a registration statement on Form S-4 or S-8 (or F-4 or F-8) (or any substitute form that may be adopted by the SEC) or any other publicly registered offering pursuant to the Securities Act pertaining to the issuance of shares of Common Stock or securities exercisable therefor under any benefit plan, employee compensation plan, or employee or director stock purchase plan or relating to equity securities issuable in connection with any asset or business acquisition, then the Company shall give written notice (the "Notice") of such proposed filing to the Holders of Registrable Securities as soon as practicable (but in no event fewer than twenty (20) days before the anticipated filing date) of its intention to effect such a registration, which notice shall specify the proposed offering price (if known or, if not known, an estimate thereof), the kind and number of securities proposed to be registered, the distribution arrangements and such other information that at the time would be appropriate to include in such notice. Subject to
     Section 2.1(b) hereof, the Company shall include in such registration all Registrable Securities held by Holder as such Holder may request in writing within ten (10) business days after receipt of such written notice from the Company (which request shall specify the Registrable Securities intended to be disposed of by such Selling Holder and the intended method of distribution thereof) (a "Piggyback Registration"). Except as may otherwise be provided in this Article II, Registrable Securities with respect to which such requests for registration have been received will be registered by the Company in a Piggyback Registration pursuant to this Article II on the same terms and subject to the same conditions as are applicable to any similar securities of the Company included therein.

          (b) Notwithstanding anything to the contrary contained in this Section
     2.1 the Company may determine not to proceed with the Registration Statement which is the subject of such notice, provided that it has determined, in its reasonable discretion, that a change in circumstances has occurred to the material detriment of the Company or the proposed offering of securities.

          (c) If in any Piggyback Registration, the managing underwriter or underwriters thereof (or in the case of a Piggyback Registration not being underwritten, an independent underwriter, of nationally recognized standing selected by the Company whose fees and expenses shall be borne by the Company), shall advise the Company in writing that in its or their reasonable opinion the number of Registrable Securities proposed to be sold in such Piggyback Registration plus the offering by the Company exceeds the number that can be sold in such offering without having a material adverse effect on the success of the offering of securities to be sold in such offering, including the price at which such securities can be sold the Company will be required to include in such Piggyback Registration only the maximum amount of securities which, in the opinion of such underwriter or underwriters, can be sold without having such a material adverse effect on such offering (it being understood that any reduction in Registrable Securities shall be made pro rata in proportion to the Registrable Securities held at the time of filing of the Registration Statement by Selling Holder and other securityholders of the Company, but no such reduction shall be made in relation to shares to be registered by the Company).

     2.2 Restrictions on Sale by Selling Holder. Each Selling Holder whose Registrable Securities are covered by a Registration Statement filed pursuant to
Section 2.1 (a "Piggyback Registration Statement") and are to be sold thereunder agrees, if and to the extent reasonably requested by the managing underwriter or underwriters in the public offering which is the subject of the Piggyback Registration Statement, not to effect any public sale or distribution of Registrable Securities or of securities of the Company of the same class as any securities included in such Piggyback Registration Statement, including a sale pursuant to Rule 144 (except as part of such underwritten offering), during the twenty (20) day period prior to, and the ninety (90) day period beginning on the closing date of each underwritten offering made pursuant to such Piggyback Registration Statement, to the extent timely notified in writing by the Company or such managing underwriter or underwriters.

                                   ARTICLE III

                           OBLIGATIONS OF THE COMPANY

     3.1 Obligations. With respect to any Piggyback Registration, the Company shall:

          (a) prepare and file with the SEC as soon as reasonably practicable a Registration Statement or Registration Statements relating to the applicable Registration on any appropriate form under the Securities Act which shall be available for use in connection with the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof. The Company's obligation under Section 3.1(a) is subject to the Company's determination, in its sole discretion to abandon or delay the offering for any reason.

          (b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep each Registration Statement effective for a period of not more than ninety (90) days after the date of its effectiveness, or such shorter period as will terminate when all Registrable Securities covered by such Registration Statement have been sold. The Company shall cause each prospectus required in connection therewith (a "Prospectus") to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act. Furthermore, the Company shall comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period, in accordance with the intended method or methods of distribution by the sellers thereof as set forth in the Registration Statement or supplement to the Prospectus;

          (c) promptly notify Selling Holder of:

               (i) the date on which the Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement has been filed, and, with respect to the Registration Statement or any post-effective amendment, the date on which the same has become effective;

               (ii) any written request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information;

               (iii) the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

               (iv) the receipt by the Company of any written request by any state securities authority for additional information or written notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

               (v) the happening of any event which makes any material statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue in any material respect or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading in the light of the circumstances under which they were made;

          (d) furnish to Selling Holder, at least one signed copy of the Registration Statement and any amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and, to the extent reasonable, all exhibits (including those incorporated by reference);

          (e) deliver to Selling Holder, upon request, a reasonable number of copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto; the Company consents to the use, in accordance with the Securities Act, of each Prospectus or any amendment or supplement thereto by Selling Holder, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto;

          (f) in connection with any Registration of Registrable Securities and if required by law, use its best efforts to register or qualify or cooperate with Selling Holder in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions the managing underwriter reasonably requests in writing and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to taxation in any such jurisdiction or to submit to the general service of process in any such jurisdiction;

          (g) cooperate with Selling Holder to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold free from any restrictive legends; and cause such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

          (h) upon the  occurrence  of any event  contemplated  by  subparagraph
     (ii), (iv) or (v) of paragraph (c) of this Section 3.1, prepare any required supplement or post effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (i) no later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities;

          (j) enter into such agreements (including, as applicable, an underwriting agreement) and take all such other actions in connection therewith which are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities, and, in such connection, whether or not an underwriting agreement is entered into and whether or not the Registration is an underwritten Registration: (i) obtain "cold comfort" letters and updates thereof from the Company's accountants addressed to the underwriters, or if not underwritten, to Selling Holder, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters received by underwriters in connection with primary underwritten offerings; and (ii) deliver such opinions, documents and certificates as may be reasonably requested by Selling Holder to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement as and to the extent required thereunder;

          (k) secure the inclusion to listing of such Registrable Securities on the NASDAQ National Market or any securities exchange on which the Common Stock is then listed;

          (l) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by each Registration Statement not later than the effective date thereof and the Company shall cause legal counsel selected by the Company to comply with any reasonable request of the transfer agent for the Registrable Securities as promptly as practicable; and

          (m) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, but not later than eighteen (18) months after the effective date of the Registration Statement, an earnings statement covering the period of at least twelve (12) months beginning with the first full month after the effective date of such registration statement, which earnings statements shall satisfy the provisions of
     Section 11(a) of the Securities Act.

     3.2  Limitations  to  Obligations.  Subject  to the next  sentence  of this
Section 3.2, the Company shall be entitled to postpone, for a reasonable period of time, the filing of, or suspend the effectiveness of, any Registration Statement or amendment thereto, or suspend the use of any Prospectus and shall not be required to amend or supplement the Registration Statement, any related Prospectus or any document incorporated therein by reference (other than an effective Registration Statement being used for an underwritten offering if the Company in its reasonable judgment believes it may possess material non-public information on the disclosure of which at that point in time in its reasonable judgment would have a material adverse effect on the Company or interfere with any material transaction then being pursued by the Company); provided; that (i) the duration of such postponement or suspension (a "Suspension Period") may not exceed more than sixty (60) consecutive days or more than sixty (60) days in the aggregate in any twelve-month period and (ii) the Company may not effect any suspension under this Section 3.2 more than three times in any twelve-month period. Such Suspension Period may be effected only if the Company's board of directors determines in its good faith that such suspension is in the best interest of the Company or its shareholders. If the Company shall so postpone the filing of a Registration Statement it shall, as promptly as possible, notify the Selling Holders as to such determination, and Selling Holders shall (i) have the right, in the case of a postponement of the filing or effectiveness of a Registration Statement, upon the affirmative vote of Selling Holders of not less than a majority of the Registrable Securities to be included in such Registration Statement, to withdraw the request for registration by giving written notice to the Company within ten (10) days after receipt of such notice or (ii) in the case of a suspension of the right to make sales, receive an extension of the registration period equal to the number of days of the suspension.

     3.3 Selling Holders' Obligations. The Company's obligations shall be subject to the obligations of the Selling Holders, which the Selling Holders acknowledge, to furnish to the Company in writing and/or orally as the Company may request in writing, such information regarding such Selling Holder and the proposed distribution of such Registrable Securities by such Selling Holder as the Company or any underwriter may from time to time reasonably require or is otherwise required by law and shall be subject to execution of the Registration Statement and amendments thereto by the Selling Holder.

     3.4 Underwritten Registrations. No Holder of Registrable Securities may participate in any underwritten registration pursuant to a Registration Statement filed under this Agreement unless such Holder (a) agrees to (i) sell such Holder's Registrable Securities on the basis provided in and in compliance with any underwriting arrangements approved by the Holders of not less than a majority of the Registrable Securities to be sold thereunder and (ii) comply with Rules 101, 102 and 104 of Regulation M under the Exchange Act and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

     3.5 Rule 144 Information. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, at all times after ninety (90) days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act.

          (b) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (c) furnish to each Holder of Registrable Securities forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any Registrable Securities without registration.

                       ARTICLE IV EXPENSES OF REGISTRATION

     All expenses incident to the Company's performance of or compliance with this Agreement ("Registration Expenses"), but excluding fees and expenses of any law firm(s) retained by the Selling Holder, will be borne by the Company. Registration Expenses shall include, without limitation, all registration and filing fees, the fees and expenses of the counsel and accountants for the Company, all other costs and expenses of the Company incident to the preparation, printing and filing under the Securities Act of the Registration Statement (and all amendments and supplements thereto), the costs and expenses incurred by the Company in connection with the qualification of the Registrable Securities under the state securities or "blue sky" laws of various jurisdictions (if any), and all other costs and expenses incurred by the Company in connection with any Registration hereunder. Notwithstanding the preceding sentence, Registration Expenses shall not include the costs and expenses of Selling Holder for underwriters' commissions and discounts, fees and expenses of any law firm(s) retained by the Selling Holder, brokerage fees and income taxes with respect to Registrable Securities to be transferred pursuant to the Registration, all of which shall be paid by Selling Holder.

                                    ARTICLE V

                        INDEMNIFICATION AND CONTRIBUTION

     In the event any Registrable Securities are included in a Registration Statement under this Agreement, the parties shall be entitled to indemnity and contribution in connection with Registrations, as follows:

          (a) the Company agrees to indemnify Selling Holder, its directors, officers, employees and its agents, each person who participates in the offering of such Registrable Securities, including underwriters (as defined in the Securities Act) and each person who (within the meaning of the Securities Act) controls Selling Holder or participating person and hold them harmless against, all losses, claims, damages, liabilities and expenses to which they may become subject under the Securities Act or otherwise, (which, subject to the limitations herein contained, shall include reasonable attorneys' fees) resulting from (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment or supplement thereto or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except insofar as the same are caused by any such untrue statement or alleged untrue statement or omission or alleged omission being based upon or contained in any information relating to Selling Holder furnished in writing to the Company by Selling Holder or its representatives expressly for use therein, or (ii) the Company's failure to perform its obligations under this Article V;

          (b) in connection with any Registration in which Selling Holder is participating, Selling Holder will furnish to the Company in writing such information with respect to Selling Holder as the Company reasonably requires for use in connection with any Registration Statement or Prospectus or any amendment or supplement thereto, and Selling Holder shall indemnify the Company, its directors and officers, each underwriter and each person who (within the meaning of the Securities Act) controls the Company or any such underwriter, and hold them harmless, against any losses, claims, damages, liabilities and expenses to which they may become subject under the Securities Act or otherwise (which, subject to the limitations herein contained, shall include reasonable attorneys' fees) resulting from (i) any untrue statement or alleged untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements in the Registration
     Statement or Prospectus or preliminary Prospectus or any amendment or supplement thereto, in light of the circumstances under which they were made, not misleading, to the extent (but only to the extent) that such untrue statement or omission is contained in any information relating to Selling Holder so furnished in writing by Selling Holder or its representative specifically for inclusion therein, or (iii) Selling Holder's failure to perform its obligations under this Article V; provided, however, that the liability of the Selling Holder hereunder shall be limited to the proportion of any such loss, claim, damage, liability and expense which is equal to the proportion that the net proceeds from the sale of the Registrable Securities sold by Selling Holder under such Registration Statement bears to the total net proceeds from the sale of all securities sold thereunder, but not in any event to exceed the net proceeds received by Selling Holder from the sale of Registrable Securities covered by such Registration Statement. The Company and Selling Holder shall be entitled to receive customary indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, with respect to information with respect to such persons so furnished in writing by such persons or their representatives specifically for inclusion in any Prospectus or Registration Statement;

          (c) any Person entitled to indemnification hereunder will:

               (i) give prompt written notice to the indemnifying party after the receipt by the indemnified party of a written notice of the commencement of any action, suit, proceeding or investigation or any threat thereof made in writing for which such indemnified party will claim rights of indemnification or contribution pursuant to this
          Article V; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under paragraphs (a) and (b) next above, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice; and

               (ii) unless in such indemnified party's reasonable judgment a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party to unconditionally (but subject to the exceptions herein contained) assume the defense of and settle such claim with counsel reasonably satisfactory to the indemnified party.

If the defense is so assumed by the indemnifying party, the indemnifying party shall lose its right to defend and settle the claim if it fails to proceed diligently and in good faith with the defense of the claim. If the defense of the claim is not so assumed by the indemnifying party, or if the indemnifying party shall lose its right to defend and settle the third party claim as provided in the previous sentence, the indemnified party shall have the right to defend and settle the claim provided that the indemnified party gives the indemnifying party not less than ten (10) days prior written notice of any proposed settlement. If the defense is assumed by the indemnifying party and is not lost as provided above, subject to the provisions of the following sentence, the indemnifying party shall have the right to defend and settle the claim. Notwithstanding the preceding sentence, in connection with any settlement negotiated by a party pursuant to this Article V(c) (a "Settling Party"), the Settling Party shall not (x) enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such other party and the Company of a release from all liability in respect of such claim or litigation, (y) enter into any settlement that attributes by its terms liability to the other party and the Company, or (z) consent to the entry of any judgment that does not include as a term thereof a full dismissal of the litigation or proceeding with prejudice. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel in any one jurisdiction for all parties indemnified by such indemnifying party with respect to such claim;

          (d) if for any reason the rights of indemnification provided for in paragraphs (a) and (b) of this Article V are unavailable to an indemnified party as contemplated by such paragraphs (a) and (b), then the indemnifying party in lieu of indemnification shall contribute to the amount paid or payable by the indemnified party (which, subject to the limitation provided in paragraph (c) next above, shall include legal fees and expenses paid) as a result of such loss, claim, damage, liability or expense (i) in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party as well as other equitable considerations, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations;

          (e) the Company and Selling Holder agree that it would not be just and equitable if contribution pursuant to paragraph (d) next above were determined by pro rata allocation or other method of allocation which does not take account of equitable considerations. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person not guilty of such misrepresentation; and

          (f) if indemnification is available under this Article V, the indemnifying parties shall indemnify each indemnified party to the full extent provided in paragraphs (a) and (b) hereof without regard to (x) the relative fault of, and the relative benefit received by, the indemnifying party or indemnified party or (y) any other equitable considerations.


                                   ARTICLE VI

                        AMENDMENT OF REGISTRATION RIGHTS

     Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the Company and BPS.


                            ARTICLE VII MISCELLANEOUS

     7.1 A person or entity is deemed to be a Holder (or a holder in interest) of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

     7.2 All notices and other communications given to or made upon any party hereto in connection with this Agreement shall, except as otherwise expressly herein provided, be in writing (including telexed or telecopied communication) and mailed, telexed, telecopied or delivered by hand or by reputable overnight courier service to the respective parties, as follows:

          If to the Company:       Applied Films Corporation
                                   9586 I-25 Frontage Road
                                   Longmont, CO 80504
                                   Attn:  Thomas T. Edman, President and CEO
                                   Telecopy:  (303) 678-8275

          With a copy to:          Varnum, Riddering, Schmidt & Howlett LLP
                                   333 Bridge Street, N.W.
                                   Grand Rapids, MI  49501 (49504 for overnight)
                                   Attn:  Daniel C. Molhoek, Esq.
                                   Telecopy: (616) 336-7000

          If to the Holder:        Balzers Process Systems
                                   Holwlesenstrasse 135
                                   P.O. Box 2309
                                   CH-8021
                                   Zurich
                                   Attn: Thomas Emch
                                   Telecopy: _________

          With a copy to:          Mainzer Landstrasse 16
                                   60325 Frankfurt am Main
                                   Federal Republic of Germany
                                   Attn:  Thomas Koenig
                                   Telecopy: (49 69) 9711 1100

or in accordance with any subsequent written direction from the recipient party to the sending party or, if to a Holder other than BPS, at such address as such Holder shall have provided in writing to the Company. All such notices and other communications shall, except as otherwise expressly herein provided, be effective upon delivery if delivered by hand; when deposited with a reputable courier service, delivery charges prepaid; when deposited in the mail, postage prepaid; or in the case of electronic mail, telex or telecopy, when sent with confirmation.

     7.3 Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

     7.4 THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE DEEMED TO BE CONTRACTS UNDER THE LAWS OF THE STATE OF COLORADO AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF COLORADO OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF COLORADO.

THE COMPANY HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF COLORADO AND AGREES THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE LITIGATED IN SUCH COURTS. THE COMPANY ACCEPTS THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY. THE COMPANY DESIGNATES AND APPOINTS THE CORPORATION SERVICE COMPANY, AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY THE COMPANY WHICH IRREVOCABLY AGREES IN WRITING PURSUANT TO AN APPOINTMENT OF AGENT AGREEMENT TO SO SERVE AS ITS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY THE COMPANY TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO THE COMPANY AT THE ADDRESS STATED IN SECTION 8.2; PROVIDED, HOWEVER, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY THE COMPANY REFUSES TO ACCEPT SERVICE, THE COMPANY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF BPS TO BRING PROCEEDINGS AGAINST THE COMPANY IN THE COURTS OF ANY OTHER JURISDICTION.

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER IN CONTRACT, TORT

OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF TRIAL BY JURY.

     7.5 This Agreement (including all schedules and exhibits thereto and all certificates and opinions required thereby) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

     7.6 This Agreement shall inure to the benefit of and be binding upon the successors and any permitted assigns of each of the parties hereto.

     7.7 The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     7.8 This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto, by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

     7.9 Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     7.10 The registration rights of Holder under this Agreement with respect to any Registrable Securities may be transferred; provided, however, that (i) the transferring Holder shall give the Company written notice at or prior to the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being transferred; (ii) such transferee shall agree in writing, in form and substance reasonably satisfactory to the Company, to be bound as Holder by the provisions of this Agreement; and (iii) immediately following such transfer the further disposition of such securities by such transferee is restricted under the Securities Act. Except as set forth in this Section 7.10, no transfer of Registrable Securities shall cause such Registrable Securities to lose such status.

     7.11 In the event Holder shall sell or otherwise transfer any of such Holder's Registrable Securities, each transferee shall be allocated a pro rata portion of the number of Registrable Securities included on a Registration Statement for such transferor.

     7.12 Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law in any jurisdiction, such provision shall be ineffective only to the extent such prohibition or invalidity, without invalidating any other provision of this Agreement.

     IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.



                                         BALZERS PROCESS SYSTEMS GmbH


                                         By:  /s/ Dr. Joachim Manke
                                         Name:    Dr. Joachim Manke
                                         Its:


                                         Applied Films Corporation


                                         By:  /s/ Lawrence D. Firestone
                                                  Lawrence D. Firestone
                                                  Its:  Chief Financial Officer


::ODMA\PCDOCS\GRR\520907\1

                                                                    EXHIBIT 99.1


Applied Films Corporation Completes Acquisition Of the Large Area Coatings Division of Unaxis Holding Ltd

LONGMONT,  Colo.,  Jan. 2  /PRNewswire/  -- Applied Films  Corporation  (Nasdaq:
AFCO), today announced the completion of its acquisition of the Large Area Coatings (LAC) Division of Unaxis Holding Ltd. on December 31, 2000.

Based in Alzenau, Germany, the LAC Division is a market leader in thin film deposition equipment in four distinct and independent markets including flat panel display, PET bottles, web coaters and architectural glass coaters. The transaction includes both cash and stock is expected to be accretive in Applied Films fiscal year ended June 2001. The purchase price for the LAC Division was $60 million in cash and 673,353 shares of Applied Films common stock, subject to certain post-closing adjustments.

Thomas Edman, Chief Executive Officer of Applied Films Corporation, stated, "The LAC acquisition strengthens our ability to address the entire flat panel display market with thin film coating solutions. It also brings us tremendous opportunities in web coater, barrier coating and glass coating equipment markets. We are particularly excited about the Bestpet(TM) barrier coating project between LAC, Coca-Cola and Krones. This project involves the sale of equipment for the coating of barrier layers on PET plastic bottles for use in soda, beer and other packaging applications to prolong shelf life. This improvement of barrier performance opens up markets for PET plastic packaging in hotter climates as a replacement for glass. The Bestpet(TM) application is one of many examples of the true technological strength which LAC brings to Applied Films."

"The acquisition underscores our commitment to growth in the equipment side of our business by adding over 110 technical people with advanced degrees, access to over 200 patents, critical mass in worldwide service and support and a large equipment backlog to Applied Films. We will now have approximately 550 employees worldwide, with 350 of those located in Germany." About Applied Films Corporation

Applied Films Corporation is a leading supplier of thin film coated glass and physical vapor deposition (PVD) equipment to the information technology industry, particularly the flat panel display (FPD) industry, roll coaters for use in the deposition of capacitor and barrier films and large glass coaters for the production of thin films used in the architectural and automotive industries. Flat panel displays are found in a wide variety of consumer and industrial products, including cellular telephones, calculators, pagers, video games, office products, and laptop computers. FPDs have also been identified as a potential replacement for the CRT in televisions and computer monitors. Founded in 1976, the Company currently has approximately 550 employees at its headquarters in Longmont, Colorado, and operations in Alzenau and Hanau Germany; Brussels, Belgium; Hong Kong and Shanghai, China; Seoul, Korea; Tokyo and Osaka, Japan; and Taipei, Taiwan. For more information, access Applied Films' web site at http://www.appliedfilms.com. Safe Harbor Statement

This press release contains forward-looking statements that involve substantial risks and uncertainties. Typically, these statements contain words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will" and "would" or similar words. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial position or state other "forward-looking" information. You are cautioned that forward-looking statements, including statements regarding intent, belief or current expectations of the Company or its management are not guaranties of future performance. Actual results may differ materially from such expectations. There may be events in the future that we are not able to predict or control. Such risks and uncertainties include the effect of changing worldwide economic conditions, including those in Asia, the effect of overall market conditions, product demand and market acceptance risks, risks associated with dependencies on suppliers, the impact of competitive products and pricing, technological and product development risks and other risk factors. As a result, the Company's operating results may fluctuate, especially when measured on a quarterly basis. For further information, refer to the Company's Securities and Exchange Commission filings, including the Company's Registration Statement on Form S-1, Form 10-K and Forms 10-Q.

For    more    information,     access    Applied    Films'    web    site    at
http://www.appliedfilms.com

/CONTACT:  Thomas  Edman,  President,   Chief  Executive  Officer,  or  Lawrence
Firestone, Chief Financial Officer of Applied Films Corporation, 303-774-3246/